EXECUTION COPY

INDENTURE

by and between

GARRISON FUNDING 2010-1 LLC
Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

Dated as of November 5, 2010

i

(continued)

(continued)

(continued)

		Page

Section 10.11	Section 3(c)(7) Procedures	154

ARTICLE XI	APPLICATION OF MONIES	157

Section 11.1	Disbursements of Monies from Payment Account	157

ARTICLE XII	SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS	163

Section 12.1	Sales of Collateral Obligations	163
Section 12.2	Purchase of Additional Collateral Obligations	166
Section 12.3	Conditions Applicable to All Sale and Purchase Transactions	169

ARTICLE XIII	NOTEHOLDERS’ RELATIONS	170

Section 13.1	Subordination	170
Section 13.2	Standard of Conduct	170

ARTICLE XIV	MISCELLANEOUS	171

Section 14.1	Form of Documents Delivered to Trustee	171
Section 14.2	Acts of Holders	172
Section 14.3	Notices, etc., to Trustee, the Issuer, the Collateral Manager, Deutsche Bank Securities, the Collateral Administrator, the Paying Agent and each Rating Agency	172
Section 14.4	Notices to Holders; Waiver	174
Section 14.5	Effect of Headings and Table of Contents	175
Section 14.6	Successors and Assigns	175
Section 14.7	Severability	175
Section 14.8	Benefits of Indenture	175
Section 14.9	Legal Holidays	175
Section 14.10	Governing Law	175
Section 14.11	Submission to Jurisdiction	176
Section 14.12	WAIVER OF JURY TRIAL	176
Section 14.13	Counterparts	176
Section 14.14	Acts of Issuer	176
Section 14.15	Confidential Information	177
Section 14.16	Communications with Rating Agencies	178

ARTICLE XV	ASSIGNMENT OF CERTAIN AGREEMENTS	178

Section 15.1	Assignment of Collateral Management Agreement	178

Schedules and Exhibits

Schedule 1	List of Collateral Obligations
Schedule 2	Moody’s Industry Classification Group List
Schedule 3	S&P Industry Classifications
Schedule 4	Diversity Score Classification
Schedule 5	Moody’s Rating Definitions
Schedule 6	S&P Recovery Rate Tables
Schedule 7	Approved Index List
Schedule 8	Form of Portfolio Acquisition and Sale Requirements Certification

Exhibit A	Forms of Notes
A-1-1	Form of Global Class A-1 Note
A-1-2	Form of Global Class A-2 Note
A-2	Form of Global Class B Note
A-3	Form of Global Class C Note
A-4	Form of Certificated Subordinated Note
A-5-1	Form of Certificated Class A-1 Note
A-5-2	Form of Certificated Class A-2 Note
A-6	Form of Certificated Class B Note
A-7	Form of Certificated Class C Note

Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Certificated Secured Note to Regulation S Global Secured Note
B-2	Form of Transferor Certificate for Transfer of Regulation S Global Secured Note or Certificated Secured Note to Rule 144A Global Secured Note
B-3	Form of Purchaser Representation Letter for Certificated Secured Notes
B-4	Form of Purchaser Representation Letter for Certificated Subordinated Notes
B-5	Form of Subordinated Note ERISA Certificate
B-6	Form of Transferee Certificate of Rule 144A Global Secured Note
B-7	Form of Transferee Certificate of Regulation S Global Secured Note
Exhibit C	Calculation of LIBOR
Exhibit D	Form of Note Owner Certificate
Exhibit E	Form of Direction of Reinvesting Holder
Exhibit F	Form of Asset Quality Matrix Notice
Exhibit G	Form of Weighted Average S&P Recovery Rate Notice

v

INDENTURE, dated as of November 5, 2010, between Garrison Funding 2010-1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) and Deutsche Bank Trust Company Americas, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Trustee, the Collateral Manager and the Collateral Administrator (collectively, the “Secured Parties”), a security interest in all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, (a) the Collateral Obligations (listed, as of the Closing Date, in Schedule 1 to this Indenture) which the Issuer causes to be Delivered to the Trustee (directly or through an intermediary or bailee) herewith and all payments thereon or with respect thereto, and all Collateral Obligations which are Delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts, and any Eligible Investments purchased with funds on deposit in any of the Accounts, and all income from the investment of funds therein, (c) the Issuer’s rights under the Collateral Management Agreement as set forth in Article XV hereof and the Collateral Administration Agreement, (d) all Cash or Money Delivered to the Trustee (or its bailee) from any source for the benefit of the Secured Parties or the Issuer, (e) any Equity Securities received by the Issuer, (f) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC), (g) any other property otherwise Delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations or Eligible Investments) and (h) all proceeds with respect to the foregoing (the assets referred to in (a) through (h) are collectively referred to as the “Assets”).

The above Grant is made to secure the Secured Notes and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Notes are secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Note and any other Secured Note by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Notes in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Securities Account Control Agreement and the Collateral Administration Agreement and (iv) compliance with the provisions of this Indenture, all as provided in this Indenture. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments”, as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation.” All references in this Indenture to designated “Articles”, “Sections”, “subsections” and other subdivisions are to the designated articles, sections, subsections and other subdivisions of this Indenture. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision.

“Accountants’ Certificate”: A certificate of the firm or firms appointed by the Issuer pursuant to Section 10.8(a).

“Accounts”: (i) the Payment Account, (ii) the Collection Account, (iii) the Revolver Funding Account, (iv) the Reinvestment Amount Account, (v) the Expense Reserve Account and (vi) the Custodial Account.

“Accredited Investor”: The meaning set forth in Rule 501(a) under the Securities Act.

“Act” and “Act of Holders”: The meanings specified in Section 14.2.

“Adjusted Collateral Principal Amount”: As of any date of determination, (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Discount Obligations and Deferring Obligations and Long Dated Obligations), plus (b) without duplication, the amounts on deposit in the Collection Account (including Eligible Investments therein) representing Principal Proceeds, plus (c) the lesser of the (i) S&P Collateral Value of all Defaulted Obligations and Deferring Obligations and (ii) Moody’s Collateral Value of all Defaulted Obligations and Deferring Obligations; provided that the Adjusted Collateral Principal Amount will be zero for any Defaulted Obligation which the Issuer has owned for more than three years after its default date, plus (d) the aggregate, for each Discount Obligation, of the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the Principal Balance thereof, for such Discount Obligation, minus (e) the Excess CCC/Caa Adjustment Amount minus (f) the Excess Amended and Extended Obligation Amount; plus (g) the lesser of the (i) S&P Recovery Amount of all Long Dated Obligations and (ii) Moody’s Recovery Amount of all Long Dated Obligations; provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Deferring Obligation, Discount Obligation, Long Dated Obligation, or any asset that falls into the Excess CCC/Caa Adjustment Amount or the Excess Amended and Extended Obligation Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

“Adjusted Weighted Average Moody’s Rating Factor”: As of any date of determination, a number equal to the Weighted Average Moody’s Rating Factor of all of the Collateral Obligations determined in the following manner: for purposes of determining a Moody’s Default Probability Rating, Moody’s Rating or Moody’s Derived Rating in connection with determining the Weighted Average Moody’s Rating Factor for purposes of this definition, the paragraph immediately preceding the last paragraph of the definition of “Moody’s Rating” and the last paragraph of the definition of each of “Moody’s Default Probability Rating” and “Moody’s Derived Rating” shall be disregarded, and instead each applicable rating on credit watch by Moody’s that is on (a) positive watch will be treated as having been upgraded by one rating subcategory, (b) negative watch will be treated as having been downgraded by two rating subcategories and (c) negative outlook will be treated as having been downgraded by one rating subcategory.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.035% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount on the related Determination Date and (b) U.S.$250,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A) and 11.1(a)(ii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the two Payment Dates preceding such Payment Date and (3) in respect of the second Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Date preceding such Payment Date.

“Administrative Expenses”: The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer: first, to the Trustee pursuant to Section 6.7 and the other provisions of this Indenture, second, to the Collateral Administrator pursuant to the Collateral Administration Agreement, third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent accountants, agents (other than the Collateral Manager) and counsel of the Issuer for fees and expenses; (ii) the Rating Agencies for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Notes or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including fees for its accountants, agents and counsel) incurred in connection with the purchase or sale of any Collateral Obligations, any other expenses incurred in connection with the Collateral Obligations and amounts payable pursuant to the Collateral Management Agreement but excluding the Collateral Management Fee; (iv) the Independent Manager of the Issuer for fees and expenses; (v) the Independent Review Party (as defined in the Collateral Management Agreement) for fees and expenses; and (vi) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Notes, including but not limited to, any amounts due in respect of the listing of the Notes on any stock exchange or trading system and fourth, on a pro rata basis, indemnities payable to any Person (other than the Trustee and the Collateral Administrator) pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(c) and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Notes) shall not constitute Administrative Expenses.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) of this sentence. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Coupon”: As of any date of determination, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (including, for any Deferrable Obligation, only the required current cash pay interest required by the Underlying Instruments thereon) (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the Principal Balance of such Collateral Obligation.

“Aggregate Excess Funded Spread”: As of any date of determination, the amount obtained by multiplying: (a) the amount equal to LIBOR applicable to the Secured Notes during the Interest Accrual Period in which such date occurs; by (b) the amount (not less than zero) equal to (i) the Aggregate Principal Balance of the Collateral Obligations (excluding, for any Deferrable Obligation, any interest that has been deferred and capitalized thereon) as of such date minus (ii) the Initial Par Amount plus (iii) the aggregate amount of Principal Proceeds received from the issuance of additional Subordinated Notes pursuant to Section 2.13 and 3.2 and not yet invested in additional Collateral Obligations.

“Aggregate Funded Spread”: As of any date of determination, the sum of: (a) in the case of each Floating Rate Obligation (including, for any Deferrable Obligation, only the required current cash pay interest required by the Underlying Instruments thereon and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over a London interbank offered rate based index, (i) the stated interest rate spread on such Collateral Obligation above such index multiplied by (ii) the Principal Balance of such Collateral Obligation and (b) in the case of each Floating Rate Obligation (including, for any Deferrable Obligation, only the required current cash pay interest required by the Underlying Instruments thereon and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over an index other than a London interbank offered rate based index, (i) the excess of the sum of such spread and such index over LIBOR as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of each such Collateral Obligation.

“Aggregate Outstanding Amount”: With respect to any of the Notes as of any date, (i) the aggregate unpaid principal amount of the Secured Notes Outstanding (including any Deferred Interest previously added to the principal amount of any Class of Secured Notes that remains unpaid except to the extent otherwise provided herein) or (ii) the actual face amount of the Subordinated Notes, in each case on such date.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Unfunded Spread”: As of any date of determination, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“Amended and Extended Obligation”: Any Collateral Obligation (other than a Long Dated Obligation) included in the Assets as to which any one or more of the following events occurs or otherwise becomes binding on the Issuer (both measured relative to such Collateral Obligation as of the date it was first included in the Assets): (a) the prescribed amortization schedule for such Collateral Obligation is modified in a manner that increases the Average Life of such Collateral Obligation by more than 25%; or (b) the stated maturity date of such Collateral Obligation is extended by more than 24 months; provided that, with respect to any Collateral Obligation which satisfies the definitions of both “Restructured Obligation” and “Amended and Extended Obligation,” such Collateral Obligation shall be treated as a Restructured Obligation.

“Amended and Extended Obligation Excess”: As of any date of determination, the amount equal to the excess of the Principal Balance of all Amended and Extended Obligations that, if removed, would cause the Issuer to be in compliance with the Weighted Average Life Test as of such date; provided that, in determining which of the Amended and Extended Obligations shall be included in the Amended and Extended Obligation Excess, the Amended and Extended Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Collateral Obligations as of such date) shall be deemed to constitute such Amended and Extended Obligation Excess.

“Applicable Advance Rate”: For each Collateral Obligation and for the applicable number of Business Days between the certification date for a sale or participation required by Section 9.4 and the expected date of such sale or participation, the percentage specified below:

				6-15
	Same Day	1-2 Days	3-5 Days	Days

Senior Secured Loans with a
Market Value of:
90% or more	100%	93%	92%	88%

below 90%	100%	80%	73%	60%

Other Collateral Obligations	100%	89%	85%	75%
with a Moody’s Rating of at
least “B3” and a Market
Value of 90% or more
All other Collateral	100%	75%	65%	45%
Obligations

“Applicable Laws”: The meaning specified in Section 6.3(r).

“Approved Index List”: The nationally recognized indices specified in Schedule 7 hereto as amended from time to time by the Collateral Manager with prior notice of any amendment to Moody’s and satisfaction of the S&P Rating Condition in respect of such amendment and delivery of a copy of any such amended Approved Index List to the Collateral Administrator.

“Approved Valuation Firm”: Any of (i) Duff & Phelps Corp., (ii) Axiom Valuation Solutions and (iii) Empire Valuation Consultants, LLC.

“Asset Quality Matrix”: The following chart used to determine which of the “row/column combinations” are applicable for purposes of determining compliance with the Moody’s Diversity Test, the Maximum Moody’s Weighted Average Rating Factor Test and the Minimum Weighted Average Spread Test, as set forth in Section 7.18(a):

Minimum
Weighted		Minimum Diversity Score
Average Spread	30	35	40	45	50
3.50%	2522	2678	2815	2917	3005
3.75%	2575	2741	2878	2983	3069
4.00%	2629	2795	2942	3047	3122
4.25%	2688	2854	2995	3098	3161
4.50%	2746	2927	3050	3132	3186
4.75%	2800	2978	3069	3147	3210
5.00%	2859	3005	3083	3166	3235
5.25%	2912	3015	3108	3191	3259
5.50%	2951	3049	3137	3215	3279
		Weighted Average Moody’s Rating Factor

“Asset-backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Assets”: The meaning assigned in the Granting Clause hereof.

“Assignment and Sale Agreement”: The agreement dated as of November 5, 2010 by and between Garrison Funding 2008-1 Ltd., an exempted company incorporated with limited liability in the Cayman Islands, as assignor and the Issuer, as assignee, as amended from time to time.

“Assumed Reinvestment Rate”: LIBOR (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.20% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Authorized Officer”: With respect to the Issuer, any Officer or any other Person who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer. With respect to the Collateral Manager, any Officer, employee, member, partner, officer or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator (if not the same party as the Bank), any Officer, employee, partner or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question. With respect to the Bank (in all of its capacities) or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. With respect to any Authenticating Agent, any Officer or any Trust Officer of such Authenticating Agent who is authorized to authenticate the Notes. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Funds”: With respect to any Payment Date, the amount of any positive balance (of Cash and Eligible Investments) in the Collection Account as of the Determination Date relating to such Payment Date and, with respect to any other date, such amount as of that date.

“Average Life”: As of any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: Deutsche Bank Trust Company Americas, in its individual capacity and not as Trustee, or any successor thereto.

“Bankruptcy Law”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Base Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to (a) for so long as Garrison Investment Group LP (or any Affiliate thereof) is the Collateral Manager, 0.00% or (b) at any other time, 0.25%, each per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Base Collateral Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived by the Collateral Manager pursuant to Section 8(b) of the Collateral Management Agreement no later than the Determination Date immediately prior to such Payment Date.

“Beneficial Owner”: With respect to any Note (including any Global Secured Note), the owner of the beneficial interest in such Note who has delivered written notice or certification thereof to the Trustee, the Issuer and the Collateral Manager in accordance with this Indenture.

“Benefit Plan Investor”: Any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or a plan’s investment in such entity.

“Blocker Subsidiary”: An entity treated as a corporation for U.S. federal income tax purposes, 100% of the equity interests in which are owned directly or indirectly by the Issuer.

“Board Resolution”: A resolution or written consent of the managers of the Issuer.

“Bond”: A U.S. dollar-denominated debt security (other than a Loan) that is issued by a corporation, limited liability company, partnership or trust.

“Bridge Loan”: Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Buy -Back Price”: With respect to any Class of Notes being repurchased pursuant to Section 9.7, a purchase price less than or equal to the Aggregate Outstanding Amount (plus accrued and unpaid interest) of such repurchased Notes.

“Caa Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with a Moody’s Default Probability Rating of “Caa1” or lower.

“Calculation Agent”: The meaning specified in Section 7.16.

“Cash”: Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with an S&P Rating of “CCC+” or lower.

“CCC/Caa Collateral Obligations”: The CCC Collateral Obligations and the Caa Collateral Obligations.

“CCC/Caa Excess”: As of any date of determination, the amount equal to the excess of the Principal Balance of all CCC/Caa Collateral Obligations over an amount equal to 7.5% of the Collateral Principal Amount as of such date; provided that, in determining which of the CCC/Caa Collateral Obligations shall be included in the CCC/Caa Excess, the CCC/Caa Collateral Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Collateral Obligations as of such date) shall be deemed to constitute such CCC/Caa Excess; provided, further, that any Collateral Obligation which is both a CCC Collateral Obligation and a Caa Collateral Obligation shall be counted only once for purposes of calculating the CCC/Caa Excess.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Notes”: The meaning specified in Section 2.2(b)(iii).

“Certificated Secured Note”: The meaning specified in Section 2.2(b)(ii).

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Certificated Subordinated Note”: The meaning specified in Section 2.2(b)(iii).

“Class”: In the case of (i) the Secured Notes, all of the Secured Notes having the same Interest Rate, Stated Maturity and class designation and (ii) the Subordinated Notes, all of the Subordinated Notes.

“Class A Coverage Tests”: The Par Value Test and the Interest Coverage Test, each as applied with respect to the Class A Notes.

“Class A Notes”: Collectively, the Class A-1 Notes and the Class A-2 Notes.

“Class A -1 Notes”: The Class A-1 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A -2 Notes”: The Class A-2 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B Coverage Tests”: The Par Value Test and the Interest Coverage Test, each as applied with respect to the Class B Notes.

“Class B Notes”: The Class B Senior Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Break-even Default Rate”: With respect to any Class or Classes of Secured Notes, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the applicable S&P CDO Monitor chosen by the Collateral Manager in accordance with the definition of “S&P CDO Monitor” that is applicable to the portfolio of Collateral Obligations, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class or Classes of Notes in full. After the Closing Date, S&P will provide the Collateral Manager with the Class Break-even Default Rates for each S&P CDO Monitor based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor as selected by the Collateral Manager from Section 2 of Schedule 6 or any other Weighted Average Floating Spread and Weighted Average S&P Recovery Rate selected by the Collateral Manager from time to time.

“Class C Coverage Tests”: The Par Value Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

“Class C Notes”: The Class C Senior Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Default Differential”: With respect to any Class of Secured Notes, at any time, the rate calculated by subtracting the Class Scenario Default Rate at such time for such Class of Notes from the Class Break-even Default Rate for such Class of Notes at such time.

“Class Scenario Default Rate”: With respect to any Class of Secured Notes, at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s Initial Rating of such Class of Notes, determined by application by the Collateral Manager of the S&P CDO Monitor at such time.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: November 5, 2010.

“Closing Date Participation Interest”: An undivided 100% participation interest granted by one or more funds that are managed by the Collateral Manager to the Issuer in and to any Collateral Obligation, pursuant to which the Issuer holds a Participation Interest as of the Closing Date; provided that, for the avoidance of doubt, upon the conversion of such Closing Date Participation Interest into a full assignment of the related Loan, such Collateral Obligation shall no longer be treated as a Closing Date Participation Interest for any purpose under the Transaction Documents.

“Code”: The United States Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date relating to the administration of the Assets among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time.

“Collateral Administrator”: Deutsche Bank Trust Company Americas, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations and Deferring Obligations, but including Interest Proceeds actually received from Defaulted Obligations and Deferring Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

“Collateral Management Fee”: The Base Collateral Management Fee and Subordinated Collateral Management Fee.

“Collateral Manager”: Garrison Investment Group LP, a Delaware limited partnership, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Standard”: The standard of care applicable to the Collateral Manager set forth in the Collateral Management Agreement.

“Collateral Obligation”: A Senior Secured Loan, a Second Lien Loan or a Senior Unsecured Loan (including, but not limited to, interests in bank loans acquired by way of a purchase or assignment) or Participation Interest therein (provided that Closing Date Participation Interests are expected to be converted into full assignments of the related Loans within 60 days following the Closing Date) pledged by the Issuer to the Trustee that as of the date of acquisition by the Issuer:

(i)	is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(ii)	is not a Defaulted Obligation or a Credit Risk Obligation;

(iii)	is not a lease;

(iv)
if it is a Deferrable Obligation, it (a) is a Permitted Deferrable Obligation and (b) is not deferring or capitalizing the payment of interest, paying interest "in kind" or otherwise has an interest "in kind" balance outstanding at the time of purchase;

(v)
provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vi)	does not constitute Margin Stock;

(vii)
the Issuer will receive payments due under the terms of such asset and proceeds from disposing of such asset free and clear of withholding tax, other than withholding tax as to which the Obligor or issuer must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax;

(viii)	has a Moody’s Rating and an S&P Rating;

(ix)	is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(x)
except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer;

(xi)	does not have an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P;

(xii)	is not a Zero Coupon Bond, a Bond, a Bridge Loan, a Step-Up Obligation, a Step-Down Obligation or a Structured Finance Obligation;

(xiii)	will not require the Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act;

(xiv)
is not an Equity Security or by its terms convertible into or exchangeable for an Equity Security at the option of the issuer thereof or any other Person other than the Issuer except for an Equity Security of a Blocker Subsidiary;

(xv)
is not the subject of an Offer of exchange, or tender by its issuer, for Cash, securities or any other type of consideration other than (A) a Permitted Offer or (B)  an exchange offer in which a security that is not registered under the Securities Act is exchanged for a security that has substantially identical terms (except for transfer restrictions) but is registered under the Securities Act or a security that would otherwise qualify for purchase under the Investment Criteria described herein;

(xvi)	does not have an S&P Rating that is below “CCC-” or a Moody’s Default Probability Rating that is below “Caa3”;

(xvii)	does not mature after the Stated Maturity of the Notes;

(xviii)
other than the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or LIBOR or (b) a similar interbank offered rate, commercial deposit rate or any other index in respect of which the S&P Rating Condition is satisfied;

(xix)	is Registered;

(xx)	is not a Synthetic Security;

(xxi)	is not a Cov-Lite Loan;

(xxii)	does not pay interest less frequently than semi-annually;

(xxiii)	does not include or support a letter of credit;

(xxiv)	is not an interest in a grantor trust;

(xxv)	is purchased at a price at least equal to 50.0% of its Principal Balance;

(xxvi)	is issued by an Obligor Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Jurisdiction;

(xxvii)	if it is a Participation Interest (other than a Closing Date Participation Interest), the Moody’s Counterparty Criteria is satisfied with respect to the acquisition thereof;

(xxviii)
the acquisition (including the manner of acquisition), ownership, enforcement and disposition of such obligation or security will not cause the Issuer to be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes or otherwise to be subject to tax on a net income basis in any jurisdiction outside its jurisdiction of incorporation;provided that the Issuer shall be deemed to have complied with this clause (xxviii) to the extent the Issuer or the Collateral Manager on behalf of the Issuer has complied with the investment guidelines set forth in Annex A to the Collateral Management Agreement;

(xxix)	is an “eligible asset” as defined in Rule 3a-7; and

(xxx)	does not constitute a “United States real property interest” for U.S. federal income tax purposes.

For the avoidance of doubt, Collateral Obligations may include Current Pay Obligations. In addition, an obligation that is exchanged for, or results from an amendment, modification or waiver of the terms of, a Collateral Obligation pursuant to an Offer (i) shall be deemed (as of the date of such exchange, amendment, modification or waiver) to be a Collateral Obligation delivered as of such date (except as such date may be deemed to be earlier in accordance with the definitions of “Amended and Extended Obligation,” “Specified Amendment” and “Restructured Obligation”) and shall be deemed to satisfy the definition of “Collateral Obligation” for all purposes under the Transaction Documents so long as such Collateral Obligation is (x) U.S. Dollar denominated and (y) a Senior Secured Loan, a Second Lien Loan or a Senior Unsecured Loan or Participation Interest therein (provided that, for the avoidance of doubt, to the extent such obligation is a Defaulted Obligation, a Current Pay Obligation or a Deferring Obligation, such obligation shall be treated as a Defaulted Obligation, a Current Pay Obligation or a Deferring Obligation, as applicable, for all purposes under the Transaction Documents) and (ii) may include the acquisition by the Issuer of Equity Securities only in connection with a Distressed Exchange. Obligations received pursuant to such an Offer that are not (x) U.S. Dollar denominated and (y) a Senior Secured Loan, a Second Lien Loan or a Senior Unsecured Loan or Participation Interest therein are referred to as “Other Exchange Assets.”

“Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (but excluding (i) Defaulted Obligations except as otherwise expressly set forth herein and (ii) any undrawn commitments of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation that have not been irrevocably reduced or withdrawn) and (b) without duplication, the amounts on deposit in any Account (including Eligible Investments therein) representing Principal Proceeds; provided that for purposes of calculating the Concentration Limitations and the Event of Default set forth in Section 5.1(g), in each case Defaulted Obligations shall be included in Collateral Principal Amount with a Principal Balance equal to the Defaulted Obligation Balance thereof.

“Collateral Quality Test”: A test satisfied on any date of determination on and after the Closing Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below or, if a test is not satisfied on such date, the degree of compliance with such test is maintained or improved after giving effect to the investment, calculated in each case as required by Section 1.3 herein:

(i)	the Minimum Weighted Average Spread Test;

(ii)	the Minimum Weighted Average Coupon Test;

(iii)	the Maximum Moody’s Weighted Average Rating Factor Test;

(iv)	the Moody’s Diversity Test;

(v)	the S&P CDO Monitor Test;

(vi)	the Minimum Weighted Average Moody’s Recovery Rate Test;

(vii)	the Minimum Weighted Average S&P Recovery Rate Test; and

(viii)	the Weighted Average Life Test.

“Collection Account”: The trust account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the seventh Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Notes, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption or Tax Redemption in whole of the Notes, on the Redemption Date and (c) in any other case, at the close of business on the seventh Business Day prior to such Payment Date.

“Concentration Limitations”: Limitations satisfied on any date of determination on or after the Closing Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase after the Closing Date, if not in compliance, the relevant requirements (excluding clause (xi)) must be maintained or improved after giving effect to the purchase), calculated in each case as required by Section 1.3 herein:

(i)           not less than 95.0% of the Collateral Principal Amount may consist of Senior Secured Loans and Eligible Investments;

(ii)          not more than 5.0% of the Collateral Principal Amount may consist of Second Lien Loans or Senior Unsecured Loans;

(iii)         not more than 3.0% of the Collateral Principal Amount may consist of obligations issued by a single Obligor and its Affiliates;

(iv)         not more than 7.5% of the Collateral Principal Amount may consist of Caa Collateral Obligations;

(v)         not more than 7.5% of the Collateral Principal Amount may consist of CCC Collateral Obligations;

(vi)         not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(vii)        not more than 3.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(viii)       not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(ix)         not more than 5.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(x)           not more than 5.0% of the Collateral Principal Amount may consist of Participation Interests (other than Closing Date Participation Interests);

(xi)         the Third Party Credit Exposure may not exceed 5.0% of the Collateral Principal Amount and the Third Party Credit Exposure Limits may not be exceeded;

(xii)        not more than 10.0% of the Collateral Principal Amount may have an S&P Rating derived from a Moody’s Rating as set forth in clause (iii)(a) of the definition of the term “S&P Rating”;

(xiii)       not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations with a Moody’s Rating derived from an S&P Rating as provided in clauses (e)(i)(A) or (B) of the definition of the term “Moody’s Derived Rating”;

(xiv)       (a) all of the Collateral Obligations must be issued by Non-Emerging Market Obligors; and (b) no more than the percentage listed below of the Collateral Principal Amount may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries

5.0%	all countries (in the aggregate) other than the
United States;

5.0%	Canada;

2.5%	all countries (in the aggregate) other than the
United States, Canada and the United Kingdom;

2.5%	any individual Group I Country;

2.0%	all Group II Countries in the aggregate;

2.0%	any individual Group II Country;

1.5%	all Group III Countries in the aggregate;

1.5%	all Tax Jurisdictions in the aggregate; and

1.0%	any individual country other than the United States,
the United Kingdom, Canada, the Netherlands, any
Group II Country or any Group III Country.

(xv)        not more than 9.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification, except that (x) the largest S&P Industry Classification may represent up to 12.0% of the Collateral Principal Amount; and (y) the second-largest S&P Industry Classification may represent up to 10.0%of the Collateral Principal Amount;

(xvi)       not more than 9.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single Moody’s Industry Classification, except that (x) the largest Moody’s Industry Classification may represent up to 12.0% of the Collateral Principal Amount; and (y) the second-largest Moody’s Industry Classification may represent up to 10.0% of the Collateral Principal Amount;

(xvii)      not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest less frequently than quarterly;

(xviii)     not more than 5.0% of the Collateral Principal Amount may consist of Deferrable Obligations; and

(xix)        not more than 15.0% of the Collateral Principal Amount may consist of Closing Date Participation Interests.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Controlling Class”: The Class A Notes (voting as a single Class) so long as any Class A Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; and then the Subordinated Notes.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. “Control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

“Corporate Trust Office”: The principal corporate trust office of the Trustee at which this Indenture is administered, currently located at (a) for Note transfer purposes and presentment of the Notes for final payment thereon, DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida, 32256, Attention: Securities Payment Unit and (b) for all other purposes, Deutsche Bank Trust Company Americas, 1761 East St. Andrew Place, Santa Ana, California, 92705, Attention: Structured Credit Services – Garrison Funding 2010 -1 LLC, Facsimile No. (714) 656-2568; or in each case, such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Trustee.

“Cov-Lite Loan”: A Collateral Obligation the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments).

“Coverage Tests”: The Par Value Test and the Interest Coverage Test, each as applied to each specified Class of Secured Notes.

“Credit Improved Criteria”: The criteria that will be met if with respect to any Collateral Obligation, the change in price of such Collateral Obligation during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either is more positive, or less negative, as the case may be, than the percentage change in the average price of any index specified on the Approved Index List plus (1) 0.25% or more in the case of a Collateral Obligation with a spread (prior to such increase) less than or equal to 4.00% or (2) 0.50% or more in the case of a Collateral Obligation with a spread (prior to such increase) greater than 4.00%, each over the same period.

“Credit Improved Obligation”: Any Collateral Obligation which, in the Collateral Manager’s reasonable commercial judgment, has significantly improved in credit quality after it was acquired by the Issuer; provided that during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Improved Obligation only if (i) it has been upgraded by any Rating Agency at least one rating sub-category or has been placed and remains on a credit watch with positive implication by Moody’s or S&P since it was acquired by the Issuer, (ii) the Credit Improved Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Improved Obligation.

“Credit Risk Criteria”: The criteria that will be met if with respect to any Collateral Obligation, the change in price of such Collateral Obligation during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either is more negative, or less positive, as the case may be, than the percentage change in the average price of any index specified on the Approved Index List less (1) 0.25% or more in the case of a Collateral Obligation with a spread (prior to such decrease) less than or equal to 4.00% or (2) 0.50% or more in the case of a Collateral Obligation with a spread (prior to such decrease) greater than 4.00%, each over the same period.

“Credit Risk Obligation”: Any Collateral Obligation that, in the Collateral Manager’s reasonable commercial judgment, has a significant risk of declining in credit quality or price; provided that, during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Risk Obligation for purposes of sales of Collateral Obligations only if, (i) such Collateral Obligation has been downgraded by any Rating Agency at least one rating sub-category or has been placed and remains on a credit watch with negative implication by Moody’s or S&P since it was acquired by the Issuer, (ii) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Risk Obligation.

“Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that the issuer or Obligor of such Collateral Obligation (a) will continue to make scheduled payments of interest thereon and will pay the principal thereof by maturity or as otherwise contractually due, (b) if the issuer or Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest and principal payments due thereunder have been paid in cash when due, (c) the Collateral Obligation has a Market Value of at least 80% of its par value and (d) if the Secured Notes are then rated by Moody’s (A) has a Moody’s Rating of at least “Caa1” and a Market Value of at least 80% of its par value or (B) has a Moody’s Rating of at least “Caa2” and its Market Value is at least 85% of its par value (Market Value being determined, solely for the purposes of clauses (c) and (d), without taking into consideration clause (iii) of the definition of the term “Market Value”).

“Current Portfolio”: At any time, the portfolio of Collateral Obligations, Cash and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.3 to the extent applicable), then held by the Issuer.

“Custodial Account”: The custodial account established pursuant to Section 10.3(b).

“Custodian”: The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Obligation”: Any Collateral Obligation included in the Assets as to which:

(a)
a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Trustee in writing, is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b)
a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Trustee in writing, is not due to credit-related causes) of three Business Days or five calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable obligor or issuer or secured by the same collateral);

(c)
the obligor, issuer or others have instituted proceedings to have the obligor or issuer adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such obligor or issuer has filed for protection under Chapter 11 of the United States Bankruptcy Code;

(d)
such Collateral Obligation has an S&P Rating of “CC” or lower or had such rating before such rating was withdrawn or the obligor or issuer on such Collateral Obligation has a “probability of default” rating assigned by Moody’s of “D” or “LD”;

(e)
such Collateral Obligation is pari passu in right of payment as to the payment of principal and/or interest to another debt obligation of the same obligor or issuer which has an S&P Rating of “CC” or lower or had such rating before such rating was withdrawn or the obligor or issuer on such Collateral Obligation has a “probability of default” rating assigned by Moody’s of “D” or “LD”; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable obligor or issuer or secured by the same collateral;

(f)
a default with respect to which the Collateral Manager has received notice or has knowledge that a default has occurred under the Underlying Instrument and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instrument;

(g)	the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation”;

(h)
such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest;

(i)
such Collateral Obligation is a Participation Interest in a Loan that would, if such Loan were a Collateral Obligation, constitute a “Defaulted Obligation” or with respect to which the Selling Institution has an S&P Rating of “CC” or lower or had such rating before such rating was withdrawn; or

(j)	such Collateral Obligation is a Restructured Obligation;

provided that (x) a Collateral Obligation shall not constitute a Defaulted Obligation if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a Current Pay Obligation (provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 3.0% of the Collateral Principal Amount will be treated as Defaulted Obligations) and (y) a Collateral Obligation shall not constitute a Defaulted Obligation if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has an S&P Rating of “CC” or lower).

“Defaulted Obligation Balance”: For any Defaulted Obligation, the lesser of the (i) S&P Collateral Value of such Defaulted Obligation and (ii) Moody’s Collateral Value of such Defaulted Obligation; provided that the Defaulted Obligation Balance will be zero if the Issuer has owned such Defaulted Obligation for more than three years after its default date.

“Deferrable Obligation”: A Collateral Obligation (including any Permitted Deferrable Obligation) that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.

“Deferred Interest”: With respect to the Class B Notes and/or the Class C Notes, the meaning specified in Section 2.7(a).

“Deferring Obligation”: A Deferrable Obligation that is deferring the payment of cash interest due thereon and has been so deferring the payment of cash interest due thereon (i) with respect to Collateral Obligations that have a Moody’s Rating of at least “Baa3”, for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have a Moody’s Rating of “Ba1” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash.

“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instrument relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i)	in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a)
causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)	in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)	in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)
in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v)	in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a)
causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquiring the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account,

(b)
causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account, and

(c)
causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)	in the case of Cash or Money,

(a)	causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian,

(b)
if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii)
in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument), causing the filing of a Financing Statement in the office of the Secretary of State of the State of Delaware.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Determination Date”: The last day of each Collection Period.

“Deutsche Bank Securities”: Deutsche Bank Securities Inc.

“Deutsche Bank Companies”: Deutsche Bank Securities and its Affiliates.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the U.S. Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the U.S. Bankruptcy Code and fully secured by senior liens.

“Discount Obligation”: Any Collateral Obligation forming part of the Assets which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 85.0% of its Principal Balance, if such Collateral Obligation has a Moody’s Rating lower than “B3”, or (b) 80.0% of its Principal Balance, if such Collateral Obligation has a Moody’s Rating of “B3”or higher; provided that

(x) such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% on each such day;

(y) any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase but was sold by the Issuer at a price less than (i) 85% of the Principal Balance of such sold Collateral Obligation, if such sold Collateral Obligation has a Moody’s Rating lower than “B3” or (ii) 80.0% of the Principal Balance of such sold Collateral Obligation, if such sold Collateral Obligation has a Moody’s Rating of “B3”or higher, in each case so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within five Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 50% and (D) maintains or improves each of the requirements of the Collateral Quality Test except that at least one of the requirements of the Collateral Quality Test is improved after giving effect to the purchase, (E) is of a better credit quality than the sold Collateral Obligation, in the commercially reasonable judgment of the Collateral Manager, and at the time of its acquisition has a rating no lower than the rating of the sold Collateral Obligation and (F) has a Moody’s Default Probability Rating equal to or greater than the Moody’s Default Probability Rating of the sold Collateral Obligation, will not be considered to be a Discount Obligation; and

(z) clause (y) above in this proviso shall not apply to any such Collateral Obligation at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would result in (A) more than 5.0% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (y) has been applied (or more than 2.5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (y) has been applied if the purchase price of the Collateral Obligation is less than 75% of the Principal Balance thereof) or (B) the Aggregate Principal Balance of all Collateral Obligations to which such clause (y) has been applied since the Closing Date being more than 10.0% of the Initial Par Amount.

“Distressed Exchange”: An Offer undertaken in connection with (a) the conversion of a Defaulted Obligation or (B) an exchange initiated by the Obligor to avoid bankruptcy.

“Distribution Amount”: The meaning specified in Section 11.1(e).

“Distribution Compliance Period”: As set forth on Exhibit B-3, the 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Secured Notes are first offered to Persons other than the Initial Purchaser and any other distributor (as such term is defined in Regulation S) of the Secured Notes and (b) the Closing Date.

“Distribution Report”: The meaning specified in Section 10.6(b).

“Diversity Score”: A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 4 hereto.

“Dollar”, “USD” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any issuer of, or Obligor with respect to, a Collateral Obligation:

(a)	except as provided in clause (b) below, its country of organization; or

(b)
if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such issuer or Obligor).

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.

“Eligible Investment Required Ratings”: (a) If such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or better (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is “Aaa” (not on credit watch for possible downgrade) and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) “A-1” or better (or, in the absence of a short-term credit rating, “A+” or better) from S&P.

“Eligible Investments”: Either Cash or any Dollar investment that, at the time it is Delivered (directly or through an intermediary or bailee), (x) matures not later than the earlier of (A) the date that is 60 days after the date of Delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of Delivery thereof, and (y) is one or more of the following obligations or securities:

(i)
direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America whose obligations are expressly backed by the full faith and credit of the United States of America;

(ii)
demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including Deutsche Bank Trust Company Americas) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within one hundred and eighty-three (183) days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)
unleveraged repurchase obligations (if treated as debt by the Issuer and the counterparty) with respect to (a) any security described in clause (i) above or (b) any other Registered security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with an entity (acting as principal) with, or whose parent company has (in addition to a guarantee agreement with such entity, which guarantee agreement complies with S&P’s then-current criteria with respect to guarantees), the Eligible Investment Required Ratings;

(iv)
Registered debt securities bearing interest or sold at a discount issued by a corporation formed under the laws of the United States of America or any State thereof that satisfies the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment;

(v)
commercial paper or other short-term obligations (other than Asset-backed Commercial Paper) with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than one-hundred eighty-three (183) days from their date of issuance;

(vi)
a Reinvestment Agreement issued by any bank (if treated as a deposit by such bank), or a Reinvestment Agreement issued by any insurance company or other corporation or entity, in each case with the Eligible Investment Required Ratings; provided that (a) the Global Rating Agency Condition has been satisfied with respect to such investment or (b) such Reinvestment Agreement may be unwound at the option of the Issuer without penalty; and

(vii)
money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively; provided that should such credit ratings by Moody’s be discontinued, replaced or otherwise modified due to a change in Moody’s criteria, the ratings then assignable by Moody’s to the highest quality money-market funds shall be applicable to eligible investments in money market funds;

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (vii) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Collateral Manager’s judgment, such obligation or security is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation, (i) the acquisition (including the manner of acquisition), ownership, enforcement and disposition of such obligations or securities will cause the Issuer to be engaged in a trade or business within the United States for U.S. federal income tax purposes or be subject to tax in any jurisdiction outside of the Issuer’s jurisdiction of incorporation or (j) such obligation or security is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee provides services and receives compensation.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iii).

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Security”: Any security that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity, any other security that is not eligible for purchase by the Issuer as a Collateral Obligation and any security which the Issuer had initially purchased as part of a unit with a Collateral Obligation and that has been detached from the Collateral Obligation and that is itself not eligible for purchase by the Issuer; it being understood that Equity Securities may not be purchased by the Issuer but may be received by the Issuer in exchange for a Collateral Obligation or a portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the issuer thereof.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Euroclear”: Euroclear Bank S.A./N.V.

“Event of Default”: The meaning specified in Section 5.1.

“Excel Default Model Input File”: A Microsoft Excel file that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Manager shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: CUSIP number (if any), name of Obligor, coupon, spread (if applicable), legal final maturity date, average life, principal balance, identification as a Cov-Lite Loan or otherwise, settlement date, S&P Industry Classification and S&P Recovery Rate.

“Excess Amended and Extended Obligation Amount”: As of any date of determination, an amount equal to the product of (i) the Aggregate Principal Balance of all Collateral Obligations included in the Amended and Extended Obligation Excess; multiplied by (ii) the difference of (A) one minus (B) the number, expressed as a percentage, obtained by (x) summing the Market Values of all Amended and Extended Obligations, (y) dividing such sum by the Aggregate Principal Balance of all Amended and Extended Obligations and (z) rounding up to the nearest tenth of a percentage.

“Excess CCC/Caa Adjustment Amount”: As of any date of determination, an amount equal to the product of (i) the Aggregate Principal Balance of all Collateral Obligations included in the CCC/Caa Excess, multiplied by (ii) the difference of (A) one minus (B) the number, expressed as a percentage, obtained by (x) summing the Market Values of all CCC/Caa Collateral Obligations, (y) dividing such sum by the Aggregate Principal Balance of all CCC/Caa Collateral Obligations and (z) rounding up to the nearest tenth of a percentage.

“Excess Weighted Average Coupon”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained by dividing the Aggregate Principal Balance of all Fixed Rate Obligations by the Aggregate Principal Balance of all Floating Rate Obligations.

“Excess Weighted Average Floating Spread”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained by dividing the Aggregate Principal Balance of all Floating Rate Obligations by the Aggregate Principal Balance of all Fixed Rate Obligations.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Expense Reserve Account”: The trust account established pursuant to Section 10.3(c).

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: As of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the Aggregate Principal Balance of all Defaulted Obligations and (c) the aggregate amount of all Principal Financed Accrued Interest.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: The meaning specified in Section 9-102(a)(39) of the UCC.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Secured Note”: Any Regulation S Global Secured Note or Rule 144A Global Secured Note.

“Global Rating Agency Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, satisfaction of both the Moody’s Rating Condition and the S&P Rating Condition.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country”: The Netherlands, Australia, New Zealand and the United Kingdom (or such other countries as may be notified by Moody’s to the Collateral Manager from time to time).

“Group II Country”: Germany, Ireland, Sweden and Switzerland (or such other countries as may be notified by Moody’s to the Collateral Manager from time to time).

“Group III Country”: Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg, Norway and Spain (or such other countries as may be notified by Moody’s to the Collateral Manager from time to time).

“Holder” or “holder”: With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note; provided that, with respect to the delivery of notices, reports and other communications required to be delivered thereto under any Transaction Document, the “Holder” or “holder” shall be the registered owners of the related Class of Notes and each Beneficial Owner thereof.

“Incurrence Covenant”: A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person’s affiliates.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

“Independent Manager”: A natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer or direct or indirect legal or beneficial owner (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an independent manager of the Issuer or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer, consultant, creditor, contractor or supplier (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an independent manager of the Issuer); (iii) affiliated with a tax-exempt entity that receives significant contributions from the member of the Issuer or any of its Affiliates; or (iv) any member of the immediate family of a person described in (i), (ii) or (iii) (other than with respect to clauses (i), (ii) or (iii) relating to his or her service as (y) an Independent Manager of the Issuer or (z) an independent manager of any Affiliate of the Issuer which is a bankruptcy remote limited purpose entity), and (B) has, (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Index Maturity”: With respect to any Class of Secured Notes, the period indicated with respect to such Class in Section 2.3.

“Information”: S&P’s “Credit Estimate Information Requirements” dated August 2008 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Initial Par Amount”: US$300,267,556.

“Initial Purchaser”: Deutsche Bank Securities, in its capacity as initial purchaser of the Secured Notes under the Purchase Agreement.

“Initial Rating”: With respect to the Secured Notes, the rating or ratings, if any, indicated in Section 2.3.

“Institutional Accredited Investor”: An institutional Accredited Investor within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date, the period from and including the Closing Date to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Secured Notes is paid or made available for payment.

“Interest Collection Subaccount”: The meaning specified in Section 10.2(a).

“Interest Coverage Ratio”: For any designated Class or Classes of Secured Notes, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) in Section 11.1(a)(i); and

C = Interest due and payable on the Secured Notes of such Class or Classes and each Class of Secured Notes that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Class B Notes and/or Class C Notes) on such Payment Date.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of Secured Notes as of any date of determination on which such test is applicable if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Secured Notes is no longer outstanding.

“Interest Determination Date”: The second London Banking Day preceding the first day of each Interest Accrual Period.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)
all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest (other than Warehouse Principal Financed Accrued Interest);

(ii)	all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)
all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) the reduction of the par of the related Collateral Obligation, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator;

(iv)	commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations; and

(v)
any amounts deposited in the Collection Account from the Expense Reserve Account that are designated as Interest Proceeds in the sole discretion of the Collateral Manager pursuant to this Indenture in respect of the related Determination Date;

provided that (x) any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the Principal Balance of such Collateral Obligation at the time it became a Defaulted Obligation (y) any amounts received in respect of any Equity Security that was received in a Distressed Exchange and is held by a Blocker Subsidiary will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the Principal Balance of the Collateral Obligation, at the time it became a Defaulted Obligation, for which such Equity Security was received in exchange and (z) any amounts received in respect of any other asset held by a Blocker Subsidiary will constitute Principal Proceeds (and not Interest Proceeds); provided, further, that capitalized interest shall not constitute Interest Proceeds.

“Interest Rate”: With respect to each Class of Secured Notes, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period equal to LIBOR for such Interest Accrual Period plus the spread specified in Section 2.3.

“Investment Advisers Act”: The Investment Advisers Act of 1940, as amended from time to time.

“Investment Company Act”: The Investment Company Act of 1940, as amended from time to time.

“Investment Criteria”: The criteria specified in Section 12.2.

“Irish Paying Agent”: The meaning specified in Section 7.2.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order”: A written order or request (which may be a standing order or request) dated and signed in the name of the Issuer or by an Authorized Officer of the Issuer or by the Collateral Manager by an Authorized Officer thereof, on behalf of the Issuer.

“Junior Class”: With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

“Last Out Senior Secured Loan”: Any assignment of or Participation Interest in a Loan that: (a) may, by its terms, become subordinate in right of payment to any other obligation of the obligor of the Loan; (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan; (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral and (d) is not secured solely or primarily by common stock or other equity interests.

“LIBOR”: The meaning set forth in Exhibit C hereto.

“Lien”: Any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Listed Notes”: The Notes specified as such in Section 2.3.

“London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Long Dated Obligation”: Any Collateral Obligation included in the Assets as permitted hereunder the stated maturity date of which is (or becomes) scheduled to occur after the Stated Maturity; provided that, with respect to any Collateral Obligation which satisfies the definitions of both “Restructured Obligation” and “Long Dated Obligation,” such Collateral Obligation shall be treated as a Restructured Obligation.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action.

“Majority”: With respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes, as applicable.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the principal amount thereof and the price, as of such date of determination, determined in the following manner:

(i)
the bid price determined by Loan Pricing Corporation or LoanX Mark-It Partners, or any other nationally recognized loan pricing service selected by the Collateral Manager with notice to Moody’s and which selection is approved by S&P in writing; or

(ii)	if a price described in clause (i) is not available,

(A)	the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent from each other and the Issuer and the Collateral Manager;

(B)	if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C)	if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, such bid; or

(iii)
if a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (i) or (ii), the value determined as the bid side market value of such Collateral Obligation as reasonably determined by the Collateral Manager consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Trustee, which value has been confirmed by an Approved Valuation Firm within fifteen (15) Business Days thereof; provided that if such Collateral Obligation has a public rating from Moody’s or S&P, the Market Value of such Collateral Obligation for a period of 30 days after such date of determination shall be the lower of:

(A)	the bid side market value thereof as reasonably determined by the Collateral Manager consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Trustee; and

(B)
the higher of (x) 70% multiplied by the Principal Balance of such Collateral Obligation and (y) the lower of the applicable Moody’s Recovery Rate or the applicable S&P Recovery Rate multiplied by the Principal Balance of such Collateral Obligation;

and, following such 30 day period, the Market Value of such Collateral Obligation shall be zero; or

(iv)
if the Market Value of an asset is not determined in accordance with clauses (i), (ii)or (iii)above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clauses (i), (ii) or (iii) above; provided that to the extent the Collateral Manager is not a registered investment adviser under the Investment Advisers Act, then the Collateral Manager’s determination of any bid side market value pursuant to clause (iii) hereof shall not be higher than the bid side market value contemporaneously determined by the Collateral Manager for such asset in relation to any other account or portfolio for which the Collateral Manager serves as investment adviser.

“Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maximum Moody’s Weighted Average Rating Factor Test”: A test that will be satisfied on any date of determination if the Adjusted Weighted Average Moody’s Rating Factor of the Collateral Obligations is less than or equal to the number set forth in the Asset Quality Matrix at the intersection of the applicable “row/column combination” chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.18(a).

“Measurement Date”: (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated and (iv) with six Business Days prior written notice, any Business Day requested by either Rating Agency.

“Membership Interests”: As defined in Section 2.5(c)(ii).

“Merging Entity”: As defined in Section 7.10.

“Minimum Floating Spread”: The number set forth in the column entitled “Minimum Weighted Average Spread” in the Asset Quality Matrix based upon the applicable “row/column combination” chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.18(a).

“Minimum Weighted Average Coupon”: (i) if any of the Collateral Obligations are Fixed Rate Obligations, 8.00% and (ii) otherwise, 0%.

“Minimum Weighted Average Coupon Test”: A test that is satisfied on any date of determination if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.

“Minimum Weighted Average Moody’s Recovery Rate Test”: The test that will be satisfied on any date of determination if the Weighted Average Moody’s Recovery Rate equals or exceeds 45.0%.

“Minimum Weighted Average S&P Recovery Rate Test”: The test that will be satisfied on any date of determination if the Weighted Average S&P Recovery Rate for each Class of Secured Notes outstanding equals or exceeds the Weighted Average S&P Recovery Rate for such Class selected by the Collateral Manager in connection with the S&P CDO Monitor Test.

“Minimum Weighted Average Spread Test”: The test that is satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

 “Monthly Report”: The meaning specified in Section 10.6(a).

“Monthly Report Determination Date”: The meaning specified in Section 10.6(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Collateral Value”: On any date of determination, with respect to any Defaulted Obligation or Deferring Obligation, the lesser of (i) the Moody’s Recovery Amount of such Defaulted Obligation or Deferring Obligation as of such date and (ii) the Market Value of such Defaulted Obligation or Deferring Obligation as of such date.

“Moody’s Counterparty Criteria”: With respect to any Participation Interest (other than a Closing Date Participation Interest) proposed to be acquired by the Issuer, criteria that will be met if immediately after giving effect to such acquisition, (x) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with Selling Institutions that have the same or a lower Moody’s credit rating does not exceed the “Aggregate Percentage Limit” set forth below for such Moody’s credit rating and (y) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with any single Selling Institution that has the Moody’s credit rating set forth below or a lower credit rating does not exceed the “Individual Percentage Limit” set forth below for such Moody’s credit rating:

Moody’s credit rating of
Selling Institution (at or	Aggregate Percentage	Individual Percentage
below)	Limit	Limit

Aaa	5.00%	5.00%
Aa1	5.00%	5.00%
Aa2	5.00%	5.00%
Aa3	5.00%	5.00%
A1	5.00%	2.00%
A2	5.00%	2.00%
A3 or below	0%	0%

“Moody’s Default Probability Rating”: With respect to any Collateral Obligation as of any date of determination, the rating determined pursuant to Schedule 5 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“Moody’s Derived Rating”: With respect to any Collateral Obligation whose Moody’s Rating or Moody’s Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, the rating determined for such Collateral Obligation as set forth in Schedule 5 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“Moody’s Diversity Test”: A test that will be satisfied on any date of determination if the Diversity Score (rounded up to the nearest whole number) equals or exceeds the number set forth in the column entitled “Minimum Diversity Score” in the Asset Quality Matrix based upon the applicable “row/column combination” chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.18(a).

“Moody’s Industry Classification”: The industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Collateral Manager if Moody’s publishes revised industry classifications.

“Moody’s Non-Senior Secured Loan”: Any assignment of or Participation Interest in or other interest in a loan that is not a Moody’s Senior Secured Loan.

“Moody’s Rating”: With respect to any Collateral Obligation as of any date of determination, the rating determined pursuant to Schedule 5 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“Moody’s Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if Moody’s has confirmed in writing that no immediate withdrawal or reduction with respect to its then-current rating by Moody’s of any Class of Secured Notes will occur as a result of such action, or has issued a press release to this effect; provided that the Moody’s Rating Condition will be deemed to be satisfied if no Class of Secured Notes then Outstanding is rated by Moody’s.

“Moody’s Rating Factor”: For each Collateral Obligation, the number set forth in the table below opposite the Moody’s Default Probability Rating of such Collateral Obligation.

Moody’s Default		Moody’s Default
Probability	Moody’s Rating	Probability	Moody’s Rating
Rating	Factor	Rating	Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

For purposes of the Maximum Moody’s Weighted Average Rating Factor Test, any Collateral Obligation issued or guaranteed by the United States government or any agency or instrumentality thereof is assigned a Moody’s Rating Factor of 1.

“Moody’s Recovery Amount”: With respect to any Collateral Obligation, an amount equal to (a) the applicable Moody’s Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

“Moody’s Recovery Rate”: As of any date of determination, with respect to any Collateral Obligation, the recovery rate determined in accordance with the following, in the following order of priority:

(i)	if the Collateral Obligation has been specifically assigned a recovery rate by Moody’s (for example, in connection with the assignment by Moody’s of an estimated rating), such recovery rate;

(ii)
if the preceding clause does not apply to the Collateral Obligation, and the Collateral Obligation is a Moody’s Senior Secured Loan or a Moody’s Non-Senior Secured Loan (in each case other than a DIP Collateral Obligation), the rate determined pursuant to the table below based on the number of rating subcategories difference between the Collateral Obligation’s Moody’s Rating and its Moody’s Default Probability Rating (for purposes of clarification, if the Moody’s Rating is higher than the Moody’s Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

Number of Moody’s
Ratings Subcategories
Difference Between the
Moody’s Rating and the
Moody’s Default	Moody’s Senior	Moody’s Non-Senior
Probability Rating	Secured Loans	Secured Loans
+2 or more	60%	45%
+1	50%	42.5%
0	45%	40%
-1	40%	30%
-2	30%	15%
-3 or less	20%	10%

(iii)	if the Collateral Obligation is a DIP Collateral Obligation (other than a DIP Collateral Obligation which has been specifically assigned a recovery rate by Moody’s), 50%.

“Moody’s RiskCalc”: Moody’s KMV RiskCalc®, as set forth in Schedule 5 hereto.

“Moody’s Senior Secured Loan”: The meaning specified in Schedule 5 (or such other schedule provided by Moody’s to the Issuer, the Trustee and the Collateral Manager).

“Non-Call Period”: The period from the Closing Date to but excluding the Payment Date in November 2011.

“Non-Emerging Market Obligor”: An Obligor that is Domiciled in any country that has a country ceiling for foreign currency bonds of at least “Aa2” by Moody’s and a foreign currency issuer credit rating of at least “AA” by S&P.

“Non-Permitted ERISA Holder”: As defined in Section 2.11(d).

“Non-Permitted Holder”: As defined in Section 2.11(b).

“Note Interest Amount”: With respect to any Class of Secured Notes and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 Outstanding principal amount of such Class of Secured Notes.

“Note Payment Sequence”: The application, in accordance with the Priority of Payments of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)           to the payment of principal of the Class A-1 Notes (including any defaulted interest) until such amount has been paid in full;

(ii)          to the payment of principal of the Class A-2 Notes (including any defaulted interest) until such amount has been paid in full;

(iii)         to the payment of accrued and unpaid interest (excluding Deferred Interest) on the Class B Notes;

(iv)         to the payment of Deferred Interest and principal of the Class B Notes until the Class B Notes have been paid in full;

(v)          to the payment of accrued and unpaid interest (excluding Deferred Interest) on the Class C Notes; and

(vi)         to the payment of Deferred Interest and principal of the Class C Notes until the Class C Notes have been paid in full.

“Noteholder”: With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note.

“Noteholder Reporting Obligations”: The obligations set forth in Section 2.12(d).

“Notes”: Collectively, the Secured Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3).

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

“Offer”: As defined in Section 10.7(c).

“Offering”: The offering of any Notes pursuant to the relevant Offering Circular.

“Offering Circular”: Each offering circular relating to the offer and sale of the Notes, including any supplements thereto.

“Officer”: (a) With respect to the Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company; (b) with respect to any corporation, the Chairman of the Board of Directors, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity and (c) with respect to the Collateral Manager, any partner or officer thereof.

“offshore transaction”: The meaning specified in Regulation S.

“Opinion of Counsel”: A written opinion addressed to the Trustee and, if required by the terms hereof, each Rating Agency, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, each Rating Agency), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice in any State of the United States or the District of Columbia, which attorney or law firm, as the case may be, may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, each Rating Agency) or shall state that the Trustee (and, if required by the terms hereof, each Rating Agency) shall be entitled to rely thereon.

“Optional Redemption”: A redemption of the Notes in accordance with Section 9.2.

“Organizing Entity”: Any person (other than any rating organization rating the Issuer’s securities) involved in the organization or operation of the Issuer or an affiliate, as defined in rule 405 under the Securities Act, of such a person.

“Other Plan Law”: Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)	Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9;

(ii)
Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)
Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(iv)	Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Notes owned by the Issuer or (only in the case of a vote on (i) the removal of the Collateral Manager for “cause”, (ii) the approval of a successor Collateral Manager if the appointment of the Collateral Manager is being terminated pursuant to the Collateral Management Agreement for “cause” and (iii) the waiver of any event constituting “cause”) the Collateral Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which it or an Affiliate exercises discretionary authority shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee has actual knowledge to be so owned shall be so disregarded and (b) Notes so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Persons specified above.

“Par Value Ratio”: With respect to any specified Class or Classes of Secured Notes as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the Secured Notes of such Class or Classes and each Priority Class of Secured Notes.

“Par Value Test”: A test that is satisfied with respect to any Class or Classes of Secured Notes as of any date of determination on which such test is applicable if (i) the Par Value Ratio for such Class or Classes on such date is at least equal to the Required Par Value Ratio for such Class or Classes or (ii) such Class or Classes of Secured Notes is no longer outstanding.

“Participation Interest”: (i) Any participation interest in a loan that, at the time of acquisition or the Issuer’s commitment to acquire the same, is represented by a contractual obligation of a Selling Institution that has at the time of such acquisition or the Issuer’s commitment to acquire the same at least a short-term rating of “A-1” (or if no short-term rating exists, a long-term rating of “A+”) by S&P and (ii) each Closing Date Participation Interest.

“Participation and Pledge Agreement”: The agreement dated as of November 5, 2010 by and between Garrison Funding 2008-1 Ltd., an exempted company incorporated with limited liability in the Cayman Islands, as grantor and the Issuer, as participant, as amended from time to time.

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).

“Payment Date”: The 20th day of February, May, August and November of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in February 2011, except that the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be November 20, 2017 (or, if such day is not a Business Day, the next succeeding Business Day).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Deferrable Obligation”: Any Deferrable Obligation the Underlying Instrument of which carries a current cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, LIBOR plus 1.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Portfolio Acquisition and Sale Requirements”: With respect to any acquisition or sale of a Collateral Obligation by the Issuer, the following requirements the satisfaction of which shall be certified to in writing in the form of Schedule 8 attached hereto by the Collateral Manager on behalf of the Issuer to the Trustee on or before the date of such acquisition or sale: (a) such Collateral Obligation, if being acquired by the Issuer, is an “eligible asset” as defined in Rule 3a-7, (b) such Collateral Obligation is being acquired or disposed of in accordance with the terms and conditions set forth in this Indenture, (c) the acquisition or disposition of such Collateral Obligation does not result in a reduction or withdrawal of the then-current rating on any Class of Secured Notes by any Rating Agency and (d) such Collateral Obligation is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; provided that, at any time, the Issuer (at the direction of the Collateral Manager) may elect by written notice to the Trustee (who shall forward a copy of such notice to all Noteholders) to cease compliance with Rule 3a-7, in which case the Portfolio Acquisition and Sale Requirements will no longer be applicable under this Indenture.

“Principal Balance”: Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes the Principal Balance of (1) any Equity Security or interest only strip shall be deemed to be zero and (2) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.

“Principal Collection Subaccount”: The meaning specified in Section 10.2(a).

“Principal Financed Accrued Interest”: With respect to (i) any Collateral Obligation owned or purchased by the Issuer on the Closing Date, an amount equal to the amount of Warehouse Principal Financed Accrued Interest and (ii) any Collateral Obligation purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture.

“Priority Category”: With respect to any Collateral Obligation, the applicable category listed in the table under the heading “Priority Category” in clause 1(b) of Schedule 6.

“Priority Class”: With respect to any specified Class of Notes, each Class of Notes that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

“Purchase Agreement”: The agreement dated as of November 5, 2010 by and between the Issuer and the Initial Purchaser relating to the Offering of the Secured Notes, as amended from time to time.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

“Qualified Broker/Dealer”: Any of Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon, N.A.; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Calyon; Citibank, N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Credit Suisse; Deutsche Bank AG; Dresdner Bank AG; Goldman Sachs & Co.; HSBC Bank; Imperial Capital LLC; JPMorgan Chase Bank, N.A.; Lloyds TSB Bank; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; Northern Trust Company; Royal Bank of Canada; The Royal Bank of Scotland plc; Societe Generale; The Toronto-Dominion Bank; UBS AG; U.S. Bank, National Association; and Wells Fargo Bank, National Association.

“Qualified Institutional Buyer”: The meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”: The meaning specified in Section 2(a)(51) of the Investment Company Act and Rule 2a51-2 or 2a51-3 under the Investment Company Act.

“Rating Agency”: Each of Moody’s and S&P or, with respect to Assets generally, if at any time Moody’s or S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer). If at any time Moody’s ceases to be a Rating Agency, references to rating categories of Moody’s in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Moody’s published ratings for the type of obligation in respect of which such alternative rating agency is used; provided that if any S&P Rating is determined by reference to a rating by Moody’s, such change shall be subject to satisfaction of the S&P Rating Condition. If at any time S&P ceases to be a Rating Agency, references to rating categories of S&P in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and S&P published ratings for the type of obligation in respect of which such alternative rating agency is used.

“Record Date”: (i) With respect to the Global Secured Notes, the date one Business Day prior to the applicable Payment Date and (ii) with respect to the Certificated Secured Notes and the Certificated Subordinated Notes, the date 15 days prior to the applicable Payment Date.

“Redemption Date”: Any Payment Date specified for a redemption of Notes pursuant to Article IX.

“Redemption Price”: (a) For each Secured Note to be redeemed (x) 100% of the Aggregate Outstanding Amount of such Secured Note, plus (y) accrued and unpaid interest thereon (including, in the case of a Class B Note or a Class C Note, interest on any accrued and unpaid Deferred Interest with respect to such Class B Note or such Class C Note) to the Redemption Date (in each case exclusive of accrued and unpaid interest and any other amounts, the payment of which shall have been duly provided herein) and (b) for each Subordinated Note, its proportional share (based on the unpaid face amount of such Subordinated Notes) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption or Tax Redemption of the Secured Notes in whole or after all of the Secured Notes have been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Collateral Management Fees and Administrative Expenses, which shall not be subject to the Administrative Expense Cap) of the Issuer; provided that, in connection with any Optional Redemption or any Tax Redemption, holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

“Reference Banks”: The meaning specified in Exhibit C hereto.

“Register and Registrar”: The respective meanings specified in Section 2.5(a).

“Registered”: In registered form for U.S. federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Secured Note”: The meaning specified in Section 2.2(b)(i).

“Reinvesting Holder”: Each Holder on the Closing Date of a Subordinated Note, and such Holder’s successors other than any purchaser of all or any portion of the Subordinated Notes of such Holder.

“Reinvestment Agreement”: A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity having an Eligible Investment Required Rating; provided that such agreement provides that it is terminable by the purchaser, without penalty, if the rating assigned to such agreement by either Rating Agency is at any time lower than such agreement’s Eligible Investment Required Rating.

“Reinvestment Amount”: With respect to the Subordinated Notes held by a Reinvesting Holder, any amount that is available to be distributed on any Payment Date during the Reinvestment Period to such Reinvesting Holder in respect of its Subordinated Notes pursuant to clause (M)of Section 11.1(a)(i)but is instead deposited in the Reinvestment Amount Account on such Payment Date at the direction of such Reinvesting Holder in accordance with Section 11.1(e). Each Reinvestment Amount shall be deemed to be paid to the applicable Reinvesting Holder on the Payment Date on which it is deposited in the Reinvestment Amount Account at the direction of such Reinvesting Holder, and each Reinvestment Amount will be actually paid to such Reinvesting Holder after such Payment Date, without interest thereon and solely to the extent of Principal Proceeds available therefor pursuant to clause (L) of Section 11.1(a)(ii) or proceeds in respect of the Assets available therefor pursuant to clause (O) of Section 11.1(a)(iii), as applicable.

“Reinvestment Amount Account”: The trust account established pursuant to Section 10.3(d).

“Reinvestment Par Balance”: As of any date of determination, the Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Notes through the payment of Principal Proceeds plus (ii) the aggregate amount of Principal Proceeds that result from the issuance of any additional Subordinated Notes pursuant to Section 2.13 (after giving effect to such issuance of any additional Subordinated Notes) plus (iii) the aggregate outstanding amount of Deferred Interest accrued through such date with respect to the Class B Notes and/or the Class C Notes.

“Reinvestment Period”: The period from and including the Closing Date to and excluding the earliest of (i) the Payment Date in November 2011, (ii) the date of the acceleration of the Maturity of any Class of Secured Notes pursuant to Section 5.2, (iii) the date on which the Collateral Manager reasonably determines that it can no longer reinvest in additional Collateral Obligations in accordance with the terms hereof or the Collateral Management Agreement and (iv) the date that Garrison Investment Group LP (or any Affiliate thereof) is removed as Collateral Manager pursuant to the terms of the Collateral Management Agreement; provided that, in the case of clause (iii), the Collateral Manager notifies the Issuer, the Trustee (who shall notify the Holders of Notes) and the Collateral Administrator thereof in writing at least five Business Days prior to such date.

“Required Interest Coverage Ratio”: (a) for the Class A Notes, 120.0%, (b) for the Class B Notes, 110.0% and (c) for the Class C Notes, 105.0%.

“Required Par Value Ratio”: (a) for the Class A Notes, 147.49%, (b) for the Class B Notes, 141.11% and (c) for the Class C Notes, 129.96%.

“Restricted Trading Period”: The period during which (a) the Moody’s rating of any of the Class A Notes is one or more sub-categories below its rating on the Closing Date, (b) the Moody’s rating of any of the Class B Notes and/or Class C Notes is two or more sub-categories below its rating on the Closing Date or (c) the Moody’s rating of any Secured Notes (in each case then outstanding) has been withdrawn and not reinstated; provided that such period will not be a Restricted Trading Period (so long as the Moody’s rating of any of the Secured Notes has not been further downgraded, withdrawn or put on watch for potential downgrade) upon the direction of the Issuer with the consent of a Majority of the Controlling Class.

“Restructured Obligation”: Any Collateral Obligation included in the Assets as to which any one or more of the following events occurs or otherwise becomes binding on the Issuer (each measured relative to such Collateral Obligation as of the date it was first included in the Assets): (a) the cash spread or coupon payable by the obligor thereunder is reduced by more than 2.00% (excluding any increase in an interest rate arising by operation of a default or penalty interest clause pursuant to the Underlying Instruments or as a result of an increase in the interest rate index for any reason other than an amendment, waiver or modification); (b) such Collateral Obligation is contractually or structurally subordinated by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related obligor or the granting of liens (other than permitted liens) on any of the underlying collateral securing such Collateral Obligation; (c) the Principal Balance of such Collateral Obligation is reduced other than through the repayment thereof or (d) any current interest payable by the obligor thereunder is deferred by more than two accrual periods; provided that if, at any time after the Collateral Obligation has become a Restructured Obligation, (i) S&P provides a public rating or a written credit estimate of CCC- or higher or Moody’s provides a public rating or a written credit estimate of Caa3 or higher with respect of such Restructured Obligation and (ii) such Restructured Obligation would qualify as a Collateral Obligation if purchased at such time, such Collateral Obligation shall no longer be considered a Restructured Obligation.

“Revolver Funding Account”: The account established pursuant to Section 10.4.

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Secured Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Information”: The meaning specified in Section 7.15.

“Rule 3a-7”: Rule 3a-7 promulgated under the Investment Company Act.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“S&P CDO Monitor”: Each dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Collateral Administrator and the Trustee. Each S&P CDO Monitor shall be chosen by the Collateral Manager and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread from Section 2 of Schedule 6 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread confirmed by S&P; provided that as of any date of determination the Weighted Average S&P Recovery Rate for each Class of Secured Notes Outstanding equals or exceeds the Weighted Average S&P Recovery Rate for such Class chosen by the Collateral Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager.

“S&P CDO Monitor Test”: A test that will be satisfied on any date of determination on or after the Closing Date following receipt by the Issuer and the Collateral Administrator of the S&P CDO Monitor (along with the assumptions and instructions to run the S&P CDO Monitor and in a form that performs as intended with respect to the Assets) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, each Class Default Differential of the Proposed Portfolio is positive. The S&P CDO Monitor Test will be considered to be improved if each Class Default Differential of the Proposed Portfolio is greater than the corresponding Class Default Differential of the Current Portfolio.

“S&P Collateral Value”: With respect to any Defaulted Obligation or Deferring Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation or Deferring Obligation as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation or Deferring Obligation as of the relevant Measurement Date.

“S&P Industry Classification”: The S&P Industry Classifications set forth in Schedule 3 hereto, and such industry classifications shall be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.

“S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)
(a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty approved by S&P for use in connection with this transaction, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer; provided that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition if the related obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating if such rating is higher than “BB+”, and shall be two sub-categories above such rating if such rating is “BB+” or lower;

(ii)	with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P;

(iii)	if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a)
if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower;

(b)
the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, if such Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-” following such 90-day period; unless, during such 90-day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided further, that if such 90-day period (or other extended period) elapses pending S&P’s decision with respect to such application, the S&P Rating of such Collateral Obligation shall be “CCC-”; provided further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided further that the S&P Rating may not be determined pursuant to this clause (b) if the Collateral Obligation is a DIP Collateral Obligation; provided further that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of “CCC-” unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with Section 7.14(b), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided further that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with Section 7.14(b)) on each 12-month anniversary thereafter;

(c)
with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC-”; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current; or

(iv)
with respect to a DIP Collateral Obligation that has no issue rating by S&P or a Current Pay Obligation that is rated “D” or “SD” by S&P, the S&P Rating of such DIP Collateral Obligation or Current Pay Obligation, as applicable, will be, at the election of the Issuer (at the direction of the Collateral Manager), “CCC-” or the S&P Rating determined pursuant to clause (iii)(b) above;

provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating.

“S&P Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P has confirmed in writing that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Secured Notes will occur as a result of such action; provided that the S&P Rating Condition will be deemed to be satisfied if no Class of Secured Notes then Outstanding is rated by S&P.

“S&P Recovery Amount”: With respect to any Collateral Obligation, an amount equal to: (a) the applicable S&P Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 6 using the initial rating of the most senior Class of Secured Notes Outstanding at the time of determination.

“S&P Recovery Rating”: With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the “Recovery Rating” assigned by S&P to such Collateral Obligation based upon the following table:

Recovery Rating	Description of Recovery	Recovery Range (%)

1+	High expectation, full recovery	75-95
1	Very high recovery	65-95
2	Substantial recovery	50-85
3	Meaningful recovery	30-65
4	Average recovery	20-45
5	Modest recovery	5-25
6	Negligible recovery	2-10

“Sale”: The meaning specified in Section 5.17.

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the issuer, Principal Balance, coupon/spread, the stated maturity, the Moody’s Rating, the S&P Rating (unless such rating is based on a credit estimate or is a private or confidential rating from S&P), the Moody’s Industry Classification and the S&P Industry Classification for each Collateral Obligation and the percentage of the aggregate commitment under each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation that is funded, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

“Scheduled Distribution”: With respect to any Asset, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Asset, determined in accordance with the assumptions specified in Section 1.3 hereof.

“Second Lien Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable business judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests.

“Secured Noteholders”: The Holders of the Secured Notes.

“Secured Notes”: The Class A Notes, the Class B Notes and the Class C Notes.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date between the Issuer, the Trustee and Deutsche Bank Trust Company Americas, as custodian.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: As defined in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest (other than a Closing Date Participation Interest).

“Senior Secured Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than with respect to liquidation, trade claims, capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan; (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral and (d) is not secured solely or primarily by common stock or other equity interests.

“Senior Unsecured Loan”: A senior unsecured Loan obligation of any corporation, partnership or trust which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor under such Loan.

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Special Redemption”: As defined in Section 9.6.

“Special Redemption Amount”: As defined in Section 9.6.

“Special Redemption Date”: As defined in Section 9.6.

“Specified Amendment”: With respect to any Collateral Obligation that is the subject of a rating estimate or is a private or confidential rating by S&P, any waiver, modification, amendment or variance that would (each measured relative to such Collateral Obligation as of the date it was first included in the Assets):

(a)	modify the amortization schedule with respect to such Collateral Obligation in a manner that:

(i)	reduces the Dollar amount of any Scheduled Distribution by more than the greater of (x) 20% and (y) $250,000;

(ii)	postpones any Scheduled Distribution by more than two payment periods or eliminates a Scheduled Distribution; or

(iii)	causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 10%;

(b)
reduce or increase the Cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation);

(c)	extend the stated maturity date of such Collateral Obligation by more than 24 months;

(d)	release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation;

(e)	reduce the principal amount thereof; or

(f)	in the reasonable business judgment of the Collateral Manager, have a material adverse impact on the value of such Collateral Obligation.

“Standby Directed Investment”: Shall mean, initially, JPMorgan U.S. Treasury Plus Money Mark Fund (which investment shall be, for the avoidance of doubt, an Eligible Investment); provided that the Issuer, or the Collateral Manager on behalf of the Issuer, may by written notice to the Trustee change the Standby Directed Investment to any other Eligible Investment of the type described in clause (ii) of the definition of “Eligible Investments” maturing not later than the earlier of (i) 30 days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein).

“Stated Maturity”: With respect to the Notes of any Class, the date specified as such in Section 2.3.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Step-Up Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities.

“Subordinated Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to (a) for so long as Garrison Investment Group LP (or any Affiliate thereof) is the Collateral Manager, 0.00% or (b) at any other time, 0.35%, each per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Subordinated Collateral Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived by the Collateral Manager pursuant to Section 8(b) of the Collateral Management Agreement no later than the Determination Date immediately prior to such Payment Date.

“Subordinated Note Purchase Agreement”: The agreement dated as of November 5, 2010 by and between the Issuer and Garrison Funding 2008-1 Ltd., an exempted company incorporated with limited liability in the Cayman Islands, as initial purchaser of the Subordinated Notes, as amended from time to time.

“Subordinated Notes”: The subordinated notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Subsequent Delivery Date”: The settlement date with respect to the Issuer’s acquisition of a Collateral Obligation to be pledged to the Trustee after the Closing Date.

“Successor Entity”: The meaning specified in Section 7.10.

“Supermajority”: With respect to any Class of Notes, the holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Notes of such Class.

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Tax”: Any tax, levy, impost, duty, charge or assessment of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Event”: An event that occurs if a change in or the adoption of any U.S. or foreign tax statute or treaty, or any change in or the issuance of any regulation (whether final, temporary or proposed), rule, ruling, practice, procedure or judicial decision or interpretation of the foregoing after the Closing Date results in (i)(x) any Obligor under any Collateral Obligation being required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason (other than withholding tax imposed as a result of the failure by any Holder to comply with its Noteholder Reporting Obligations, so long as the Issuer, within 30 days after the imposition of such withholding tax, exercises its right to demand that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder and, if such Non- Permitted Holder fails to so transfer its Notes, the Issuer exercises its right to sell such Notes or interest therein to a Person that is not a Non-Permitted Holder) and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Assets results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5% or more of Scheduled Distributions for any Collection Period, or (ii) any jurisdiction imposing net income, profits or similar Tax on the Issuer in an aggregate amount in any Collection Period in excess of U.S.$100,000.

“Tax Jurisdiction”: The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands or the Netherlands Antilles and any other tax advantaged jurisdiction as may be notified by Moody’s to the Collateral Manager from time to time.

“Tax Redemption”: The meaning specified in Section 9.3(a) hereof.

“Third Party Credit Exposure”: As of any date of determination, the Principal Balance of each Collateral Obligation that consists of a Participation Interest (other than a Closing Date Participation Interest).

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

		Individual
S&P’s credit rating of	Aggregate Percentage	Percentage
Selling Institution	Limit	Limit

AAA	5.00%	5.00%
AA+	5.00%	5.00%
AA	5.00%	5.00%
AA-	5.00%	5.00%
A+	5.00%	2.00%
A	5.00%	2.00%

		Individual
S&P’s credit rating of	Aggregate Percentage	Percentage
Selling Institution	Limit	Limit

A- or below	0%	0%

provided that a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P rating of “A-1” otherwise its Aggregate Percentage Limit and Individual Percentage Limit shall be 0%.

“Trading Plan”: The meaning specified in Section 12.2(b).

“Trading Plan Period”: The meaning specified in Section 12.2(b).

“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Participation and Pledge Agreement, the Assignment and Sale Agreement, the Purchase Agreement and the Subordinated Note Purchase Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Trust Officer”: When used with respect to the Bank (in all of its capacities), any officer within the Corporate Trust Office (or any successor group of the Trustee) authorized to act for and on behalf of the Bank in such capacity, including any vice president, assistant vice president or officer of the Bank in such capacity customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“Trustee”: As defined in the first sentence of this Indenture.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest as amended from time to time.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instrument”: The loan agreement, credit agreement, indenture or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“United States owned foreign entity”: The meaning specified in Section 2.12(d).

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“U. S. Person” and “U.S. person”: The meanings specified in Section 7701(a)(30) of the Code or in Regulation S, as the context requires.

“Warehouse Principal Financed Accrued Interest”: U.S.$0.

“Weighted Average Coupon”: As of any date of determination, the number obtained by dividing:

(a)	the amount equal to the Aggregate Coupon; by

(b)
an amount equal to the Aggregate Principal Balance of all Fixed Rate Obligations as of such date, in each case excluding, for any Deferrable Obligation, any interest that has been deferred and capitalized thereon.

“Weighted Average Floating Spread”: As of any date of determination, the number obtained by dividing:

(a)	the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread plus (C) the Aggregate Excess Funded Spread; by

(b)
an amount equal to the Aggregate Principal Balance of all Floating Rate Obligations as of such date, in each case excluding, for any Deferrable Obligation, any interest that has been deferred and capitalized thereon.

“Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a) the Average Life at such time of each such Collateral Obligation by (b) the Principal Balance of such Collateral Obligation and dividing such sum by:

(b) the aggregate remaining principal balance at such time of all Collateral Obligations other than Defaulted Obligations.

“Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of all Collateral Obligations as of such date is less than the number of years (rounded up to the nearest one hundredth thereof) during the period from such date of determination to August 4, 2015.

“Weighted Average Moody’s Rating Factor”: The number (rounded up to the nearest whole number) determined by:

(a) summing the products of (i) the Principal Balance of each Collateral Obligation (excluding Equity Securities) multiplied by (ii) the Moody’s Rating Factor of such Collateral Obligation (as described below) and

(b) dividing such sum by the Principal Balance of all such Collateral Obligations.

For purposes of the foregoing, the “Moody’s Rating Factor” relating to any Collateral Obligation is the number set forth in the table below opposite the Moody’s Default Probability Rating of such Collateral Obligation.

Moody’s Default	Moody’s Rating	Moody’s Default	Moody’s Rating
Probability Rating	Factor	Probability Rating	Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

For purposes of the Maximum Moody’s Weighted Average Rating Factor Test, any Collateral Obligation issued or guaranteed by the United States government or any agency or instrumentality thereof is assigned a Moody’s Rating Factor of 1.

“Weighted Average Moody’s Recovery Rate”: As of any date of determination, the number, expressed as a percentage, obtained by (i) summing the products of the Moody’s Recovery Rate on such date of each Collateral Obligation and the Principal Balance of such Collateral Obligation, (ii) dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and (iii) rounding up to the nearest tenth of a percentage.

“Weighted Average S&P Recovery Rate”: As of any date of determination, the number, expressed as a percentage and determined separately for each Class of Secured Notes, obtained by (i) summing the products obtained by multiplying the Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 6 hereto, (ii) dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations, and (iii) rounding up to the nearest tenth of a percentage.

“Zero Coupon Bond”: Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2    Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.3    Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)           All calculations with respect to Scheduled Distributions on the Assets securing the Notes shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b)           For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c)           For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations and DIP Collateral Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date.

(d)          Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.6(b)(iv), Article XII and the definition of “Interest Coverage Ratio”, the expected interest on the Secured Notes and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(e)           References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(f)           For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to the Defaulted Obligation Balance.

(g)           If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to clause (x) of the proviso to the definition of “Defaulted Obligation”, then the Current Pay Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations. Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount.

(h)          Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

(i)           For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation until reinvested in an additional Collateral Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(j)           For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded up to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded up to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(k)           Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(l)           Any reference in this Indenture to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months prorated for the related Interest Accrual Period and shall be based on the aggregate face amount of the Assets.

(m)         To the extent of any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(n)           For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(o)           If any Closing Date Participation Interest is not converted into a full assignment of the related Loan within 60 days of the Closing Date, such Closing Date Participation Interest shall be deemed to have a Principal Balance of zero until such time as it is converted into a full assignment of the related Loan.

ARTICLE II

THE NOTES

Section 2.1      Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2      Forms of Notes. (a) The forms of the Notes, including the forms of Certificated Secured Notes, Certificated Subordinated Notes, Regulation S Global Secured Notes and Rule 144A Global Secured Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b)	Secured Notes and Subordinated Notes.

(i)      The Secured Notes of each Class sold to Qualified Purchasers who are not U.S. persons in offshore transactions in reliance on Regulation S shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto, in the case of the Secured Notes (each, a “Regulation S Global Secured Note”), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(ii)     The Secured Notes of each Class sold to persons that are QIB/QPs shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A -1, Exhibit A-2 or Exhibit A-3 hereto (each, a “Rule 144A Global Secured Note”), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Secured Notes sold to persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Secured Note, are Institutional Accredited Investors and Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall be issued in the form of definitive, fully registered notes without coupons substantially in the applicable form attached as Exhibit A-5, Exhibit A-6 or Exhibit A-7 hereto (a “Certificated Secured Note”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iii)    The Subordinated Notes sold to Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Subordinated Note, are also (A) Qualified Institutional Buyers or (B) Organizing Entities that are either (I) Institutional Accredited Investors or (II) non U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of definitive, fully registered notes without coupons substantially in the form attached as Exhibit A-4 hereto (each, a “Certificated Subordinated Note” and, together with the Certificated Secured Notes, “Certificated Notes”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iv)    The aggregate principal amount of the Regulation S Global Secured Notes and the Rule 144A Global Secured Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c)         Book Entry Provisions. This Section 2.2(c) shall apply only to Global Secured Notes deposited with or on behalf of DTC.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Secured Notes insofar as interests in such Global Secured Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Secured Notes held on their behalf by the Trustee, as custodian for DTC and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3      Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Secured Notes and Subordinated Notes that may be authenticated and delivered under this Indenture is limited to U.S.$219,500,000 aggregate principal amount of Secured Notes and U.S.$80,500,000 face amount of Subordinated Notes (except for (i) Deferred Interest with respect to the Class B Notes and/or the Class C Notes, (ii) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture or (iii) additional Subordinated Notes issued in accordance with Sections 2.13 and 3.2).

Such Notes shall be divided into the Classes, having the designations, original principal amounts or face amounts (in the case of the Subordinated Notes) and other characteristics as follows:

Class Designation	A-1	A-2	B	C	Subordinated
Original Principal Amount or Face Amount1	U.S.$164,500,000	U.S.$25,000,000	U.S.$12,000,000	U.S.$18,000,000	U.S.$80,500,000
Stated Maturity	November 20, 2017	November 20, 2017	November 20, 2017	November 20, 2017	November 20, 2017
Fixed Rate Note	No	No	No	No	N/A
Interest Rate:
Floating Rate Note	Yes	Yes	Yes	Yes	N/A
Index	LIBOR	LIBOR	LIBOR	LIBOR	N/A
Index Maturity	3 month 2	3 month2	3 month2	3 month2	N/A
Spread	2.40%	2.40%	3.75%	4.75%	N/A
Initial Rating(s):
S&P	AAA	AAA	AA	A	None
Moody’s	Aaa	Aaa	Aa2	A2	None
Priority Classes	None	A-1	A-1, A-2	A-1, A-2, B	A-1, A-2, B, C
Junior Classes	A-2, B, C, Subordinated	B, C, Subordinated	C, Subordinated	Subordinated	None
Listed Notes	Yes	Yes	Yes	Yes	No
Interest deferrable	No	No	Yes	Yes	N/A

The Secured Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof. The Subordinated Notes shall be issued in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

1	As of the Closing Date.

2
LIBOR shall be calculated by reference to three-month LIBOR, in accordance with the definition of LIBOR set forth in Exhibit C hereto; provided that LIBOR for the first Interest Accrual Period shall equal 0.31155%.

Section 2.4      Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer, shall bind the Issuer notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5      Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the “Register”) at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the “Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser or any Holder a current list of Holders as reflected in the Register.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount. At any time, the Issuer, the Collateral Manager or the Initial Purchaser may request a list of Holders from the Trustee.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b)         No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c)         (i)     No transfer of any Subordinated Note (or any interest therein) will be effective, and the Trustee will not recognize any such transfer, if after giving effect to such transfer 25% or more of the Aggregate Outstanding Amount of the Subordinated Notes would be held by Persons who have represented that they are Benefit Plan Investors. For purposes of these calculations and all other calculations required by this subsection, (A) any Notes of the Issuer held by a Controlling Person, the Trustee, the Collateral Manager, the Initial Purchaser or any of their respective affiliates shall be disregarded and not treated as Outstanding and (B) an “affiliate” of a Person shall include any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Person, and “control” with respect to a Person other than an individual shall mean the power to exercise a controlling influence over the management or policies of such Person. The Trustee shall be entitled to rely exclusively upon the information set forth in the face of the transfer certificates received pursuant to the terms of this Section 2.5 and only Notes that a Trust Officer of the Trustee has actual knowledge to be so held shall be so disregarded.

(ii)     All of the Subordinated Notes and the membership interests of the Issuer (the “Membership Interests”) to be issued on the Closing Date are intended to be issued to Garrison Funding 2008-1 Ltd., which is an Affiliate of the Collateral Manager, but may be sold to related and/or unrelated Persons at any time thereafter in accordance with the applicable provisions of this Indenture and, with respect to the Membership Interests of the Issuer, the Issuer’s organizational documents. As to the transfer and ownership of Membership Interests, the Trustee shall be entitled to rely exclusively upon the information set forth in the transfer certificates received pursuant to the terms of this Section 2.5, and the Trustee shall have no obligation to determine or monitor the ownership and transfer of Membership Interests.

(iii)    No Subordinated Note (or interest therein) may be acquired or owned by any Person that is classified for U.S. federal income tax purposes as a disregarded entity (unless the beneficial owner for U.S. federal income tax purposes of the disregarded entity is a corporation, other than a subchapter S corporation, or is otherwise taxable as a corporation), partnership, subchapter S corporation or grantor trust unless such Person (i) is an Affiliate of the Collateral Manager or (ii) obtains an Opinion of Counsel that such acquisition or transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation.

(iv)    No Subordinated Note (or interest therein) may be acquired, and no Holder of a Subordinated Note may sell, transfer, assign, participate, pledge or otherwise dispose of any Subordinated Note (or interest therein) or cause any Subordinated Note (or interest therein) to be marketed, (1) on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treas. Reg. § 1.7704-1(b), including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, (2) on or through a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(2) of the Code, including a market wherein any Subordinated Note (or interest therein) is regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available bid or offer quotes with respect to any Subordinated Note (or interest therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others, or (3) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause the Subordinated Notes (or interest therein) to be held by more than 100 Persons at any time, taking into account the anti-avoidance rule in U.S. Treasury Regulation Section 1.7704-1(h)(3).

(d)        Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the Investment Company Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

(e)         Transfers of Global Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(e).

(i)      Rule 144A Global Secured Note to Regulation S Global Secured Note. If a holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Secured Note for an interest in the corresponding Regulation S Global Secured Note, or to transfer its interest in such Rule 144A Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Secured Note, such holder (provided that such holder or, in the case of a transfer, the transferee is (x) not a U.S. person and is acquiring such interest in an offshore transaction (as defined in Regulation S) and (y) a Qualified Purchaser) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Secured Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Secured Notes, including that the holder or the transferee, as applicable, is a Qualified Purchaser and not a U.S. person, and in an offshore transaction pursuant to and in accordance with Regulation S under the Securities Act, and (D) a written certification in the form of Exhibit B-7 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Purchaser and a non-U.S. person purchasing such beneficial interest in an offshore transaction in reliance on Regulation S under the Securities Act, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Secured Note and to increase the principal amount of the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of the Rule 144A Global Secured Note.

(ii)     Regulation S Global Secured Note to Rule 144A Global Secured Note. If a holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Secured Note for an interest in the corresponding Rule 144A Global Secured Note or to transfer its interest in such Regulation S Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-2 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a Qualified Purchaser and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, in compliance with certain restrictions imposed during the Distribution Compliance Period, if applicable, and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-6 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Secured Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of the Regulation S Global Secured Note.

(iii)    Global Secured Note to Certificated Secured Note. If a holder of a beneficial interest in a Global Secured Note deposited with DTC wishes at any time to transfer its interest in such Global Secured Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Secured Note. Upon receipt by the Registrar of (A) a certificate substantially in the form of Exhibit B-3 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Secured Note by the aggregate principal amount of the beneficial interest in the Global Secured Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a)and upon execution by the Issuer and authentication and delivery by the Trustee, one or more corresponding Certificated Secured Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Secured Note transferred by the transferor), and in authorized denominations.

(f) Transfers of Certificated Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(f).

(i)      Certificated Secured Note to Global Secured Note. If a holder of a Certificated Secured Note wishes at any time to transfer such Certificated Secured Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Secured Note for a beneficial interest in a corresponding Global Secured Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or B-2(as applicable) attached hereto executed by the transferor and certificates substantially in the forms of Exhibit B-6 or B-7 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Secured Notes in an amount equal to the Certificated Secured Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a)and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Secured Note equal to the principal amount of the Certificated Secured Note transferred or exchanged.

(ii)     Certificated Secured Note to Certificated Secured Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, and (B) a certificate substantially in the form of Exhibit B-3 attached hereto executed by the transferee, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Secured Notes bearing the same designation as the Certificated Secured Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Secured Note surrendered by the transferor), and in authorized denominations.

(g)        Transfers of Certificated Subordinated Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(g). Upon receipt by the Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, and (B) certificates in the form of Exhibits B-4 and B-5 attached hereto given by the transferee of such Certificated Subordinated Note, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a)and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Subordinated Notes bearing the same designation as the Certificated Subordinated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Subordinated Note surrendered by the transferor), and in authorized denominations.

(h)         If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

(i)          Each Person who becomes a beneficial owner of Offered Securities represented by an interest in a Global Secured Note will be deemed to have represented and agreed as follows:

(i)       In connection with the purchase of such Global Secured Notes: (A) none of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates other than any statements in the final Offering Circular for such Global Secured Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note) both (a) a Qualified Institutional Buyer and (b) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) or (2) both (a) not a “U.S. person” as defined in Regulation S under the Securities Act and is acquiring the Global Secured Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S under the Securities Act and (b) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser); (E) such beneficial owner is acquiring its interest in such Global Secured Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Global Secured Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Global Secured Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Global Secured Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Global Secured Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees and (K) if it is not a U.S. person, it is not acquiring any Global Secured Note as part of a plan to reduce, avoid or evade U.S. federal income tax.

(ii)      Each Person who purchases or transfers a Global Secured Note or any interest therein will be required or deemed to represent, warrant and agree that (A) if such Person is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Global Secured Note or interest therein does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (B) if such Person is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, (i) such Person is not and will not be subject to any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of such Person and thereby subject the Issuer or the Collateral Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law and (ii) such Person’s acquisition, holding and disposition of such Global Secured Note will not constitute or result in a non-exempt violation of any such Other Plan Law.

(iii)     Such beneficial owner understands that such Global Secured Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, such Global Secured Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Global Secured Notes, such Global Secured Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Global Secured Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Global Secured Notes. Such beneficial owner understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) and Rule 3a-7 of the Investment Company Act.

(iv)    Such beneficial owner is aware that, except as otherwise provided in this Indenture, any Global Secured Notes being sold to it in reliance on Regulation S under the Securities Act will be represented by one or more Regulation S Global Secured Notes and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(v) Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Global Secured Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein.

(j)          Each Person who becomes an owner of a Certificated Secured Note will be required to make the representations and agreements set forth in Exhibit B-3. Each Person who becomes an owner of a Certificated Subordinated Note will be required to make the representations and agreements set forth in Exhibit B-4.

(k)         Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(l)          To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(m)         The Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation.

Section 2.6      Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7      Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Secured Notes of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below. Payment of interest on each Class of Secured Notes (and payments of available Interest Proceeds to the Holders of the Subordinated Notes) will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. So long as any Priority Class is Outstanding with respect to the Class B Notes and/or the Class C notes, any payment of interest due on the Class B Notes and/or the Class C Notes, as applicable, which is not available to be paid (“Deferred Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to the Class B Notes and/or the Class C Notes, as applicable, and (iii) the Stated Maturity of the Class B Notes and/or the Class C Notes, as applicable. Deferred Interest on the Class B Notes and/or the Class C Notes, as applicable, shall be added to the unpaid principal amount of the Class B Notes and/or the Class C Notes, as applicable, and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) which is the Redemption Date with respect to the Class B Notes and/or the Class C Notes, as applicable, and (ii) which is the Stated Maturity of the Class B Notes and/or the Class C Notes, as applicable. Regardless of whether any Priority Class is Outstanding with respect to the Class B Notes and/or the Class C Notes, as applicable, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, the Class B Notes and/or the Class C Notes, as applicable) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Secured Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A-1 Note or Class A-2 Note or, if no Class A Notes are Outstanding, any Class B Note or, if no Class B Notes are Outstanding, any Class C Notes, shall accrue at the Interest Rate for such Class until paid as provided herein. The Subordinated Notes shall not accrue interest at a stated rate and shall be entitled to distributions of Interest Proceeds in accordance with the Priority of Payments.

(b)        The principal of each Secured Note of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Notes (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur (other than amounts constituting Deferred Interest thereon which will be payable from Interest Proceeds pursuant to Section 11.1(a)(i)) in accordance with the Priority of Payments. Payments of principal on any Class of Secured Notes, and distributions of Principal Proceeds to Holders of Subordinated Notes, which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of the such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c)         Principal payments on the Notes will be made in accordance with the Priority of Payments and Section 9.1.

(d)        The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a United States person within the meaning of Section 7701(a)(30) of the Code or the applicable Internal Revenue Service Form W-8 (or applicable successor form) in the case of a Person that is not a United States person within the meaning of Section 7701(a)(30) of the Code) or other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes. Nothing herein shall be construed to obligate the Paying Agent to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e)         Payments in respect of interest on and principal of any Secured Note and any payment with respect to any Subordinated Note shall be made by the Trustee or by the Irish Paying Agent, if applicable, in Dollars to DTC or its designee with respect to a Global Secured Note and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Secured Note, and to the Holder or its nominee with respect to a Certificated Note; provided that (1) in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Trustee and, if such payment is to be made by the Irish Paying Agent to such agent, on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent (other than the Irish Paying Agent) on or prior to such Maturity; provided that if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Neither the Issuer, the Trustee, the Collateral Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Secured Note. In the case where any final payment of principal and interest is to be made on any Secured Note (other than on the Stated Maturity thereof) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor less than 10 days prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 original principal amount of Secured Notes, face amount of Subordinated Notes and the place where such Notes may be presented and surrendered for such payment.

(f)         Payments of principal to Holders of the Secured Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Notes of such Class on such Record Date. Payments to the Holders of the Subordinated Notes from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date.

(g)        Interest accrued with respect to the Secured Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h)         All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i)          Notwithstanding any other provision of this Indenture, the obligations of the Issuer under the Notes and this Indenture are limited recourse obligations of the Issuer payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, employee, shareholder, authorized person or incorporator of the Issuer, the Collateral Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder.

(j)          Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8      Persons Deemed Owners. The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9       Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment) except for payment as provided herein, or for registration of transfer, exchange or redemption, or for replacement in connection with any Note deemed lost or stolen. Any such Notes shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed by the Trustee in accordance with its standard policy unless the Issuer shall direct by an Issuer Order received by the Trustee prior to destruction that such Notes be returned to it.

Section 2.10    DTC Ceases to be Depository. (a) A Global Secured Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Secured Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by the Holder of such Global Secured Note.

(b)         Any Global Secured Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Trustee’s Corporate Trust Office designated for such purpose to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Secured Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Secured Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit Aand shall be subject to the transfer restrictions referred to in such legends.

(c)         Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Secured Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d)         In the event of the occurrence of either of the events specified in subsection (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Secured Notes as required by subsection (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Secured Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Secured Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership.

Section 2.11    Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere in this Indenture, (x) any transfer of a beneficial interest in any Secured Note to (i) a U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser)) or (ii) a non-U.S. person that is not purchasing such beneficial interest in an offshore transaction in reliance on Regulation S under the Securities Act or that is not a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), and in each case, that does not have an exemption available under the Securities Act and the Investment Company Act and (y) any transfer of a beneficial interest in any Subordinated Note to a person that is not a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and also (i) a Qualified Institutional Buyer or (ii) an Organizing Entity that is either (A) an Institutional Accredited Investor or (B) a non-U.S. person purchasing such beneficial interest in an offshore transaction in reliance on Regulation S under the Securities Act, and in each case, that does not have an exemption available under the Securities Act and the Investment Company Act shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b)        If (x)(i) any U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser)) or (ii) any non-U.S. person that is not purchasing such beneficial interest in an offshore transaction in reliance on Regulation S under the Securities Act or that is not a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), and in each case, that does not have an exemption available under the Securities Act and the Investment Company Act shall become the holder or beneficial owner of an interest in any Secured Note, (y) any person that is not a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and also (i) a Qualified Institutional Buyer or (ii) an Organizing Entity that is either (A) an Institutional Accredited Investor or (B) a non-U.S. person purchasing such beneficial interest in an offshore transaction in reliance on Regulation S under the Securities Act, and in each case, that does not have an exemption available under the Securities Act and the Investment Company Act shall become the holder or beneficial owner of an interest in any Subordinated Note or (z) any holder of Notes shall fail to comply with the Noteholder Reporting Obligations (any such person a “Non-Permitted Holder”), the Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such person is a Non-Permitted Holder by the Issuer or, if a Trust Officer of the Trustee obtains actual knowledge, the Trustee (and notice by the Trustee to the Issuer, if the Trustee makes the discovery and who agrees to notify the Issuer of such discovery, if any), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such Person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c)         Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Subordinated Note to a Person who has made an ERISA-related representation required by Section 2.5 that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(d)         If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes the underlying assets of the Issuer to be deemed to be “plan assets” (as determined under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA) (any such person a “Non-Permitted ERISA Holder”), the Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such person is a Non-Permitted ERISA Holder by the Issuer or, if a Trust Officer of the Trustee obtains actual knowledge, the Trustee (and notice by the Trustee to the Issuer, if the Trustee makes the discovery and who agrees to notify the Issuer of such discovery, if any), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer its interest in the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder within 20 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder. The Holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.12    Treatment and Tax Certification. (a) The Issuer and the Trustee agree, and each Holder and each beneficial owner of a Secured Note, by acceptance of such Secured Note or an interest in such Secured Note shall be deemed to have agreed, to treat, and shall treat, the Secured Notes as debt of (i) with respect to any period during which the Issuer is disregarded as an entity separate form its owner, such owner and (ii) with respect to any other period, the Issuer, in each case for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority. The Issuer will also treat the Secured Notes as debt for legal, accounting and ratings purposes.

(b)         The Issuer and the Trustee agree, and each Holder and each beneficial owner of a Subordinated Note, by acceptance of such Subordinated Note or an interest in such Subordinated Note shall be deemed to have agreed, to treat, and shall treat, the Subordinated Notes as equity in the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority.

(c)         Each Holder and beneficial owner of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to understand and acknowledge that failure to provide the Issuer, the Trustee or any Paying Agent with the properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a U.S. Person or the applicable Internal Revenue Service Form W-8 (or applicable successor form) in the case of a Person that is not a U.S. Person) or the failure to meet its Noteholder Reporting Obligations may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.

(d)         Each purchaser, beneficial owner and subsequent transferee of a Note or interest therein, by acceptance of such Note or an interest in such Note, shall: (1) be required or deemed to agree to provide the Issuer and Trustee with (i) any information as is necessary (in the sole determination of the Issuer or the Trustee, as applicable) for the Issuer and the Trustee to determine whether such purchaser, beneficial owner or transferee is a U.S. Person or a United States owned foreign entity (as defined in Section 1471(d)(3) of the Code) (“United States owned foreign entity”) and (ii) any additional information that the Issuer or its agent requests in connection with Sections 1471-1474 of the Code and (2) if it is a U.S. Person or a United States owned foreign entity that is a Holder or beneficial owner of Notes or an interest therein, be required to (x) provide the Issuer and Trustee its name, address, U.S. taxpayer identification number and, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its “substantial United States owners” as defined in Section 1473(2) of the Code, and any other information requested by the Issuer or its agent upon request and (y) update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required (such obligation, the “Noteholder Reporting Obligations”). Each purchaser and subsequent transferee of Notes will be required or deemed to acknowledge that the Issuer may provide such information and any other information concerning its investment in the Notes to the U.S. Internal Revenue Service. Each purchaser and subsequent transferee of Notes will be required or deemed to understand and acknowledge that the Issuer has the right, hereunder, to compel any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements to sell its interest in such Note, or may sell such interest on behalf of such owner

(e)        Each Subordinated Noteholder acknowledges and agrees to the provisions set forth in Section 7 of the limited liability company agreement of the Issuer and covenants to take no action inconsistent with such provisions.

Section 2.13    Additional Issuance. (a) At any time, the Issuer may issue and sell additional Subordinated Notes and use the net proceeds to purchase additional Collateral Obligations or for other purposes permitted under this Indenture; provided that the following conditions are met:
(i)      the Collateral Manager consents to such issuance and such issuance is consented to by a Majority of the Subordinated Notes;

(ii)     the aggregate face amount of such Subordinates Notes issued in all additional issuances shall not exceed 100% of the respective original face amount of the Subordinated Notes;

(iii)    the terms of the notes issued must be identical to the respective terms of previously issued Subordinated Notes (except that the prices of such additional Subordinated Notes do not have to be identical to those of the initial Subordinated Notes);

(iv)    the proceeds of any additional Subordinated Notes (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds and used to purchase additional Collateral Obligations, to invest in Eligible Investments or to apply pursuant to the Priority of Payments;

(v)     the Issuer shall notify each Rating Agency of the issuance of additional Subordinated Notes prior to the issuance date; and

(vi)    immediately after giving effect to such issuance, each Coverage Test is satisfied or, with respect to any Coverage Test that was not satisfied immediately prior to giving effect to such issuance and will continue not to be satisfied immediately after giving effect to such issuance, the degree of compliance with such Coverage Test is maintained or improved immediately after giving effect to such issuance and the application of the proceeds thereof.

(b)        Any additional Subordinated Notes issued as described above will, to the extent reasonably practicable, be offered first to Holders of the Subordinated Notes in such amounts as are necessary to preserve their pro rata holdings.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions to Issuance of Notes on Closing Date. The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i)      Officer’s Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement and related transaction documents and in each case the execution, authentication and delivery of the Notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate of each Class of Secured Notes to be authenticated and delivered and the Stated Maturity and face amount of Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)     Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as has been given.

(iii)    U.S. Counsel Opinions. Opinions of Dechert LLP, counsel to the Issuer and the Initial Purchaser, Pepper Hamilton LLP, special Delaware counsel to the Issuer, Sidley Austin LLP, counsel to the Collateral Manager and Seyfarth Shaw LLP, counsel to the Trustee and Collateral Administrator, each dated the Closing Date.

(iv)    Officer’s Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Closing Date.

(v)     Transaction Documents. An executed counterpart of each Transaction Document.

(vi)    Certificate of the Collateral Manager. An Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:

(A)           the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is correct and such schedule is complete with respect to each such Collateral Obligation;

(B)           each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”;

(C)           the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2; and

(D)           the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased (including any Closing Date Participation Interests) or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$300,267,556.

(vii)   Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(viii)  Certificate of the Issuer Regarding Assets. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that:

(A)           in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (VI)(ii) below):

(I)          the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date and (ii) those Granted pursuant to this Indenture;

(II)         the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III)       the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(IV)        the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(V)        based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is correct;

(VI)       (i)    based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(vii) have been satisfied; and

(VII)      upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture;

(B)           based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), each Collateral Obligation that the Collateral Manager on behalf of the Issuer purchased or committed to purchase on or prior to the Closing Date satisfies, or will upon its acquisition satisfy, the requirements of the definition of “Collateral Obligation”; and

(C)           based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased (including any Closing Date Participation Interests) or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$300,267,556.

(ix)     Rating Letters. An Officer’s certificate of the Issuer to the effect that attached thereto is a true and correct copy of a letter signed by each Rating Agency, as applicable, and confirming that each Class of Notes has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(x)     Accounts. Evidence of the establishment of each of the Accounts.

(xi)    Issuer Order for Deposit of Funds into Accounts. (A) An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$4,365,000 from the proceeds of the issuance of the Notes into the Expense Reserve Account for use pursuant to Section 10.3(c) and (B) an Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$0 from the proceeds of the issuance of the Notes into the Revolver Funding Account for use pursuant to Section 10.4.

(xii)    Accountants’ Certificate. An Accountants’ Certificate satisfactory to the Issuer (A) confirming that the Aggregate Principal Balance of the Collateral Obligations that the Issuer has purchased (including any Closing Date Participation Interests) or entered into binding commitments to purchase on or prior to the Closing Date in accordance with customary settlement procedures in the relevant markets is at least U.S.$300,267,556, that the Collateral Quality Tests are satisfied as of the Closing Date and that the Par Value Test is satisfied as of the Closing Date, (B) specifying the procedures undertaken by them to review data and computations relating to this Section 3.1(xii), (C) confirming the weighted average purchase price of the Collateral Obligations as of the Closing Date, (D) calculating as of the Closing Date the level of compliance with, or satisfaction or non-satisfaction of the Concentration Limitations and (E) indicating the percentage of Collateral Obligations constituting Discount Obligations.

(xiii)   Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xiii) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.2     Conditions to Additional Issuance. (a) Any additional Subordinated Notes to be issued in accordance with Section 2.13 may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) and upon receipt by the Trustee of the following:

(i)      Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Board Resolution of the execution, authentication and delivery of the Subordinated Notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate (if applicable) of the Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the date of issuance and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)     Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional Subordinated Notes or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional Subordinated Notes except as has been given.

(iii)    Officers’ Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the additional Subordinated Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.13 and all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional Subordinated Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the offering of such Subordinated Notes or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the date of additional issuance.

(iv)    Supplemental Indenture. A fully executed counterpart of the supplemental indenture, if any, making such changes to this Indenture as shall be necessary to permit such additional issuance.

(v)     Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Principal Collection Subaccount for use pursuant to Section 10.2.

(vi)    Evidence of Required Consents. A certificate of the Collateral Manager consenting to such issuance, and satisfactory evidence of a Majority of the Subordinated Notes to such issuance (which may be in the form of an Officer’s certificate of the Issuer).

(vii)   Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (vii) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.3      Custodianship; Delivery of Collateral Obligations and EligibleInvestments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”), all Assets in accordance with the definition of “Deliver.” Initially, the Custodian shall be the Bank. Any successor custodian shall be a state or national bank or trust company that has capital and surplus of at least U.S.$200,000,000 and is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased or received in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b)        Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1       Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights and immunities of the Trustee hereunder and the obligations under this Article IV, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights, obligations and immunities of the Collateral Administrator under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)	either:

(i)     all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(ii)     all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s and “AAA” by S&P, in an amount sufficient, as verified by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority or free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto; provided that this subsection (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

(b)        the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer; and

(c)        the Issuer has delivered to the Trustee, an Officer’s certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.16 shall survive.

Section 4.2     Application of Trust Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3      Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE V

REMEDIES

Section 5.1      Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)        a default in the payment, when due and payable, of (i) any interest on any Class A Note or, if there are no Class A Notes Outstanding, any Class B Note or, if there are no Class B Notes Outstanding, any Class C Note and, in each case, the continuation of any such default, for five Business Days, or (ii) any principal of, or interest or Deferred Interest on, or any Redemption Price in respect of, any Secured Note at its Stated Maturity or any Redemption Date; provided that, in the case of a failure to disburse due to an administrative error or omission by the Collateral Manager, Trustee, Collateral Administrator or any Paying Agent, such failure continues for seven Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(b)        the failure on any Payment Date to disburse amounts available in the Payment Account in excess of $1,000 in accordance with the Priority of Payments and continuation of such failure for a period of five Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, Collateral Administrator or any Paying Agent, such failure continues for seven Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c)        either the Issuer or the Assets becomes an investment company required to be registered under the Investment Company Act;

(d)        except as otherwise provided in this Section 5.1, a default in a material respect in the performance, or breach in a material respect, of any other material covenant of the Issuer in this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not an Event of Default, except to the extent provided in clause (g) below), or the failure of any material representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of 45 days after notice to the Issuer, and the Collateral Manager by registered or certified mail or overnight courier, by the Trustee, the Issuer or the Collateral Manager, or to the Issuer, the Collateral Manager and the Trustee at the direction of the Holders of at least a Supermajority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e)        the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f)         the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action; or

(g)       on any Measurement Date, failure of the percentage equivalent of a fraction (i) the numerator of which is equal to the Collateral Principal Amount and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Notes, to equal or exceed 100.0%.

Upon obtaining knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall, not later than three Business Days thereafter, notify the Noteholders (as their names appear on the Register), each Paying Agent, the Collateral Manager (and the Collateral Manager shall notify each of the Rating Agencies) and the Irish Stock Exchange (for so long as any Class of Listed Notes is listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require) of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2       Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee may, and shall, upon the written direction of a Supermajority of the Controlling Class, by notice to the Issuer and the Collateral Manager (which notice the Collateral Manager shall provide to each Rating Agency), declare the principal of all the Secured Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon (including Deferred Interest), and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e)or (f)occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Notes, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

(b)        At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Supermajority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)      The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)           all unpaid installments of interest and principal then due (as if such acceleration had not occurred) on the Secured Notes;

(B)           to the extent that the payment of such interest is lawful, interest upon any Deferred Interest at the applicable Interest Rate; and

(C)           all unpaid taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Collateral Management Fees and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Collateral Management Fees; and

(ii)      It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Notes that has become due solely by such acceleration, have (A) been cured, and a Supermajority of the Controlling Class by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c)        Notwithstanding anything in this Section 5.2 to the contrary, the Secured Notes will not be subject to acceleration by the Trustee or the Holders of a Supermajority of the Controlling Class solely as a result of the failure to pay any amount due on the Notes that are not of the Controlling Class.

Section 5.3      Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Note, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Note, the whole amount, if any, then due and payable on such Secured Note for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon direction of a Supermajority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Secured Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of the Supermajority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Supermajority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Secured Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Secured Notes, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Note shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)         to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Notes upon direction by a Supermajority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Secured Noteholders allowed in any Proceedings relative to the Issuer or other obligor upon the Secured Notes or to the creditors or property of the Issuer or such other obligor;

(b)        unless prohibited by applicable law and regulations, to vote on behalf of the Secured Noteholders upon the direction of a Supermajority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)         to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Secured Noteholders to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Secured Noteholders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Noteholders, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Secured Noteholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4 Remedies. (a) If an Event of Default has occurred and is continuing, and the Secured Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, and shall, subject to the terms of this Indenture (including Section 6.3(e)), upon written direction of a Supermajority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)      institute Proceedings for the collection of all amounts then payable on the Secured Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii)     sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii)    institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)    exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Notes hereunder (including exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v)     exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Secured Notes, which may be the Initial Purchaser, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Notes which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)        If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)        Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Secured Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)        Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Noteholders may, prior to the date which is one year and one day (or if longer, any applicable preference period then in effect plus one day) after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

Section 5.5      Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Notes intact (subject to Article X and Article XII), collect and cause the collection of the proceeds thereof, and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless either:

(i)      the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Notes for principal and interest (including accrued and unpaid Deferred Interest), and all other amounts payable prior to payment of principal on such Secured Notes (including amounts due and owing as Administrative Expenses (without giving effect to the Administrative Expense Cap) and due and unpaid Collateral Management Fees) and a Supermajority of the Controlling Class agrees with such determination; or

(ii)     Holders of at least (a) a Supermajority of the Controlling Class and (b) a Supermajority of each other Class of Secured Notes (voting separately by Class, including the Class A-2 Notes), if the Par Value Ratio applicable to the Class of Notes ranking immediately senior to such Class of Notes is greater than 100%, direct the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clauses (i) or (ii)exist.

(b)        Subject to Article X and Article XII, nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Notes if the conditions set forth in clauses (i) or (ii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.

(c)         In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each security contained in the Assets from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

The Trustee shall deliver to the Noteholders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i)within 30 days after an Event of Default and at the request of a Supermajority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i).

Section 5.6      Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or under any of the Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Secured Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7      Application of Money Collected. Any Money collected by the Trustee with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1and in accordance with the provisions of Section 11.1(a)(i)and Section 11.1(a)(ii)or, following the occurrence of an Enforcement Event, Section 11.1(a)(iii), at the date or dates fixed by the Trustee (each such date to occur on a Payment Date). Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8      Limitation on Suits. No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)       such Holder has previously given to the Trustee written notice of an Event of Default;

(b)        the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in complying with such request or direction;

(c)        the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)        no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Supermajority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Supermajority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9      Unconditional Rights of Secured Noteholders to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Secured Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Note, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Notes ranking junior to Notes still Outstanding shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Secured Note ranking senior to such Secured Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10    Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholder shall continue as though no such Proceeding had been instituted.

Section 5.11    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12    Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article Vor by law to the Trustee or to the Holders of the Secured Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Notes.

Section 5.13    Control by Supermajority of Controlling Class. A Supermajority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee; provided that:

(a)        such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)        the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

(c)        the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(d)        notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Notes representing the requisite percentage of the Aggregate Outstanding Amount of Notes of the Controlling Class specified in Section 5.4 and/or Section 5.5.

Section 5.14    Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Supermajority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default and its consequences, except a Default:

(a)         in the payment of the principal of any Secured Note (which may be waived only with the consent of the Holder of such Secured Note);

(b)        in the payment of interest on the Notes (which may be waived only with the consent of the Holder of each Outstanding Note that has not received a payment of interest when due);

(c)         in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d)         in respect of a representation contained in Section 7.19 (which may be waived only by a Supermajority of the Controlling Class if the S&P Rating Condition is satisfied).

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Collateral Manager (and the Collateral Manager shall provide such notice to each Rating Agency) and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16    Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17     Sale of Assets.

(a)        The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Noteholders, and shall, upon direction of a Supermajority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b)        The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Notes in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)         If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Supermajority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)         The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18    Action on the Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

ARTICLE VI

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee:

(i)      the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)     in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b)        In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)      this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)     the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability is reasonably expected not to exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(A) on the immediately succeeding Payment Date, the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to the performance of its ordinary services, including mailing of notices under Article V, under this Indenture; and

(v)     in no event shall the Trustee be liable for special, indirect or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d)        For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e), or (f) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Assets or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)         Upon the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than three Business Days thereafter, notify the Noteholders (as their names appear in the Register).

(f)         Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2     Notice of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Default of which a Trust Officer of the Trustee has actual knowledge or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail or e-mail to the Collateral Manager (and the Collateral Manager shall provide such notice to each Rating Agency) and all Holders, as their names and addresses appear on the Register, and the Irish Stock Exchange, for so long as any Class of Listed Notes is listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

Section 6.3       Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a)        the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)        any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order;

(c)         whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)        as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)         the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in complying with such request or direction;

(f)         the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee may, and upon the written direction of a Majority of the Controlling Class or of a Rating Agency shall (subject to the right hereunder to be indemnified for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Issuer’s or the Collateral Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g)        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent appointed and supervised, or non-Affiliated attorney appointed, with due care by it hereunder;

(h)        the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder;

(i)          nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Collateral Manager (unless and except to the extent otherwise expressly set forth herein);

(j)          to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Certificate (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)         the Trustee shall not be liable for the actions or omissions of the Collateral Manager, the Issuer, any Paying Agent (other than the Trustee) and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(l)          notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m)        in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities;

(n)        any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty;

(o)        to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p)        the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture. Whenever reference is made in this Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(q)        the Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control;

(r)          in order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Laws”), the Trustee shall obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Laws;

(s)         to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Administrator;

(t)         in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u)        the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture; and

(v)        the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance.

Section 6.4      Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5      May Hold Notes. The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6      Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7       Compensation and Reimbursement. (a) The Issuer agrees:

(i)      to pay the Trustee on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)     except as otherwise expressly provided herein, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.6, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii)    to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto; and

(iv)    to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

(b)        The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in Section 11.1(a) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If on any date when a fee shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable on such later date on which a fee shall be payable and sufficient funds are available therefor.

(c)        The Trustee hereby agrees not to cause the filing of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6. 7 until at least one year and one day, or if longer the applicable preference period then in effect plus one day, after the payment in full of all Notes issued under this Indenture; provided that the foregoing shall not prohibit the filing of proofs of claim in any action that is not caused by the filing by the Trustee of a petition in bankruptcy.

(d)        The Issuer’s payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture, and shall survive the discharge of this Indenture and the earlier resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8      Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a rating of at least “Baa1” by Moody’s and at least “BBB+” by S&P and having an office within the United States. The Trustee shall not be “affiliated” (as defined in Rule 405 under the Securities Act) with the Issuer or any person involved in the organization or operation of the Issuer and shall not provide credit or credit enhancement to the Issuer. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9     Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)        The Trustee may resign at any time by providing not less than 30 days’ written notice thereof to the Issuer, the Holders of the Notes and the Collateral Manager (and the Collateral Manager shall provide such notice to each Rating Agency). Upon receiving such notice of resignation, the Issuer, by Issuer Order, shall promptly appoint a successor Trustee or Trustees satisfying the requirements of Section 6.8; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Secured Notes of each Class (or if there are no Secured Notes Outstanding, a Majority of the Subordinated Notes) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been so appointed and shall have accepted appointment in the manner hereinafter provided within 30 days after the giving of such notice of resignation, any Holder, on behalf of itself and all others similarly situated, or the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c)        The Trustee may be removed at any time by Act of a Majority of each Class of Notes (for which purpose, the Class A-1 Notes will constitute and vote together as a single Class, and the Class A-2 Notes will constitute and vote together as a single Class) or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d)        If at any time:

(i)      the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)     the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)         If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee or Trustees satisfying the requirements of Section 6.8. If the Issuer shall fail to appoint a successor Trustee within 60 days after such removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(f)         The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager (which notice the Collateral Manager shall provide to each Rating Agency) and to the Holders of the Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.10    Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of any Class of Secured Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11  Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12    Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to satisfaction of the Global Rating Agency Condition), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)         the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)        the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)         the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)        no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)        the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)         any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify each Rating Agency of the appointment of a co-trustee hereunder.

Section 6.13    Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement, such release and/or substitution shall be subject to Section 10.7 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14    Authenticating Agents. Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15    Withholding. If any withholding tax is imposed on the Issuer’s payment (or allocations of income) under the Notes by law or pursuant to an agreement between the Issuer and a governmental authority, such tax shall reduce the amount otherwise distributable to the relevant Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is required by law or pursuant to an agreement between the Issuer and a governmental authority to be withheld by the Issuer (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings) and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding tax imposed with respect to any Note shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee. If there is a possibility that withholding tax is payable with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

Section 6.16    Fiduciary for Secured Noteholders Only; Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the delivery of any item of Asset to the Trustee is to the Trustee as representative of the Secured Noteholders and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Trustee of any Asset, the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Secured Noteholders, and agent for each other Secured Party and the Holders of the Subordinated Notes.

Section 6.17     Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a)         Organization. The Bank has been duly organized and is validly existing as a banking corporation with trust powers under the laws of the State of New York and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.

(b)         Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c)        Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d)        No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule or regulation or, to the best of its knowledge, judgment, order, writ, injunction or decree that is binding upon the Bank, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party, which in each case would have a material adverse effect on the Bank’s performance of its obligations hereunder.

ARTICLE VII

COVENANTS

Section 7.1      Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Secured Notes, in accordance with the terms of such Notes and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with the Subordinated Notes and this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2      Maintenance of Office or Agency. The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Notes and the Issuer hereby appoints the Trustee at its applicable Corporate Trust Office, as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (x) the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of such Notes and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented for payment; and (y) no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent’s activities. The Issuer hereby appoints, for so long as any Class of Listed Notes is listed on the Irish Stock Exchange and the requirements of such exchange so require, Custom House Administration and Listing Services Limited (the “Irish Paying Agent”) as Paying Agent in Ireland in respect of the Listed Notes for purposes of the payment of principal and interest on the Listed Notes. The Issuer shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office. The Issuer shall give prompt written notice to the Trustee, the Collateral Manager (which notice the Collateral Manager shall provide to each Rating Agency) and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, notices and demands may be served on the Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its designated office, and the Issuer hereby appoints the same as its agent to receive such respective notices, demands, presentations and surrenders.

Section 7.3      Money for Note Payments to be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes.

When the Issuer shall have a Paying Agent that is not also the Registrar, it shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, it shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

The initial Paying Agent shall be as set forth in Section 7. 2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as the Notes of any Class are rated by a Rating Agency, with respect to any additional or successor Paying Agent, either (i) such Paying Agent has a long- term debt rating of “A+” or higher by S&P and “A1” or higher by Moody’s or a short-term debt rating of “P-1” by Moody’s and “A-1” by S&P or (ii) the Global Rating Agency Condition is satisfied. If such successor Paying Agent ceases to have a long-term debt rating of “A+” or higher by S&P and “A1” or higher by Moody’s or a short-term debt rating of “P-1” by Moody’s and “A-1” by S&P, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)        allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b)        hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)         if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)        if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)         if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4      Existence of Issuer. (a) The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company organized under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as a foreign company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of formation from the State of Delaware to any other jurisdiction reasonably selected by the Issuer at the direction of a Majority of the Subordinated Notes so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee and the Collateral Manager by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders and by the Collateral Manager to each Rating Agency, (iii) the S&P Rating Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)        The Issuer shall ensure that all limited liability company formalities regarding its existence (including holding regular managers’ or other similar meetings) are followed. The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries other than any Blocker Subsidiaries and (ii) except to the extent contemplated in the Issuer’s limited liability company agreement, (x) the Issuer shall not (A) have any employees (other than its managers), (B) except as contemplated by the Collateral Management Agreement and the Issuer’s limited liability company agreement, engage in any transaction with any member that would constitute a conflict of interest or (C) pay dividends other than in accordance with the terms of this Indenture and the Issuer’s limited liability company agreement and (y) the Issuer shall (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements if required by law or this Indenture, (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person and (J) correct any known misunderstanding regarding its separate identity.

(c)        With respect to any Blocker Subsidiary:

(i)      the Issuer shall not permit such Blocker Subsidiary to incur any indebtedness (other than the guarantee and grant of security interest in favor of the Trustee described in Section 7.4(c)(vii) below);

(ii)     the constitutive documents of such Blocker Subsidiary shall provide that (A) recourse with respect to the costs, expenses or other liabilities of such Subsidiary shall be solely to the assets of such Blocker Subsidiary and no creditor of such Blocker Subsidiary shall have any recourse whatsoever to the Issuer or its assets except to the extent otherwise required under applicable law, (B) the activities and business purposes of such Blocker Subsidiary shall be limited to holding securities or obligations in accordance with Section 12.1(j) that are otherwise required to be sold pursuant to Sections 12.1(d), (h)or (i) and activities reasonably incidental thereto (including holding interests in other Blocker Subsidiaries), (C) such Blocker Subsidiary will not incur any indebtedness (other than the guarantee and grant of security interest in favor of the Trustee described in Section 7.4(c)(vii) below), (D) such Blocker Subsidiary will not create, incur, assume or permit to exist any lien, charge or other encumbrance on any of its assets, or sell, transfer, exchange or otherwise dispose of any of its assets, or assign or sell any income or revenues or rights in respect thereof, (E) such Blocker Subsidiary will be subject to the limitations on powers set forth in the organizational documents of the Issuer, (F) if such Blocker Subsidiary is a foreign corporation for U.S. Federal income tax purposes, such Blocker Subsidiary shall file a US federal income tax return reporting all effectively connected income, if any, arising as a result of owning the permitted assets of such Blocker Subsidiary, (G) after paying Taxes and expenses payable by such Blocker Subsidiary or setting aside adequate reserves for the payment of such Taxes and expenses, such Blocker Subsidiary will distribute 100% of the proceeds of the assets acquired by it (net of such Taxes, expenses and reserves), (H) such Blocker Subsidiary will not form or own any subsidiary or any interest in any other entity other than interests in another Blocker Subsidiary or securities or obligations held in accordance with Section 12.1(j) that would otherwise be required to be sold by the Issuer pursuant to Sections 12.1(d), (h) or (i) and (I) such Blocker Subsidiary will not acquire or hold title to any real property or a controlling interest in any entity that owns real property;

(iii)    the constitutive documents of such Blocker Subsidiary shall provide that such Blocker Subsidiary will (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements, (F) pay its own liabilities out of its own funds, (G) observe all corporate formalities and other formalities in its by-laws and its certificate of incorporation, (H) maintain an arm's length relationship with its Affiliates, (I) not have any employees, (J) not guarantee or become obligated for the debts of any other person (other than the Issuer) or hold out its credit as being available to satisfy the obligations of others (other than the Issuer), (K) not acquire obligations or securities of the Issuer, (L) allocate fairly and reasonably any overhead for shared office space, (M) use separate stationery, invoices and checks, (N) not pledge its assets for the benefit of any other Person (other than the Trustee) or make any loans or advance to any Person, (O) hold itself out as a separate Person, (P) correct any known misunderstanding regarding its separate identity and (Q) maintain adequate capital in light of its contemplated business operations;

(iv)    the constitutive documents of such Blocker Subsidiary shall provide that the business of such Blocker Subsidiary shall be managed by or under the direction of a board of at least one director and that at least one such director shall be a person who is not at the time of appointment and for the five years prior thereto has not been (A) a direct or indirect legal or beneficial owner of the Portfolio Manager, such Blocker Subsidiary or any of their respective Affiliates (excluding de minimis ownership), (B) a creditor, supplier, officer, manager, or contractor of the Collateral Manager, such Blocker Subsidiary or any of their respective Affiliates or (C) a person who controls (whether directly, indirectly or otherwise) the Collateral Manager, such Blocker Subsidiary or any of their respective Affiliates or any creditor, supplier, officer, manager or contractor of the Collateral Manager, such Blocker Subsidiary or any of their respective Affiliates;

(v)     the constitutive documents of such Blocker Subsidiary shall provide that, so long as the Blocker Subsidiary is owned directly or indirectly by the Issuer, upon the date of any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer, (x) the Issuer shall sell or otherwise dispose of all of its equity interests in such Blocker Subsidiary within a reasonable time or (y) such Blocker Subsidiary shall (A) sell or otherwise dispose of all of its property or, to the extent such Blocker Subsidiary is unable to sell or otherwise dispose of such property within a reasonable time, distribute such property in kind to its stockholders, (B) make provision for the filing of a tax return and any action required in connection with winding up such Blocker Subsidiary, (C) liquidate and (D) distribute the proceeds of liquidation to its stockholders;

(vi)    to the extent payable by the Issuer, with respect to any Blocker Subsidiary, (i) any expenses related to such Blocker Subsidiary will be considered Administrative Expenses pursuant to subclause (vi) of clause third of the definition thereof and will be payable as Administrative Expenses pursuant to Section 11.1(a) (Disbursements of Monies from Payment Account); and

(vii)   the Issuer shall cause each Blocker Subsidiary (x) to give a guarantee in favor of the Trustee pursuant to which such Blocker Subsidiary absolutely and unconditionally guarantees, to the Trustee for the benefit of the Secured Parties, the obligations under this Indenture and (y) to enter into a security agreement between such Blocker Subsidiary and the Trustee pursuant to which such Blocker Subsidiary grants a perfected, first-priority continuing security interest in all of its property to secure its obligations under such guarantee.

(d)        The Issuer and the Trustee agree, for the benefit of all Holders of each Class of Notes, not to institute against any Blocker Subsidiary any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law, or a petition for its winding -up or liquidation (other than a winding-up or liquidation of a Blocker Subsidiary that no longer holds any assets), until the payment in full of all Notes and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

Section 7.5      Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary, reasonably advisable or desirable to secure the rights and remedies of the Holders of the Secured Notes hereunder and to:

(i)      Grant more effectively all or any portion of the Assets;

(ii)     maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)    perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)   enforce any of the Assets or other instruments or property included in the Assets;

(v)     preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Secured Notes in the Assets against the claims of all Persons and parties; or

(vi)    pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to file any Financing Statement, continuation statement and all other instruments prepared and delivered to it for execution, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s and the Collateral Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s United States counsel to file without the Issuer’s signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all personal property of the Debtor now owned or hereafter acquired” as the Assets in which the Trustee has a Grant.

(b)        The Trustee shall not, except in accordance with Section 5.5 or Section 10.7(a), (b)and (c), as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(iii)unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions).

Section 7.6      Opinions as to Assets. On or before November 5th in each calendar year, commencing in 2011, the Issuer shall furnish to the Trustee and Moody’s an Opinion of Counsel relating to the security interest granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

Section 7.7     Performance of Obligations. (a) The Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity with this Indenture or as otherwise required hereby.

(b)        The Issuer shall notify S&P and Moody’s within 10 Business Days after it has received notice from any Noteholder or the Issuer of any material breach of any Transaction Document, following any applicable cure period for such breach.

(c)         The Issuer shall cause the Collateral Manager to re-calculate the Market Value of all Collateral Obligations included in the Assets no less frequently than once every three calendar months.

Section 7.8      Negative Covenants. (a) The Issuer will not from and after the Closing Date:

(i)      sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii)     claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code or any applicable laws of any other applicable jurisdiction);

(iii)     (A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby or (B)(1) issue any additional class of securities except in accordance with Section 2.13 and 3.2 or (2) issue any additional membership interests;

(iv)    (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)     amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi)    dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)   pay any distributions other than in accordance with the Priority of Payments;

(viii)  permit the formation of any subsidiaries (other than any Blocker Subsidiaries);

(ix)     conduct business under any name other than its own;

(x)      have any employees (other than managers to the extent they are employees); and

(xi)     fail to maintain an Independent Manager under the Issuer’s limited liability company agreement.

(b)        Notwithstanding anything to the contrary contained herein, the Issuer shall not acquire any asset, conduct any activity or take any action if the acquisition or ownership of such asset, the conduct of such activity or the taking of such action, as the case may be, would cause the Issuer to be engaged, or deemed to be engaged, in a trade or business within the United States for United States federal income tax purposes or otherwise to be subject to United States federal income tax on a net basis or income tax on a net income basis in any other jurisdiction except that the Issuer may hold Equity Securities, Defaulted Obligations and securities or other consideration received in an Offer pending their sale or transfer in accordance with Sections 12.1(d), (h)or (i) or Section 12.1(j), as applicable. The Issuer shall be deemed to have complied with this clause (b) to the extent the Issuer or the Collateral Manager on behalf of the Issuer has complied with the investment guidelines set forth in Annex A to the Collateral Management Agreement.

(c)         The Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

(d)        Notwithstanding anything contained in this Indenture to the contrary, the Issuer may not acquire any of the Secured Notes; provided that this Section 7.8(d) shall not be deemed to limit an optional or mandatory redemption pursuant to the terms of this Indenture or a buy-back pursuant to Section 9.7.

Section 7.9      Statement as to Compliance. On or before November 20th in each calendar year commencing in 2011, or immediately if there has been a Default under this Indenture and prior to the issuance of any additional Subordinated Notes pursuant to Section 2.13, the Issuer shall deliver to the Trustee (to be forwarded by the Trustee to the Collateral Manager (which shall forward such notice to each Rating Agency), and each Noteholder making a written request therefor) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10    Issuer May Consolidate, etc., Only on Certain Terms. The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a)        the Merging Entity shall be the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) in any case shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Holder, the due and punctual payment of the principal of and interest on all Secured Notes and the performance and observance of every covenant of this Indenture on its part to be performed or observed, all as provided herein;

(b)        the Global Rating Agency Condition shall have been satisfied with respect to such consolidation or merger;

(c)         if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)        if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee and the Collateral Manager (and the Collateral Manager shall have delivered to each Rating Agency) an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing all of the Notes, (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Notes; and in each case as to such other matters as the Trustee or any Noteholder may reasonably require and (iii) such Successor Entity will not be subject to U.S. net income tax or treated as engaged in a U.S. trade or business for U.S. federal income tax purposes;

(e)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)         the Merging Entity shall have notified the Collateral Manager (and the Collateral Manager shall have notified each Rating Agency) of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with;

(g)        the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity) will not be required to register as an investment company under the Investment Company Act; and

(h)        after giving effect to such transaction, the outstanding stock of the Merging Entity (or, if applicable, the Successor Entity) will not be beneficially owned within the meaning of the Investment Company Act by any U.S. Person.

Section 7.11    Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12   No Other Business. The Issuer shall not have any employees (other than its managers and only to the extent contemplated in the Issuer’s limited liability company agreement) and shall not engage in any business or activity other than the issuance, redemption and payment of the Secured Notes and the issuance, redemption and payment of the Subordinated Notes and any additional Subordinated Notes issued pursuant to this Indenture, the acquisition, holding, selling, exchanging, redeeming and pledging of Collateral Obligations, Other Exchange Assets, Equity Securities, Eligible Investments and shares in Blocker Subsidiaries, solely for its own account, the entering into and acting in accordance with agreements with governmental authorities (including agreements that may allow the Issuer to receive payments at a reduced rate of withholding tax) and other incidental activities, including entering into and exercising its rights and performing its obligations under the Transaction Documents to which it is a party. The Issuer shall not hold itself out as originating loans, lending funds, making a market in loans or other assets or selling loans or other assets to customers or as willing to enter into, assume, offset, assign or otherwise terminate positions in derivative financial instruments with customers. The Issuer may amend, or permit the amendment of, its limited liability company agreement and certificate of formation only if such amendment would satisfy the Global Rating Agency Condition.

Section 7.13    Maintenance of Listing. So long as any Listed Notes remain Outstanding, the Issuer shall use reasonable efforts to maintain the listing of such Listed Notes on the Irish Stock Exchange.

Section 7.14    Annual Rating Review. (a) So long as any of the Secured Notes of any Class remain Outstanding, on or before November 20th in each year commencing in 2011, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Secured Notes from each Rating Agency, as applicable. The Issuer shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Secured Notes has been, or is known will be, changed or withdrawn.

(b)        The Issuer shall obtain and pay for an annual review of any Collateral Obligation which has a Moody’s Rating derived as set forth in clause (e)(ii) of the definition of the term “Moody’s Derived Rating” in Schedule 5 and any DIP Collateral Obligation. The Issuer shall obtain and pay for an annual review of any Collateral Obligation which has a S&P Rating derived as set forth in clause (iii)(b) of the part of the definition of the term “S&P Rating.”

Section 7.15    Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16    Calculation Agent. (a) The Issuer hereby agrees that for so long as any Secured Notes remain Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Exhibit C hereto (the “Calculation Agent”). The Issuer hereby appoints the Trustee as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, or if the Calculation Agent fails to determine any of the information required to be published on the Irish Stock Exchange via the Companies Announcement Office, as described in subsection (b), in respect of any Interest Accrual Period, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)        The Calculation Agent shall be required to agree (and the Trustee as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. (London time) on each Interest Determination Date, but in no event later than 11:00 a.m. (New York time) on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Secured Notes during the related Interest Accrual Period and the Note Interest Amount (in each case, rounded up to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Secured Notes in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent will also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

Section 7.17    Certain Tax Matters. (a) So long as the Subordinated Notes and Membership Interests are held by one Person, the Issuer will not elect to be treated as other than an entity disregarded from its owner for U.S. federal income tax purposes without first obtaining the consent of a Majority of the Holders of the Subordinated Notes. If at any time the Subordinated Notes or any Membership Interests in the Issuer are held by more than one Person, in accordance with this Indenture the Issuer will not elect to be classified as other than a partnership for U.S. federal income tax purposes.

(b)         The Issuer will treat each purchase of Collateral Obligations as a “purchase” for tax accounting and reporting purposes.

(c)         The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any governmental authority.

Section 7.18    Asset Quality Matrix. (a) On or prior to the Closing Date, the Collateral Manager shall elect the “row/column combination” of the Asset Quality Matrix that shall apply to the Collateral Obligations for purposes of determining compliance with the Moody’s Diversity Test, the Maximum Moody’s Weighted Average Rating Factor Test and the Minimum Weighted Average Spread Test by providing written notice in the form of Exhibit F. Thereafter, at any time on written notice of one Business Day to the Trustee and the Rating Agencies, the Collateral Manager may elect a different “row/column combination” to apply to the Collateral Obligations; provided that if: (i) the Collateral Obligations are currently in compliance with the Asset Quality Matrix case then applicable to the Collateral Obligations, the Collateral Obligations comply with the Asset Quality Matrix case to which the Collateral Manager desires to change or (ii) the Collateral Obligations are not currently in compliance with the Asset Quality Matrix case then applicable to the Collateral Obligations or would not be in compliance with any other Asset Quality Matrix case, the Collateral Obligations need not comply with the Asset Quality Matrix case to which the Collateral Manager desires to change; provided that if subsequent to such election the Collateral Obligations comply with any Asset Quality Matrix case, the Collateral Manager shall elect a “row/column combination” that corresponds to a Asset Quality Matrix case in which the Collateral Obligations are in compliance. If the Collateral Manager does not notify the Trustee and the Collateral Administrator that it will alter the “row/column combination” of the Asset Quality Matrix chosen on or prior to the Closing Date in the manner set forth above, the “row/column combination” of the Asset Quality Matrix chosen on or prior to the Closing Date shall continue to apply. Notwithstanding the foregoing, the Collateral Manager may elect at any time after the Closing Date, in lieu of selecting a “row/column combination” of the Asset Quality Matrix, to interpolate between two adjacent rows and/or two adjacent columns, as applicable, on a straight-line basis and round the results to two decimal points.

(b)        Weighted Average S&P Recovery Rate. On or prior to the Closing Date, the Collateral Manager shall elect the Weighted Average S&P Recovery Rate that shall apply to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test by providing written notice in the form of Exhibit G. Thereafter, at any time on written notice to the Trustee, the Collateral Administrator and S&P, the Collateral Manager may elect a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations; provided that, if: (i) the Collateral Obligations are currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations, the Collateral Obligations comply with the Weighted Average S&P Recovery Rate case to which the Collateral Manager desires to change or (ii) the Collateral Obligations are not currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other Weighted Average S&P Recovery Rate case, the Weighted Average S&P Recovery Rate to apply to the Collateral Obligations shall be the lowest Weighted Average S&P Recovery Rate in Section 2 of Schedule 6. If the Collateral Manager does not notify the Trustee and the Collateral  Administrator that it will alter the Weighted Average S&P Recovery Rate chosen on or prior to the Closing Date in the manner set forth above, the Weighted Average S&P Recovery Rate chosen on or prior to the Closing Date shall continue to apply.

Section 7.19    Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i)      The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture.

(ii)     Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii)    All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv)   All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC.

(v)     This Indenture creates a valid and continuing security interest (as defined in Section 1 - 201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer.

(b)        The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i)      Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii)     The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c)         The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i)      All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) the UCC.

(ii)     The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii)    (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the person having a security entitlement against the Custodian in each of the Accounts.

(iv)    The Accounts are not in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the entitlement order of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

(d)        The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i)      The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)     The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

The Issuer agrees to notify the Collateral Manager promptly (which notice the Collateral Manager shall forward to the Rating Agencies) if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without satisfaction of the S&P Rating Condition, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures Without Consent of Holders of Notes. Without the consent of the Holders of any Notes (except any consent required by clauses (iii), (vi), (ix), (xii), (xiii)or (xvi)below) but with the written consent of the Collateral Manager, the Issuer, when authorized by Board Resolutions, and the Trustee at any time and from time to time subject to Section 8.3, may, without an Opinion of Counsel or an Officer’s certificate of the Collateral Manager being provided to the Issuer or the Trustee as to whether or not any Class of Notes would be materially and adversely affected thereby (except in the case of clauses (iii), (vi), (ix), (xii), (xiii) or (xvi)below), enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)      to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Notes;

(ii)     to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties;

(iii)    to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes; provided that if the Holders of any Class of Notes would be materially and adversely affected by such supplemental indenture entered into pursuant to this clause (iii), the consent to such supplemental indenture has been obtained from a Majority of each such Class;

(iv)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)     to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)    to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder; provided that if the Holders of any Class of Notes would be materially and adversely affected by such supplemental indenture entered into pursuant to this clause (vi), the consent to such supplemental indenture has been obtained from a Majority of each such Class ;

(vii)   to make such changes (including the removal and appointment of any listing agent or Paying Agent in Ireland) as shall be necessary or advisable in order for the Listed Notes to be or remain listed on an exchange, including the Irish Stock Exchange;

(viii)  to correct or supplement any inconsistent or defective provisions in this Indenture, to cure any ambiguity, omission or errors in this Indenture or to conform the provisions of this Indenture to the Offering Circular;

(ix)     to take any action necessary or helpful to prevent the Issuer or the Trustee from becoming subject to any withholding or other taxes or assessments; provided that, if the Holders of any Class of Notes would be materially and adversely affected by such supplemental indenture entered into pursuant to this clause (ix), the consent to such supplemental indenture has been obtained from a Majority of each such Class;

(x)      to make such changes as shall be necessary to permit the Issuer to issue additional Subordinated Notes; provided that any such additional issuance of Subordinated Notes shall be issued in accordance with this Indenture, including Sections 2.13 and 3.2;

(xi)    to amend the name of the Issuer;

(xii)   to modify, amend or add to any component of the Asset Quality Matrix, the restrictions on the sales of Collateral Obligations, the Collateral Quality Test or any of the Concentration Limitations and the definitions related thereto which affect the calculation thereof in a manner that would not materially and adversely affect any holder of the Notes, as evidenced by a certificate of an officer of the Collateral Manager or an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) and with respect to which the Global Rating Agency Condition is satisfied; provided that if the holders of any Class of Notes would be materially and adversely affected by such supplemental indenture entered into pursuant to this clause (xii), the consent to such supplemental indenture has been obtained from a Majority of each such Class;

(xiii)   to take any action advisable to prevent the Issuer from becoming subject to withholding or other taxes, fees or assessments or to prevent the Issuer from being treated as engaged in a trade or business within the United States for United States federal income tax purposes or otherwise being subject to United States federal, state or local income tax on a net income basis; provided that if the holders of any Class of Notes would be materially and adversely affected by such supplemental indenture entered into pursuant to this clause (xiii), the consent to such supplemental indenture has been obtained from a Majority of each such Class;

(xiv)  to modify any provision to facilitate an exchange of one obligation for another obligation of the same Obligor that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange;

(xv)   to evidence any waiver or modification by any Rating Agency as to any requirement or condition, as applicable, of such Rating Agency set forth herein or to modify the terms hereof in order that it may be consistent with the requirements of the Rating Agencies, including to address any change in the rating methodology employed by either Rating Agency; or

(xvi)  to make such other changes as the Issuer deems appropriate and that do not materially and adversely affect the interests of any holder of the Notes as evidenced by an Opinion of Counsel delivered to the Trustee (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a certificate of an Officer of the Collateral Manager.

Section 8.2      Supplemental Indentures With Consent of Holders of Notes. With the written consent of the Collateral Manager, a Majority of each Class of Secured Notes materially and adversely affected thereby, if any, and, if the Subordinated Notes are materially and adversely affected thereby, a Majority of the Subordinated Notes, the Trustee and the Issuer may, subject to Section 8. 3, execute one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of any Class under this Indenture; provided that notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall, without the consent of each Holder of each Outstanding Note of each Class materially and adversely affected thereby:

(i)      change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Note, reduce the principal amount thereof or the rate of interest thereon or the Redemption Price with respect to any Note, or change the earliest date on which Notes of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Notes or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Notes or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii)     reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for in this Indenture;

(iii)    materially impair or materially adversely affect the Assets except as otherwise permitted in this Indenture;

(iv)    except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Note of the security afforded by the lien of this Indenture;

(v)     reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Notes whose consent is required to request the Trustee to preserve the Assets or rescind the determination to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi)    modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Notes the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note Outstanding and affected thereby or (y) Section 8.1or Section 8.3;

(vii)   modify the definition of the term “Outstanding” or the Priority of Payments set forth in Section 11.1(a); or

(viii)  modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Secured Note or any amount available for distribution to the Subordinated Notes, or to affect the rights of the Holders of any Secured Notes to the benefit of any provisions for the redemption of such Secured Notes contained herein.

Section 8.3      Execution of Supplemental Indentures. (a) The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s (or, for so long as the Trustee is also the Collateral Administrator, the Collateral Administrator’s) own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(b)        With respect to any supplemental indenture permitted by Section 8.1 or 8.2 the consent to which is expressly required pursuant to such Section from all or a Majority of Holders of each Class materially and adversely affected thereby, the Trustee shall be entitled to conclusively rely upon an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) or an Officer’s certificate of the Collateral Manager as to (i) whether or not the Holders of any Class of Secured Notes would be materially and adversely affected by a supplemental indenture, unless the Holders of a Majority in Aggregate Outstanding Amount of the Notes of such Class have provided written notice to the Trustee prior to execution of such supplemental indenture that such Class would be materially and adversely affected thereby and (ii) whether or not the Subordinated Notes would be materially and adversely affected by a supplemental indenture, unless the Holders of a Majority in Aggregate Outstanding Amount of the Subordinated Notes have provided written notice to the Trustee prior to execution of such supplemental indenture that the Subordinated Notes would be materially and adversely affected thereby. Such determination shall, in each such case, be conclusive and binding on all present and future Holders. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel or Officer’s certificate of the Collateral Manager stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee shall not be liable for any reliance made in good faith upon such Opinions of Counsel or such Officer’s certificates of the Collateral Manager.

(c)         At the cost of the Issuer, for so long as any Notes shall remain Outstanding, not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 and not later than 10 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.2, the Trustee shall deliver to the Collateral Manager, the Collateral Administrator and the Noteholders a copy of such supplemental indenture. If any Class of Secured Notes is then Outstanding and is rated by a Rating Agency, unless such supplemental indenture effects only changes described in Section 8.1(vii) or such supplemental indenture is a supplemental indenture described in Section 8.1(x)effecting an additional issuance of Subordinated Notes only, the Trustee shall enter into any such supplemental indenture only if, as a result of such supplemental indenture, the Global Rating Agency Condition is satisfied. At the cost of the Issuer, for so long as any Class of Secured Notes shall remain Outstanding and such Class is rated by a Rating Agency, the Issuer (or the Collateral Manager on behalf of the Issuer) shall provide to such Rating Agency a copy of any proposed supplemental indenture at least 10 Business Days prior to the execution thereof (unless such period is waived by the applicable Rating Agency, the proposed supplemental indenture effects only changes described in Section 8.1(vii) or such supplemental indenture is a supplemental indenture described in Section 8.1(x) effecting an additional issuance of Subordinated Notes only) and, for so long as such Class of Secured Notes is Outstanding and so rated, request written confirmation (unless such supplemental indenture effects only changes described in Section 8.1(vii) or such supplemental indenture is a supplemental indenture described in Section 8.1(x) effecting an additional issuance of Subordinated Notes only) that the Global Rating Agency Condition is satisfied and, as soon as practicable after the execution of any such supplemental indenture, provide to such Rating Agency a copy of the executed supplemental indenture. At the cost of the Issuer, the Trustee shall provide to the Holders (in the manner described in Section 14.3(a)(ix)) a copy of the executed supplemental indenture after its execution together with a copy of any confirmations from Rating Agencies that were received in connection with the supplemental indenture. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

(d)        It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(e)         The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII.

(f)         For so long as any Listed Notes are listed on the Irish Stock Exchange, the Issuer shall notify the Irish Stock Exchange of any modification to this Indenture.

Section 8.4      Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5      Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE IX

REDEMPTION OF NOTES

Section 9.1      Mandatory Redemption. If a Coverage Test is not satisfied on any Determination Date on which such Coverage Test is applicable, on the related Payment Date the Issuer shall apply available amounts in the Payment Account to make payments on the Secured Notes pursuant to the Priority of Payments.

Section 9.2      Optional Redemption. (a) The Secured Notes shall be redeemable by the Issuer at the written direction of a Majority of the Subordinated Notes as follows: based upon such written direction, the Secured Notes shall be redeemed in whole (with respect to all Classes of Secured Notes) but not in part on any Payment Date after the end of the Non-Call Period from Sale Proceeds and proceeds from the sale of other Assets.

(b)        The Issuer may redeem the Subordinated Notes in whole but not in part on any Payment Date on or after the redemption or repayment in full of the Secured Notes, at the written direction of either of (x) a Majority of the Subordinated Notes or (y) the Collateral Manager, so long as Garrison Investment Group LP or any Affiliate thereof is the Collateral Manager.

(c)         In connection with any Optional Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

Section 9.3       Tax Redemption. (a) The Notes shall be redeemed in whole but not in part on any Payment Date (any such redemption, a “Tax Redemption”) at the written direction (delivered to the Trustee) of a Majority of the Subordinated Notes following the occurrence and continuation of a Tax Event.

(b)        If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Collateral Administrator, each Rating Agency and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Notes thereof.

(c)        In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

Section 9.4      Redemption Procedures. (a) In connection with any redemption pursuant to Section 9.2 or Section 9.3, the Secured Notes shall be redeemed at the applicable Redemption Prices and a Majority of the Subordinated Notes must provide the above described written direction to the Issuer, the Trustee and the Collateral Manager not later than 45 days prior to the Payment Date on which such redemption is to be made (which date shall be designated in such notice); provided that all Secured Notes must be redeemed simultaneously. The Issuer shall, at least 30 days prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the applicable Redemption Prices; provided that failure to effect any Optional Redemption or any Tax Redemption which is withdrawn by the Issuer in accordance with this Indenture shall not constitute an Event of Default under this Indenture. Notice of an Optional Redemption or Tax Redemption shall be given by first class mail, postage prepaid, mailed not later than nine Business Days prior to the applicable Redemption Date, to each Holder of Notes, at such Holder’s address in the Register, and each Rating Agency. In addition, for so long as any Listed Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of redemption pursuant to Section 9.2 or Section 9.3 shall also be given to the Holders thereof by publication on the Irish Stock Exchange via the Companies Announcement Office.

(b)       Upon receipt of a notice of redemption in whole of the Secured Notes pursuant to Section 9.2or Section 9.3, the Collateral Manager shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets such that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Notes to be redeemed and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Collateral Management Fees due and payable under the Priority of Payments. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Notes then required to be redeemed and to pay such fees and expenses, the Secured Notes may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(c)         All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)      the applicable Redemption Date;

(ii)     the Redemption Prices of the Notes to be redeemed;

(iii)    all of the Secured Notes that are to be redeemed are to be redeemed in full and that interest on such Secured Notes shall cease to accrue on the Payment Date specified in the notice;

(iv)    the place or places where Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2 and, so long as any Listed Notes are listed on the Irish Stock Exchange, the Irish Paying Agent; and

(v)     if all Secured Notes are being redeemed, whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2.

(d)        In the event of any redemption pursuant to Section 9.2 or 9.3, no Secured Notes may be optionally redeemed unless (i) at least five Business Days before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee evidence, in a form reasonably satisfactory to the Trustee, that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) are rated, or guaranteed by a Person whose short-term unsecured debt obligations are rated, at least “A-1” by S&P and at least “P-1” by Moody’s to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Collateral Management Fees payable in accordance with the Priority of Payments and redeem all of the Secured Notes on the scheduled Redemption Date at the applicable Redemption Prices (or in the case of any Class of Secured Notes, such other amount that the Holders of such Class have elected to receive, in the case of an Optional Redemption or a Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), or (ii) prior to selling any Collateral Obligations and/or other Assets, the Collateral Manager shall certify to the Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, and (B) for each Collateral Obligation, the product of its Market Value and its Applicable Advance Rate, shall exceed the aggregate sum of (x) the aggregate Redemption Prices (or in the case of any Class of Secured Notes, such other amount that the Holders of such Class have elected to receive, in the case of an Optional Redemption or a Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) of the Outstanding Secured Notes and (y) all Administrative Expenses payable under the Priority of Payments. Any certification of the Collateral Manager pursuant to clause (ii) above shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or other Assets and (2) all calculations required by this Section 9.4(d). Any holder of Notes, the Collateral Manager or any of the Collateral Manager’s Affiliates or accounts managed by it shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or a Tax Redemption.

(e)         Notice of redemption pursuant to Section 9.2 or Section 9.3 shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(f)         The Issuer may withdraw any notice of redemption delivered pursuant to Section 9.2or Section 9.3 on any day up to and including the later of (x) the day on which the Collateral Manager is required to deliver to the Trustee the sale agreement or agreements or certifications as described in Section 9.4(d), by written notice to the Trustee that the Collateral Manager will be unable to deliver the sale agreement or agreements or certifications described in Section 9.4(d)and Sections 12.1(e)and (f)and (y) the day on which the Holders of Notes are notified of such redemption in accordance with Section 9.4(a), at the written direction of a Majority of the Subordinated Notes to the Trustee and the Collateral Manager.

Section 9.5      Notes Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, subject to Section 9.4(d) and the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.4(f), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Notes that are Secured Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save such party harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Secured Notes so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Secured Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b)        If any Secured Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder.

Section 9.6      Special Redemption. Principal payments on the Secured Notes shall be made in part in accordance with the Priority of Payments on any Payment Date during the Reinvestment Period, if the Collateral Manager in its sole discretion notifies the Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager in its sole discretion and which would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations (a “Special Redemption”). On the first Payment Date (and all subsequent Payment Dates unless the Collateral Manager withdraws such notice) following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing Principal Proceeds that the Collateral Manager has determined cannot be reinvested in additional Collateral Obligations (such amount, a “Special Redemption Amount”) will be available to be applied in accordance with the Priority of Payments. Notice of payments pursuant to this Section 9.6 shall be given by the Trustee not less than three Business Days prior to the applicable Special Redemption Date by facsimile, email transmission or first class mail, postage prepaid, to each Holder of Secured Notes affected thereby at such Holder’s facsimile number, email address or mailing address in the Register and to the Collateral Manager (who shall forward such notice to both Rating Agencies). In addition, for so long as any Listed Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of Special Redemption to the holders of such Listed Notes shall also be given by the Issuer or, upon Issuer Order, by the Irish Paying Agent in the name and at the expense of the Issuer, to Noteholders by publication on the Irish Stock Exchange via the Companies Announcement Office.

Section 9.7      Issuer Buy-Back. All or a portion of the Class A-1 Notes or if the Class A-1 Notes are no longer Outstanding, the Class A-2 Notes or if the Class A-2 Notes are no longer Outstanding, the Class B Notes or if the Class B Notes are no longer Outstanding, the Class C Notes or if the Class C Notes are no longer Outstanding, the Subordinated Notes may be repurchased by the Issuer, at the written direction of the Collateral Manager, on any Payment Date at the Buy-Back Price, so long as an equivalent offer is extended to all Holders of the Notes of the same Class, pro rata to the Aggregate Outstanding Amount of such Notes held thereby and all Coverage Tests and the Moody’s Weighted Average Rating Factor Test are satisfied; provided that no Holder is obligated to accept such offer. The Issuer shall give notice to such Class not later than fifteen (15) Business Days prior to the Payment Date on which such repurchase occurs. Notes repurchased by the Issuer shall be immediately delivered to the Trustee for cancellation under Section 2.9.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1    Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided in this Indenture. Each Account established under this Indenture shall be established and maintained with (a) a federal or state-chartered depository institution rated at least “A-1” by S&P (or at least “A+” by S&P and “Aa3” by Moody’s if such institution has no short-term rating) and “P-1” by Moody’s and if such institution’s rating falls below “A-1” by S&P (or below “A+” by S&P or “Aa3” by Moody’s if such institution has no short-term rating) or “P-1” by Moody’s, the assets held in such Account shall be moved within 60 calendar days to another institution that is rated at least “A-1” by S&P (or at least “A+” by S&P and “Aa3” by Moody’s if such institution has no short-term rating) and “P-1” by Moody’s or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a national bank with trust powers holding segregated trust assets in a fiduciary capacity.

Section 10.2    Collection Account. (a) In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian two segregated trust accounts, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount” (and which together will comprise the Collection Account), each held in the name of Deutsche Bank Trust Company Americas, as Trustee, for the benefit of the Secured Parties and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.5(a), immediately upon receipt thereof or upon transfer from the Expense Reserve Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII). The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Expense Reserve Account, Reinvestment Amount Account or Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.5(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.5(a).

(b)        The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)         At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Obligation) and reinvest such funds in additional Collateral Obligations or exercise a warrant held in the Assets, in each case in accordance with the requirements of Article XII and such Issuer Order. At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations. On any Payment Date when permitted pursuant to Section 9.7, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds from amortizations or prepayments (but excluding Sales Proceeds) of Collateral Obligations in the amount of any Buy-Back Price then required to be paid by the Issuer.

(d)        The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant or right to acquire securities held in the Assets in accordance with the requirements of Article XII and such Issuer Order, and (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided, further, that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

(e)        The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

Section 10.3    Transaction Accounts. (a) Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing trust account held in the name of Deutsche Bank Trust Company Americas, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, Collateral Management Fees and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. Amounts in the Payment Account shall remain uninvested.

(b)        Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing trust account held in the name of Deutsche Bank Trust Company Americas, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments.

(c)         Expense Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing trust account held in the name of Deutsche Bank Trust Company Americas, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Expense Reserve Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Trustee to deposit the amount specified in Section 3.1(xi)(A) to the Expense Reserve Account. On any Business Day from the Closing Date to and including the Determination Date relating to the first Payment Date following the Closing Date, the Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, to pay expenses of the Issuer incurred in connection with the establishment of the Issuer, the structuring and consummation of the Offering and the issuance of the Notes or to the Collection Account as Principal Proceeds. By the Determination Date relating to the first Payment Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Interest Proceeds and/or Principal Proceeds (in the respective amounts directed by the Collateral Manager in its sole discretion) and the Expense Reserve Account will be closed. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

(d)        Reinvestment Amount Account. In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing trust account held in the name of Deutsche Bank Trust Company Americas, as Trustee, for the benefit of the Secured Parties which will be designated as the Reinvestment Amount Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Reinvestment Amounts deposited in the Reinvestment Amount Account will be withdrawn, not later than the Business Day after the Payment Date on which such Reinvestment Amounts are deposited in the Reinvestment Amount Account, solely to be transferred to the Collection Account as Principal Proceeds to purchase additional Collateral Obligations in accordance with Section 12.2. Amounts in the Reinvestment Amount Account shall remain uninvested.

Section 10.4    The Revolver Funding Account. Upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds in an amount equal to the undrawn portion of such obligation shall be withdrawn from the Principal Collection Subaccount and deposited by the Trustee in a single, segregated non-interest bearing trust account established at the Custodian and held in the name of Deutsche Bank Trust Company Americas, as Trustee, for the benefit of the Secured Parties (the “Revolver Funding Account”). Upon initial purchase of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.5 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds.

The Issuer shall, at all times maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager on behalf of the Issuer. In the event of any shortfall in the Revolver Funding Account, the Collateral Manager (on behalf of the Issuer) may direct the Trustee to, and the Trustee thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collection Subaccount to the Revolver Funding Account.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations may be transferred by the Trustee (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount.

Section 10.5    Reinvestment of Funds in Accounts; Reports by Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Revolver Funding Account and the Expense Reserve Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment or other Eligible Investments of the type described in clause (ii) of the definition of “Eligible Investments” maturing no later than the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein). If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in the Standby Directed Investment unless and until contrary investment instructions as provided in the preceding sentence are received or the Trustee receives a written instruction from the Issuer, or the Collateral Manager on behalf of the Issuer, changing the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any   security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof.

(b)         The Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)         The Trustee shall supply, in a timely fashion, to the Issuer and the Collateral Manager (and the Collateral Manager shall supply to each Rating Agency) any information regularly maintained by the Trustee that the Issuer, the Rating Agencies or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.6 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such Collateral Obligation of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.

Section 10.6    Accountings. (a) Monthly. Not later than the 20th calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than February, May, August and November in each year) and commencing in January 2011, the Issuer shall compile and make available (or cause to be compiled and made available) to the Trustee, the Collateral Manager (who shall email a copy of such report to each Rating Agency), the Initial Purchaser and, upon written request therefor, to any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of a Note, a monthly report on a trade date basis (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the seventh Business Day prior to the 20th day of such calendar month. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the Monthly Report Determination Date for such calendar month:

(i)      Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)    Adjusted Collateral Principal Amount of Collateral Obligations.

(iii)   Collateral Principal Amount of Collateral Obligations.

(iv)    A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A)          The obligor thereon (including the issuer ticker, if any);

(B)           The CUSIP or security identifier thereof;

(C)           The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest));

(D)           The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E)            The related interest rate or spread;

(F)            The stated maturity thereof;

(G)            The related Moody’s Industry Classification;

(H)       The related S&P Industry Classification;

(I)         The Moody’s Rating, unless such rating is based on a credit estimate unpublished by Moody’s (and, in the event of a downgrade or withdrawal of the applicable Moody’s Rating, the prior rating and the date such Moody’s Rating was changed); provided that if such rating is based on a credit estimate unpublished by Moody’s, it shall include the date such rating was obtained and/or last refreshed;

(J)        The Moody’s Default Probability Rating;

(K)        The S&P published rating (if applicable);

(L)        The S&P implied rating (if applicable);

(M)      The country of Domicile;

(N)       An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Last Out Senior Secured Loan, (3) a Defaulted Obligation, (4) a Delayed Drawdown Collateral Obligation, (5) a Revolving Collateral Obligation, (6) a Participation Interest (indicating the related Selling Institution and its ratings by each Rating Agency), (7) a Deferrable Obligation, (8) a Bond, (9) a Fixed Rate Obligation, (10) a Current Pay Obligation, (11) a DIP Collateral Obligation, (12) a Discount Obligation, (13) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation” or (14) a Cov-Lite Loan;

(O)       With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation”,

(I)      the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(II)     the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(III)   the Moody’s Default Probability Rating assigned to the purchased Collateral Obligation and the Moody’s Default Probability Rating assigned to the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(IV)    the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of “Discount Obligation” and relevant calculations indicating whether such amount is in compliance with the limitations described in clauses (z)(A) and (z)(B) of the proviso to the definition of “Discount Obligation.”

(P)       The Aggregate Principal Balance of all Cov-Lite Loans;

(Q)      The Moody’s Recovery Rate;

(R)       The S&P Recovery Rate;

(S)        In the case of each Collateral Obligation, the following financial information: (1) EBITDA, (2) tranche leverage, (3) total leverage, (4) purchase price, (5) current Market Value, (6) pricing source for Market Value determination and (7) pricing date for Market Value determination; provided that the information in clauses (1) through (3) shall be the information that has been made most recently available to the Collateral Manager; provided, further, that the information in clause (5) shall be based the information known to the Collateral Manager as of the prior month’s end; and

(T)       Whether the information relating to such Collateral Obligation is given on a settlement basis or a trade date basis.

(v)     If the Monthly Report Determination Date occurs on or prior to the last day of the Reinvestment Period, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(vi)   The calculation of each of the following:

(A)       Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test); and

(B)        Each Par Value Ratio (and setting forth the percentage required to satisfy each Par Value Ratio Test).

(vii)   The calculation specified in Section 5.1(g).

(viii)  For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

(ix)     A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A)      Interest Proceeds from Collateral Obligations; and

(B)       Interest Proceeds from Eligible Investments.

(x)      Purchases, prepayments, and sales:

(A)       The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) for each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale; and

(B)       The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the last Monthly Report Determination Date.

(xi)     The identity of each Defaulted Obligation, the Moody’s and S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xii)    The identity of each Collateral Obligation with an S&P Rating of “CCC+” or below and/or a Moody’s Default Probability Rating of “Caa1” or below and the Market Value of each such Collateral Obligation.

(xiii)   The identity of each Deferring Obligation, the Moody’s and S&P Collateral Value and Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.

(xiv)   The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

(xv)    The Weighted Average Moody’s Rating Factor and the Adjusted Weighted Average Moody’s Rating Factor.

(xvi)  An indication as to whether the S&P CDO Monitor Test is satisfied.

(xvii)  Such other information as, any Rating Agency or the Collateral Manager may reasonably request.

Upon receipt of each Monthly Report, the Trustee shall, if not the same person as the Collateral Administrator, compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator and the Collateral Manager (and the Collateral Manager shall notify each Rating Agency) if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. If any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants appointed by the Issuer pursuant to Section 10.8 review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b)        Payment Date Accounting. The Issuer shall render an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Collateral Manager (who shall email a copy of such report to each Rating Agency), the Initial Purchaser and, upon written request therefor, any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of a Note not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i)       the information required to be in the Monthly Report pursuant to Section 10.6(a);

(ii)     (a) the Aggregate Outstanding Amount of the Secured Notes of each Class at the beginning of the related Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class, (b) the amount of principal payments to be made on the Secured Notes of each Class on the next Payment Date, the amount of any Deferred Interest on the Class B Notes and/or the Class C Notes, and the Aggregate Outstanding Amount of the Secured Notes of each Class after giving effect to the principal payments, if any, on the related Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class and (c) the Aggregate Outstanding Amount of the Subordinated Notes at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes, the amount of payments to be made on the Subordinated Notes from Interest Proceeds and Principal Proceeds on the next Payment Date, and the Aggregate Outstanding Amount of the Subordinated Notes after giving effect to such payments, if any, on the related Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes;

(iii)     the Interest Rate and accrued interest for each applicable Class of Secured Notes for the related Payment Date;

(iv)    the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v)    for the Collection Account:

(A)       the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Subaccount, the next Business Day);

(B)       the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i), Section 11.1(a)(ii)and Section 11.1(a)(iii)on the related Payment Date (net of amounts which the Collateral Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C)       the Balance remaining in the Collection Account immediately after all payments and deposits to be made on the related Payment Date; and

(vi)    such other information as the Collateral Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c)         Interest Rate Notice. The Trustee shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Notes for the Interest Accrual Period preceding the next Payment Date.

(d)        Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.6 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.6 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e)         Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

The Notes may be beneficially owned only by Persons that (a) are Qualified Purchasers or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser who are also (1) with respect to the Secured Notes, (i) not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction or (ii)(x) Qualified Institutional Buyers or (y) solely in the case of the Certificated Secured Notes, institutional “accredited investors” within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (2) with respect to the Certificated Subordinated Notes, (i) Qualified Institutional Buyers or (ii) Organizing Entities that are either (x) Institutional Accredited Investors or (y) not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction and (b) can make the representations set forth in Section 2.5 of this Indenture or the appropriate Exhibit to this Indenture. Beneficial ownership interests in the Rule 144A Global Secured Notes may be transferred only to a Person that is both a Qualified Institutional Buyer and a Qualified Purchaser and that can make the representations referred to in clause (b) of the preceding sentence. The Issuer has the right to compel any beneficial owner of an interest in Rule 144A Global Secured Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11.

Each holder receiving this report agrees to keep all non -public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes; provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Notes that is permitted by the terms of this Indenture to acquire such holder’s Notes and that agrees to keep such information confidential in accordance with the terms of this Indenture.

(f)         Issuer Information. The Issuer may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Notes and to the Collateral Manager.

(g)        Distribution of Reports. The Trustee will make the Monthly Report and the Distribution Report available via its internet website. The Trustee’s internet website shall initially be located at “https://tss.sfs.db.com/investpublic/.” The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

Section 10.7    Release of Securities. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Authorized Officer of the Collateral Manager, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale of such Asset is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1 (provided that if an Event of Default has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(g)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security or in book-entry form, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with street delivery custom.

(b)        Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such security from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c)         Upon receiving actual notice of any Offer or any request for a waiver, consent, amendment or other modification or action with respect to any Collateral Obligation, the Trustee on behalf of the Issuer shall notify the Collateral Manager of any Collateral Obligation that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. The Collateral Manager may direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Collateral Obligation in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request; provided, further, that if the Notes have been accelerated following an Event of Default, any such direction may only be made with the consent of a Majority of the Controlling Class.

(d)        As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e)         The Trustee shall, upon receipt of an Issuer Order at such time as there are no Secured Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)         Any security, Collateral Obligation or amounts that are released pursuant to Section 10.7(a), (b) or (c) shall be released from the lien of this Indenture.

(g)        Any amounts paid from the Payment Account to the Holders of the Subordinated Notes in accordance with the Priority of Payments (other than Reinvestment Amounts reinvested by Reinvesting Holders) shall be released from the lien of this Indenture.

Section 10.8    Reports by Independent Accountants. (a) At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee and each Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Issuer hereby directs the Trustee to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures.

(b)        On or before November 20th of each year commencing 2011, the Issuer shall cause to be delivered to the Trustee, the Collateral Manager, each Holder of the Notes upon written request therefor and each Rating Agency a statement from a firm of Independent certified public accountants for each Distribution Report received since the last statement (i) indicating that the calculations within those Distribution Reports (excluding the S&P CDO Monitor Test) have been performed in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Notes as of the immediately preceding Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.8, the determination by such firm of Independent public accountants shall be conclusive. To the extent a beneficial owner or Holder of a Note requests the yield to maturity in respect of the relevant Note in order to determine any “original issue discount” in respect thereof, the Trustee shall request that the firm of Independent certified public accountants appointed by the Issuer calculate such yield to maturity. The Trustee shall have no responsibility to calculate the yield to maturity nor to verify the accuracy of such Independent certified public accountants’ calculation. If the firm of Independent certified public accountants fails to calculate such yield to maturity, the Trustee shall have no responsibility to provide such information to the beneficial owner or Holder of a Note.

(c)        Upon the written request of the Trustee, or any Holder of a Subordinated Note, the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.8(a)to provide any Holder of Subordinated Notes with all of the information required to be provided by the Issuer or pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

Section 10.9    Reports to Rating Agencies and Additional Recipients. In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide the Collateral Manager (and the Collateral Manager shall provide each Rating Agency) with all information or reports delivered to the Trustee hereunder, and such additional information as either Rating Agency may from time to time reasonably request (including notification to Moody’s and S&P of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation, notification to S&P of any Specified Amendment, which notice to S&P shall include a copy of such Specified Amendment and a brief summary of its purpose, and notification to Moody’s upon any Collateral Obligation becoming an Amended and Extended Obligation). Within 10 Business Days after the Closing Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to S&P, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor thereon, the CUSIP number thereof (if applicable) and the Priority Category (as specified in the definition of “Weighted Average S&P Recovery Rate”).

Section 10.10  Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.11   Section 3(c)(7) Procedures. For so long as any Notes are Outstanding, the Issuer shall do the following:

(a)         Notification. Each Monthly Report sent or caused to be sent by the Issuer to the Noteholders will include a notice to the following effect:

“The Investment Company Act of 1940, as amended (the “Investment Company Act”), requires that all holders of the outstanding securities of the Issuer be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the Investment Company Act and related rules. Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities, including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Notes must be made solely to purchasers that are Qualified Purchasers. Each purchaser of a Note will be deemed to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser who is also (I) with respect to the Secured Notes, (1)(x) a qualified institutional buyer (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (y) solely in the case of Certificated Secured Notes, an institutional “accredited investor” (“IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or (2) not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S under the Securities Act and (II) with respect to the Subordinated Notes, (1) a QIB or (2) a “person (other than any rating organization rating the Issuer’s securities) involved in the organization or operation of the Issuer or an affiliate, as defined in rule 405 under the Securities Act, of such a person” (“Organizing Entity”) that is either (x) an IAI or (y) not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S under the Securities Act; (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser who is, in the case of the Secured Notes, a QIB, IAI or not a U.S. Person (as defined in Regulation S) and in the case of the Subordinated Notes, a QIB or an Organizing Entity (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Secured Notes specified in this Indenture; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Secured Notes may only be transferred to another Qualified Purchaser who is also a QIB, IAI or not a “U.S. person” (as defined in Regulation S). The Subordinated Notes may only be transferred to another Qualified Purchaser who is also a QIB or an Organizing Entity that is either an IAI or not a “U.S. person” (as defined in Regulation S) (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vi) above.”

“The Issuer requests that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any holder of, or beneficial owner of an interest in a Note who is determined not to have been a Qualified Purchaser at the time of acquisition of such Note or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Note (or any interest therein) to a Person that is a Qualified Purchaser who, with respect to the Secured Notes, is either (x) not a “U.S. person” (as defined in Regulation S) or (y) an IAI or a QIB (as applicable) and who, with respect to the Subordinated Notes, is either (x) a QIB or (y) an Organizing Entity that is either an IAI or not a “U.S. person” (as defined in Regulation S) (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) upon direction from the Collateral Manager or the Issuer, the Trustee, on behalf of and at the expense of the Issuer, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Note or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Trustee in accordance with Article 9 of the Uniform Commercial Code as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such Person is a Qualified Purchaser who, with respect to the Secured Notes, is either (x) not a “U.S. person” (as defined in Regulation S) or (y) an IAI or a QIB (as applicable) and who, with respect to the Subordinated Notes, is either (x) a QIB or (y) an Organizing Entity that is either an IAI or not a U.S. Person (as defined in Regulation S) (as applicable), and (ii) pending such transfer, no further payments will be made in respect of such Rule 144A Note or beneficial interest therein held by such holder or beneficial owner.”

(b)         DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Secured Notes:

(i)         The Issuer will direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Secured Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii)        The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii)       On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Secured Notes.

(iv)       In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Secured Notes.

(v)        The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c)           Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the Investment Company Act restrictions on the Global Secured Notes. Without limiting the foregoing, the Initial Purchaser will request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i)          Bloomberg

(A)         “Iss’d Under 144A/3c7”, to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Secured Notes;

(B)         a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(C)         a link to an “Additional Security Information” page on such indicator stating that the Global Secured Notes are being offered in reliance on the exception from registration under Rule 144A of the Securities Act of 1933 to persons that are both (i) “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act and (ii) “Qualified Purchasers” as defined under Section 2(a)(51) of the Investment Company Act of 1940, as amended; and

(D)         a statement on the “Disclaimer” page for the Global Secured Notes that the Notes will not be and have not been registered under the Securities Act of 1933, as amended, that the Issuer has not been registered under the Investment Company Act of 1940, as amended, and that the Global Secured Notes may only be offered or sold in accordance with Section 3(c)(7) of the Investment Company Act of 1940, as amended.

(ii)	Reuters.

(A)        a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(B)         a <144A3c7Disclaimer> indicator appearing on the right side of the Reuters Instrument Code screen; and

(C)         a link from such <144A3c7Disclaimer> indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

ARTICLE XI

APPLICATION OF MONIES

Section 11.1       Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided that, unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

(i)         On each Payment Date, unless an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date and that are transferred into the Payment Account, shall be applied in the following order of priority:

(A)         (1) first, to the payment of taxes and governmental fees owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any Optional Redemption or any Tax Redemption);

(B)         to the payment of the Base Collateral Management Fee due and payable to the Collateral Manager until such amount has been paid in full;

(C)         (i) to the payment of accrued and unpaid interest on the Class A-1 Notes and then (ii) to the payment of accrued and unpaid interest on the Class A-2 Notes;

(D)         if either of the Class A Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class A Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (D);

(E)         to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class B Notes;

(F)         if either of the Class B Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (F);
(G)         to the payment of any Deferred Interest on the Class B Notes;

(H)         to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(I)          if either of the Class C Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (I);

(J)          to the payment of any Deferred Interest on the Class C Notes;

(K)         to the payment (in the same manner and order of priority stated therein) of any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(L)         to the payment of the Subordinated Collateral Management Fee due and payable to the Collateral Manager until such amount has been paid in full; and

(M)         any remaining Interest Proceeds to be paid to the holders of the Subordinated Notes (other than, during the Reinvestment Period, any Reinvesting Holder that has directed that Reinvestment Amounts in respect of its Subordinated Notes be deposited on such Payment Date into the Reinvestment Amount Account subject to the provisions of Section 11.1(e)).

(ii)         On each Payment Date, unless an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (ii) during the Reinvestment Period, Principal Proceeds that have previously been reinvested in Collateral Obligations or that the Collateral Manager intends to cause the Issuer to invest in Collateral Obligations during the next Interest Accrual Period) shall be applied in the following order of priority:

(A)         to pay the amounts referred to in clauses (A) through (C) of Section 11. 1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B)         to pay the amounts referred to in clause (D) of Section 11.1(a)(i) but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class A Notes to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B);

(C)         to the extent no Class A Notes are Outstanding on such Payment Date, to pay the amounts referred to in clause (E) of Section 11.1(a)(i) but only to the extent not paid in full thereunder;

(D)         to pay the amounts referred to in clause (F) of Section 11.1(a)(i)but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class B Notes to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (D);

(E)         to the extent no Class A Notes or Class B Notes are Outstanding on such Payment Date, to pay the amounts referred to in clause (H) of Section 11.1(a)(i) but only to the extent not paid in full thereunder;

(F)         to pay the amounts referred to in clause (I) of Section 11.1(a)(i) but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class C Notes to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (F);

(G)         (1) if such Payment Date is a Redemption Date, to make payments in accordance with the Note Payment Sequence, and (2) on any other Payment Date, to make payments in the amount of the Special Redemption Amount, if any, at the election of the Collateral Manager, in accordance with the Note Payment Sequence;

(H)        during the Reinvestment Period, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations;

(I)         after the Reinvestment Period, to make payments in accordance with the Note Payment Sequence;

(J)         after the Reinvestment Period, to pay the amounts referred to in clause (K) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein);

(K)        after the Reinvestment Period, to pay the amounts referred to in clause (L) of Section 11.1(a)(i) only to the extent not already paid;

(L)         to pay the Reinvesting Holders of the Subordinated Notes (whether or not any applicable Reinvesting Holder continues on such Payment Date to hold all or any portion of such Subordinated Notes) any Reinvestment Amounts accrued and not previously paid pursuant to this clause (L) with respect to their respective Subordinated Notes, pro rata in accordance with the respective aggregate Reinvestment Amounts with respect to the Subordinated Notes; and

(M)       any remaining proceeds to be paid to the Holders of the Subordinated Notes.

On the Stated Maturity of the Notes, the Trustee shall pay all available Cash, but only after the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority stated in the definition thereof) and Collateral Management Fees, and interest and principal on the Secured Notes, to the Holders of the Subordinated Notes in final payment of such Subordinated Notes.

(iii)         Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii), if declaration of acceleration of the maturity of the Secured Notes has occurred following an Event of Default and such Event of Default is continuing and has not been cured or waived (regardless of whether such declaration of acceleration has been rescinded) (an “Enforcement Event”), pursuant to Section 5.5 and Section 5.7, proceeds in respect of the Assets will be applied on a Payment Date in the following order of priority:

(A)         (1) first, to the payment of taxes and governmental fees owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (provided that payments to the Trustee pursuant to this clause (A)(2) shall not be subject to the Administrative Expense Cap);

(B)         to the payment of the Base Collateral Management Fee due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager until such amount has been paid in full;

(C)         to the payment of accrued and unpaid interest on the Class A-1 Notes;

(D)        to the payment of principal of the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

(E)         to the payment of accrued and unpaid interest on the Class A-2 Notes;

(F)         to the payment of principal of the Class A-2 Notes, until the Class A-2 Notes have been paid in full;

(G)         to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class B Notes;

(H)        to the payment of any Deferred Interest on the Class B Notes;

(I)          to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(J)          to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(K)        to the payment of any Deferred Interest on the Class C Notes;

(L)         to the payment of principal of the Class C Notes until the Class C Notes have been paid in full;

(M)       to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(N)        to the payment of the Subordinated Collateral Management Fee due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager until such amount has been paid in full;

(O)         to the payment to the Reinvesting Holders of the Subordinated Notes (whether or not any applicable Reinvesting Holder continues on the date of such payment to hold all or any portion of such Subordinated Notes) of any Reinvestment Amounts accrued and not previously paid pursuant to this clause (O) or pursuant to clause (L) of Section 11.1(a)(ii) with respect to their respective Subordinated Notes, pro rata in accordance with the respective aggregate Reinvestment Amounts with respect to the Subordinated Notes; and

(P)         to pay the balance to the Holders of the Subordinated Notes.

(b)         If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c)         In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d)         The Collateral Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Collateral Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8(c) of the Collateral Management Agreement. Any such Collateral Management Fee, once waived, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished.

(e)         During the Reinvestment Period, at the written direction of any Reinvesting Holder to the Trustee (with a copy to the Collateral Administrator) in substantially the form of Exhibit E, but without the consent or action of any other Person, all or a specified portion of amounts that would otherwise be distributed on a Payment Date to such Reinvesting Holder pursuant to clause (M) of Section 11.1(a)(i) will instead be deposited by the Trustee in the Reinvestment Amount Account, and such deposit shall be deemed to constitute payment of such amounts for purposes of all distributions from the Payment Account to be made on such Payment Date. Any amounts so deposited shall not earn interest and shall not increase the unpaid face amount of the related Subordinated Notes. Reinvestment Amounts will be paid to any applicable Reinvesting Holder on the first subsequent Payment Date Principal Proceeds are available therefor as provided in Section 11.1(a)(ii) or that proceeds in respect of the Assets are available therefor as provided in Section 11.1(a)(iii) as applicable. Any such direction of any Reinvesting Holder shall specify the percentage(s) of the amount(s) that such Reinvesting Holder is entitled to receive on the applicable Payment Date in respect of distributions pursuant to clause (M) of Section 11.1(a)(i) (such Reinvesting Holder’s “Distribution Amount”) that such Reinvesting Holder wishes the Trustee to deposit in the Reinvestment Amount Account, and shall be given to the Trustee in writing (with a copy to the Collateral Administrator) not later than 12:00 p.m. (New York time) one Business Day prior to the applicable Payment Date. The Issuer (or the Collateral Administrator on the Issuer’s behalf) shall provide each Reinvesting Holder with an estimate of such Reinvesting Holder’s Distribution Amount not later than two Business Days prior to any subsequent Payment Date.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;
PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1     Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3, the Collateral Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1), direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation, Other Exchange Asset or Equity Security (which shall include the direct sale or liquidation of the equity interest of any Blocker Subsidiary or of any asset held by a Blocker Subsidiary) if, as certified by the Collateral Manager, such sale meets the requirements of any one of paragraphs (a) through (h) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Section 12.1(h) and provided that if an Event of Default has occurred and is continuing, the Collateral Manager may not direct the Trustee to sell any Collateral Obligation, Other Exchange Asset or Equity Security pursuant to Section 12.1(g)). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation or Other Exchange Asset sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a)         Credit Risk Obligations. Subject to the satisfaction of the Portfolio Acquisition and Sale Requirements, the Collateral Manager may direct the Trustee to sell any Credit Risk Obligation at any time without restriction.

(b)         Credit Improved Obligations. Subject to the satisfaction of the Portfolio Acquisition and Sale Requirements, the Collateral Manager may direct the Trustee to sell any Credit Improved Obligation either:

(i)           at any time if (A) the Sale Proceeds from such sale are at least equal to the Principal Balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the Principal Balance thereof) of such Credit Improved Obligation or (B) after giving effect to such sale, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) will be greater than the Reinvestment Par Balance; or

(ii)           solely during the Reinvestment Period, if the Collateral Manager reasonably believes prior to such sale that either (A) after giving effect to such sale and subsequent reinvestment, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Par Balance, or (B) it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the Principal Balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the Principal Balance thereof) of such Credit Improved Obligation within 20 Business Days of such sale;

(c)         Defaulted Obligations. Subject to the satisfaction of the Portfolio Acquisition and Sale Requirements, the Collateral Manager may direct the Trustee to sell any Defaulted Obligation, any Closing Date Participation Interest that was not converted into a full assignment of the related Loan within 60 days of the Closing Date, any Long Dated Obligation or any Other Exchange Asset at any time during or after the Reinvestment Period without restriction. With respect to each Defaulted Obligation that has not been sold or terminated within three years after becoming a Defaulted Obligation, the Market Value and Principal Balance of such Defaulted Obligation shall be deemed to be zero.

(d)         Equity Securities. Subject to the satisfaction of the Portfolio Acquisition and Sale Requirements, the Collateral Manager may direct the Trustee to sell any Equity Security at any time without restriction, and shall (unless such Equity Security is required to be sold as set forth in clause (i) below or has been transferred to a Blocker Subsidiary as set forth in clause (j) below) use its commercially reasonable efforts to effect the sale of any Equity Security (other than an interest in a Blocker Subsidiary), regardless of price:

(i)        within three years after receipt if such Equity Security is received in a Distressed Exchange; and

(ii)       within 45 days after receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law.

(e)         Optional Redemption. After the Issuer has notified the Trustee of an Optional Redemption of the Notes in accordance with Section 9.2, the Collateral Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations and any other Asset if the requirements of Article IX (including the certification requirements of Section 9.4(d)(ii), if applicable) and the Portfolio Acquisition and Sale Requirements are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f)         Tax Redemption. After a Majority of the Subordinated Notes has directed (by a written direction delivered to the Trustee) a Tax Redemption, the Issuer (or the Collateral Manager on its behalf) may at any time effect the sale (which sale may be through participation or other arrangement) of all or a portion of the Collateral Obligations and any other Asset if the requirements of Article IX (including the certification requirements of Section 9.4(d)(ii), if applicable) and the Portfolio Acquisition and Sale Requirements are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(g)         Discretionary Sales. During the Reinvestment Period and subject to the satisfaction of the Portfolio Acquisition and Sale Requirements, the Collateral Manager may direct the Trustee to sell any Collateral Obligation at any time other than during a Restricted Trading Period if (i) after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this Section 12.1(g) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 20% of the Collateral Principal Amount as of the first day of such 12 calendar month period (or as of the Closing Date, as the case may be); and (ii) either:

(A)       solely during the Reinvestment Period, the Collateral Manager reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the Principal Balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest expressed as a percentage of par and multiplied by the Principal Balance thereof) of such Collateral Obligation within 30 days after such sale; or

(B)        after giving effect to such sale, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) will be greater than the Reinvestment Par Balance.

(h)         Mandatory Sales. Subject to the satisfaction of the Portfolio Acquisition and Sale Requirements, the Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale (regardless of price) of any Collateral Obligation that (i) no longer meets the criteria described in clause (vii) of the definition of “Collateral Obligation” within 18 months after the failure of such Collateral Obligation to meet any such criteria and (ii) no longer meets the criteria described in clause (vi) of the definition of “Collateral Obligation” within 45 days after the failure of such Collateral Obligation to meet either such criteria.

(i)          Within five Business Days after the Issuer’s receipt thereof (or within five Business Days after such later date as such security may first be disposed of in accordance with its terms), the Issuer shall (unless such security or obligation has been transferred to a Blocker Subsidiary as set forth in clause (j) below) dispose of any Equity Security, Defaulted Obligation or security or other consideration that does not comply with clause (xxviii) of the definition of “Collateral Obligation.”

(j)         The Collateral Manager may effect the transfer to a Blocker Subsidiary of (x) any security or obligation required to be sold pursuant to clauses (d), (h) or (i) above within five Business Days after the Issuer’s receipt thereof (or within five Business Days after such later date as such security or obligation may be disposed of in accordance with its terms) or (y) any Collateral Obligation or portion thereof with respect to which the Issuer will receive a security or obligation described in subclause (x) above prior to the receipt of such security or obligation. On the Closing Date, the Issuer shall have been furnished an opinion of counsel addressed to the Issuer and the Trustee, stating that the creation of a Blocker Subsidiary, the transfer of assets to it from the Issuer and the sale of, or receipt of income from, a Blocker Subsidiary will not (A) cause the Issuer to be treated as engaged in a U.S. trade or business or otherwise to be subject to U.S. federal income tax on its net income, (B) cause the Secured Notes to be treated as exchanged for modified debt obligations for purposes of section 1.1001-3 of the U.S. Treasury Regulations or (C) alter the characterization of the Secured Notes as debt for U.S. federal income tax purposes. The Issuer shall not be required to obtain confirmation of satisfaction of the S&P Rating Condition or the Moody’s Rating Condition in connection with the incorporation of, or transfer of any security or obligation to, any Blocker Subsidiary; provided that (a) prior to the incorporation of any Blocker Subsidiary, the Collateral Manager will, on behalf of the Issuer, provide written notice thereof to S&P and Moody’s and the Issuer (or the Collateral Manager on its behalf) shall, based on consultation with appropriate counsel, deliver an Officer’s certificate to Moody’s and the Trustee certifying that since the Closing Date there has been no change in law that would affect the opinions expressed in such opinion of counsel and (b) prior to the scheduled delivery to a Blocker Subsidiary of any security or obligation, the Collateral Manager will, on behalf of the Issuer, provide written notice thereof to Moody’s. If a Blocker Subsidiary will own more than 15% of the equity interests in the issuer of an Equity Security, the Collateral Manager will, on behalf of the Issuer, provide notice to S&P at least five Business Days prior to scheduled delivery of such Equity Security (or, if not practicable, such shorter amount of time as would be practicable). The Issuer shall not be required to continue to hold in a Blocker Subsidiary (and may instead hold directly) a security that ceases to be considered an Equity Security, as determined by the Collateral Manager based on written advice of nationally recognized counsel to the effect that the Issuer can transfer such security or obligation from the Blocker Subsidiary to the Issuer and can hold such security directly without causing the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes. For financial accounting reporting purposes (including each monthly report prepared under this Indenture) and the Coverage Tests and the Collateral Quality Test (and, for the avoidance of doubt, not for tax purposes), the Issuer will be deemed to own an Equity Security or Collateral Obligation held by a Blocker Subsidiary rather than its interest in that Blocker Subsidiary.

Section 12.2    Purchase of Additional Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3, on any date during the Reinvestment Period, the Collateral Manager on behalf of the Issuer may, subject to the other requirements in this Indenture, direct the Trustee to invest (the settlement date of which may occur after the end of the Reinvestment Period) Principal Proceeds, proceeds of additional Subordinated Notes issued pursuant to Section 2.13 and 3.2, Reinvestment Amounts and Principal Financed Accrued Interest, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Collateral Manager shall not direct the Trustee to invest any amounts on behalf of the Issuer unless such direction relates to a trade entered into but not settled prior to the end of the Reinvestment Period; provided that in accordance with Section 12.2(d), Cash on deposit in any Account (other than the Payment Account and the Reinvestment Amount Account) may be invested in Eligible Investments following the Reinvestment Period.

(a)          Investment Criteria. No obligation may be purchased by the Issuer unless each of the following conditions is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to:

(i)        such obligation is a Collateral Obligation;

(ii)       if the commitment to make such purchase occurs on or after the Closing Date, (A) each Coverage Test will be satisfied, or if not satisfied, such Coverage Test will be maintained or improved and (B) if each Coverage Test is not satisfied, the Principal Proceeds received in respect of any Defaulted Obligation or the proceeds of any sale of a Defaulted Obligation pursuant to Section 12.1(c) above shall not be reinvested in additional Collateral Obligations;

(iii)      (A) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (2) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (3) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Par Balance and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (1) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (2) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Par Balance;

(iv)      either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, the S&P CDO Monitor Test) will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment;

(v)       the date on which the Issuer (or the Collateral Manager on its behalf) commits to purchase such Collateral Obligation occurs during the Reinvestment Period;

(vi)         all Collateral Obligations (other than the initial Collateral Obligations and any Closing Date Participation Interest that has been converted into a full assignment of the related Loan) purchased by the Issuer from Affiliates of the Collateral Manager shall be (i) purchased within 30 days of acquisition by any such Affiliate or (ii) any asset that in the Collateral Manager’s reasonable commercial judgment has significantly improved in credit quality after it was acquired by such Affiliate; and

(vii)        (A) the aggregate outstanding principal balance of all Collateral Obligations (other than the initial Collateral Obligations and any Closing Date Participation Interest that has been converted into a full assignment of the related Loan) purchased by the Issuer from Affiliates of the Collateral Manager shall not exceed 10.0% of the Initial Par Amount; provided that the purchase price of each such Collateral Obligation that has an observable quote from LoanX Mark-It Partners shall not be less than the bid side price (expressed as a percentage of par) determined by Loan-X Mark-It Partners and (B) if each such Collateral Obligation does not have an observable quote from LoanX Mark-It Partners, the aggregate outstanding principal balance of all Collateral Obligations (other than the initial Collateral Obligations and any Closing Date Participation Interest that has been converted into a full assignment of the related Loan) purchased by the Issuer from Affiliates of the Collateral Manager shall not exceed 3.0% of the Initial Par Amount; provided that the purchase price shall not be less than the bid side price (expressed as a percentage of par) determined by any other secondary loan market dealers active in the trading of such Collateral Obligation or obligations or securities similar thereto or pricing services; provided, further, that if the purchase price cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated above in this clause (vii), the purchase price shall be the bid side price (expressed as a percentage of par) as reasonably determined by the Collateral Manager consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Trustee, which price has been confirmed by an Approved Valuation Firm prior to such purchase.

(b)        Trading Plan Period. For purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations identified by the Collateral Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a “Trading Plan”)) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within the three Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided that (w) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (x) no Trading Plan Period may include a Payment Date, (y) no more than one Trading Plan may be in effect at any time during a Trading Plan Period and (z) if the Investment Criteria are satisfied prospectively after giving effect to a Trading Plan but are not satisfied upon the expiry of the related Trading Plan Period, the Investment Criteria shall not at any time thereafter be evaluated by giving effect to a Trading Plan.

(c)         Certification by Collateral Manager. Not later than the Subsequent Delivery Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Collateral Manager shall deliver by e-mail or other electronic transmission to the Trustee and the Collateral Administrator an Officer’s certificate of the Collateral Manager certifying that such purchase complies with this Section 12.2 and Section 12.3.

(d)         Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account and the Reinvestment Amount Account) may be invested at any time in Eligible Investments in accordance with Article X.

Section 12.3      Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition of additional Collateral Obligations shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Section 5 of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties. The Issuer and each Holder consents and agrees that, if any transaction involving the Issuer shall be subject to the disclosure and consent requirements of Section 206(3) of the Investment Advisers Act, such requirements shall be satisfied with respect to the Issuer and all securityholders thereof if disclosure shall be given to, and consent obtained from, the Independent Review Party.

(b)         Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Trustee shall also receive, not later than the Subsequent Delivery Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(viii); provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of a trade ticket in respect thereof that is signed by an Authorized Officer of the Collateral Manager.

(c)         Notwithstanding anything contained in this Article XII or Article V to the contrary, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation (x) that has been consented to by Noteholders evidencing at least (i) with respect to purchases during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Notes and (ii) with respect to purchases after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Notes and (y) of which each Rating Agency and the Trustee has been notified.

(d)         Any acquisition or disposition of any Collateral Obligation shall satisfy the Portfolio Acquisition and Sale Requirements; provided that nothing in the Portfolio Acquisition and Sale Requirements shall obligate the Issuer (or the Collateral Manager on behalf of the Issuer) to request, or either Rating Agency to provide, satisfaction of the Moody’s Rating Condition or the S&P Rating Condition in connection with the acquisition or disposition of any Collateral Obligation hereunder.

ARTICLE XIII

NOTEHOLDERS’ RELATIONS

Section 13.1    Subordination. (a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitute a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class to the extent and in the manner set forth in this Indenture.

(b)         If contrary to the provisions of this Indenture any Holder of Notes of any Junior Class shall have received any payment or distribution in respect of such Notes, then, unless and until each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent a Majority of such Priority Class consents, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c)         Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class Notes shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided that after a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Notes.

(d)         The Holders of each Class of Notes and the Beneficial Owners of each Class of Notes agree, for the benefit of all Holders and Beneficial Owners of each Class of Notes, not to cause the filing of a petition in bankruptcy against the Issuer until the payment in full of all Notes and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

Section 13.2     Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1     Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia, which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer), unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or the Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager or the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 14.2     Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” or the “Act of Holders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)         The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Register.

(d)         Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.3      Notices, etc., to Trustee, the Issuer, the Collateral Manager, Deutsche Bank Securities, the Collateral Administrator, the Paying Agent and each Rating Agency. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i)        the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile in legible form, to the Trustee addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and executed by an Authorized Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to Deutsche Bank Trust Company Americas (in any capacity hereunder) will be deemed effective only upon receipt thereof by Deutsche Bank Trust Company Americas;

(ii)       the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711, Attention: Don Puglisi, Facsimile No. (302) 738-7210 or at any other address previously furnished in writing to the other parties hereto by the Issuer with a copy to the Collateral Manager at its address below;

(iii)      the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at 1350 Avenue of the Americas, Suite 905, New York, New York 10019, Attention: Rob Feeney, Facsimile No. (212) 372-9525 or at any other address previously furnished in writing to the parties hereto;

(iv)      Deutsche Bank Securities shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Global Markets, Facsimile No. (212) 553-2486 or at any other address previously furnished in writing to the Issuer and the Trustee by Deutsche Bank Securities;

(v)       the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Administrator at Deutsche Bank Trust Company Americas, 1761 East St. Andrew Place, Santa Ana, California, 92705, Attention: Structured Credit Services – Garrison Funding 2010-1 LLC, Facsimile No. (714) 656-2568, or at any other address previously furnished in writing to the parties hereto;

(vi)      the Rating Agencies shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service to each Rating Agency addressed to it at Moody’s Investors Service, Inc., 7 World Trade Center, New York, New York, 10007, Attention: CBO/CLO Monitoring or by email to cdomonitoring@moodys.com and Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041-0003 or by facsimile in legible form to Facsimile No. (212) 438 2655, Attention: Asset Backed-CBO/CLO Surveillance or by e-mail to CDO_Surveillance@sandp.com; provided that in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to credit_estimates@sandp.com; and

(vii)     the Irish Paying Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Irish Paying Agent addressed to it at any address previously furnished in writing to the other parties hereto by the Irish Paying Agent.

(b)         If any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other person or entity, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other person or entity unless otherwise expressly specified herein.

(c)         Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee (except information required to be provided to the Irish Stock Exchange) may be provided by providing access to a website containing such information.

Section 14.4     Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)         such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid (or, in the case of Holders of Global Secured Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)         such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also expressly requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

Subject to the requirements of Section 14.15, the Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Noteholder status.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5     Effect of Headings and Table of Contents.

The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.7 Severability. If any term, provision, covenant or condition of this Indenture or the Notes, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, as the case may be, so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Holders of the Notes and (to the extent provided herein) and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 Legal Holidays. If the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date, as the case may be, and except as provided in the definition of “Interest Accrual Period”, no interest shall accrue on such payment for the period from and after any such nominal date.

Section 14.10 Governing Law. This Indenture shall be construed in accordance with, and this Indenture and any matters arising out of or relating in any way whatsoever to this Indenture (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

Section 14.11 Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Indenture precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12 WAIVER OF JURY TRIAL. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13 Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) and the Notes may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Indenture by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 14.14 Acts of Issuer. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

Notwithstanding anything herein to the contrary, with respect to any request, demand, authorization, direction, notice, consent or waiver to be given to a Rating Agency by the Issuer (including under Sections 2.13(v), 6.12, 7.7, 7.14, 7.19, 10.6, 10.8, 10.9 and 12.1(j)) the Issuer shall instead provide such document or notification to the Collateral Manager, and the Collateral Manager shall then provide such document or notification to the applicable Rating Agencies.

The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to a Rating Agency and to comply with the provisions of this Section and Section 14.16, unless otherwise agreed to in writing by the Collateral Manager.

Section 14.15 Confidential Information. (a) The Trustee, the Collateral Administrator and each Holder of Notes will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the Issuer or such Holder in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder, or any of the other parties to this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Note or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (v) any other Person from which such former Person offers to purchase any security of the Issuer (if such other Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (viii) Moody’s or S&P (subject to Section 14.16 and, with respect to the Collateral Administrator, Section 24 of the Collateral Administration Agreement); (ix) any other Person with the consent of the Issuer and the Collateral Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture or (E) in the Trustee’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to Holders by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.15. Each Holder of Notes agrees, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder, such Holder agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15 (subject to Section 7.17(e)).

(b)         For the purposes of this Section 14.15, “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder of Notes by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture; provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

(c)         Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.16 Communications with Rating Agencies. If the Issuer or the Trustee shall receive any written or oral communication from any Rating Agency (or any of their respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes, each of the Issuer and the Trustee agree to refrain from communicating with such Rating Agency and to promptly (and, in any event, within one Business Day) notify the Collateral Manager of such communication. Each of the Issuer and the Trustee agree to coordinate with the Collateral Manager with respect to any communication to a Rating Agency and further agree that in no event shall it engage in any oral communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with any Rating Agency (or any of their respective officers, directors or employees) without the participation of the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager.

ARTICLE XV

ASSIGNMENT OF CERTAIN AGREEMENTS

Section 15.1 Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived.

(b)         The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee.

(c)         Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)         The Issuer represents that the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e)         The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)          The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i)        The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the standard of care set forth in the Collateral Management Agreement) of the Collateral Management Agreement.

(ii)       The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Secured Parties and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee.

(iii)      The Collateral Manager shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(iv)      Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement other than an amendment to (x) correct inconsistencies, typographical or other errors, defects or ambiguities or (y) conform the Collateral Management Agreement to the final Offering Circular with respect to the Notes or to this Indenture (as it may be amended from time to time pursuant to Article VIII) without the consent of a Majority of the Controlling Class and without satisfaction of the Global Rating Agency Condition.

(v)       Except as otherwise set forth herein and therein (including pursuant to Section 9 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period then in effect plus one day, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi)      Except with respect to transactions contemplated by Section 5 of the Collateral Management Agreement, if the Collateral Manager determines that it or any of its Affiliates has a conflict of interest between the Holder of any Note and any other account or portfolio for which the Collateral Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Asset, then the Collateral Manager will give written notice to the Trustee, who shall promptly forward such notice to the relevant Holder, briefly describing such conflict and the action it proposes to take. The provisions of this clause (vi) shall not apply to any transaction permitted by the terms of the Collateral Management Agreement.

(vii)     On each Measurement Date on which the S&P CDO Monitor Test is used, the Collateral Manager on behalf of the Issuer will measure compliance under such test.

(g)         The Issuer and the Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, we have set out hands as of the day and year first written above.

GARRISON FUNDING 2010-1 LLC,
as Issuer

By	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Independent Manager

Garrison Funding 2010-1 LLC
Indenture

DEUTSEHE BANK TRUST COMPANY AMERICAS,
as Trustee

By	/s/ Vincent Pham
	Name:	Vincent Pham
	Title:	Assistant Vice President

By	/s/ Alice Carter
	Name:	Alice Carter
	Title	Authorized Signer

Garrison Funding 2010-1 LLC
Indenture

Issuer	Facility Description	Principal Balance	Spread	Maturity	Moody's Obligation Rating	S&P Rating
Obligor 1	Term Loan	$927,244	5.00%	1-Mar-13	***	***
Obligor 2	Term Loan	$5,775,000	5.50%	19-Oct-13	B1	B-
Obligor 3	Term Loan	$1,000,000	4.50%	30-Sep-16	B1	B
Obligor 4	Tranche B Term Loan	$3,250,000	5.00%	17-Sep-16	***	***
Obligor 5	Term Loan	$6,000,000	5.50%	20-Sep-15	***	***
Obligor 6	Term Loan (First Lien)	$3,554,759	2.75%	30-Mar-13	***	***
Obligor 7	2nd Lien Term Loan	$2,686,342	6.00%	15-Jan-15	***	***
Obligor 8	Tranche B Term Loan	$5,984,962	4.50%	7-May-16	Ba3	B
Obligor 9	Term Loan	$6,000,000	4.50%	7-Oct-16	Ba3	B+
Obligor 10	Term Loan (First Lien)	$5,425,448	4.50%	29-Jun-13	***	***
Obligor 11	Term Loan A	$2,997,554	4.25%	27-Jun-14	***	***
Obligor 11	Term Loan B	$636,524	6.00%	27-Jun-14	***	***
Obligor 12	Term Loan	$1,000,000	4.50%	24-Jun-14	B1	BB-
Obligor 13	Term Loan	$4,894,737	5.25%	21-Jun-15	***	***
Obligor 14	Term Loan	$3,244,000	2.75%	28-Feb-13	B2	B
Obligor 15	Term Loan	$8,725,126	2.25%	3-Jul-14	B2	B+
Obligor 16	Term Loan	$3,990,850	5.50%	29-Jun-12	***	***
Obligor 17	Term A Loan	$2,140,727	2.75%	31-May-13	***	***
Obligor 18	Term Advance	$4,409,411	4.25%	30-Jan-15	B1	B+
Obligor 19	Term Loan	$4,000,000	4.75%	30-Sep-16	B1	B+
Obligor 20	Canadian Term Loan (First Lien)	$1,720,430	2.75%	3-Jul-14	***	***
Obligor 20	US Term Loan (First Lien)	$3,025,516	2.75%	3-Jul-14	***	***
Obligor 21	Term Loan	$1,492,541	7.00%	14-Jun-14	B3	B-
Obligor 22	Initial Term Loan	$3,094,320	4.00%	2-Jul-13	***	***
Obligor 23	Term Loan B	$1,814,383	5.00%	15-Jun-11	***	***
Obligor 24	Term Loan	$3,368,750	5.50%	23-Mar-15	***	***
Obligor 25	Tranche B Term Loan	$1,000,000	5.00%	6-Oct-15	B1	B
Obligor 26	Term Loan	$1,000,000	4.00%	1-Nov-16	B1	B+
Obligor 27	Initial Term Loan	$4,385,714	5.75%	18-Dec-15	B1	B+
Obligor 28	Term Loan	$3,024,896	7.50%	31-Jan-13	***	***
Obligor 29	Term Loan	$6,083,575	2.00%	31-May-13	B1	B
Obligor 30	Term Loan	$3,000,000	5.00%	1-Oct-16	B1	B
Obligor 31	Term Loan (First Lien)	$6,937,500	5.00%	2-Jun-16	B1	B
Obligor 32	Term Loan	$4,850,000	2.75%	31-Jul-13	B2	B+
Obligor 33	Term Loan	$6,897,123	5.00%	5-Jul-13	***	***
Obligor 34	Term Loan	$2,493,750	5.00%	29-Jan-17	Ba3	B
Obligor 35	US Term Loan	$5,334,421	5.50%	8-Aug-14	B1	B-
Obligor 36	Term Loan-A	$1,847,082	4.50%	16-Apr-13	***	***
Obligor 37	Term Loan (First Lien)	$2,660,873	4.00%	21-Dec-12	***	***
Obligor 38	Term Loan	$5,000,000	6.00%	21-Oct-16	B1	B+
Obligor 39	Term Loan B	$3,000,000	2.25%	3-Nov-13	Ba1	B

Obligor 40	Term Loan (First Lien)	$7,735,000	3.25%	3-May-12	***	***
Obligor 41	Term Loan	$2,261,440	6.00%	10-Jun-13	***	***
Obligor 42	Term Loan B	$2,000,000	4.50%	1-Oct-17	Ba3	B+
Obligor 43	Initial Term Loan (First Lien)	$6,344,372	2.25%	7-Mar-14	B1	B
Obligor 44	Initial Term Loan	$4,875,000	7.00%	29-Jul-15	B1	B
Obligor 44	Initial Term Loan	$4,000,000	7.00%	29-Jul-15	B1	B
Obligor 45	Term Loan	$3,531,818	3.00%	31-Jul-12	***	***
Obligor 46	Term Loan	$1,990,000	5.50%	8-Apr-16	Ba3	B-
Obligor 47	Term Loan	$4,305,556	5.00%	25-Jun-15	***	***
Obligor 48	Term Loan B	$9,000,000	5.00%	5-Oct-16	***	***
Obligor 49	Term Loan	$5,000,000	5.75%	13-Sep-16	***	***
Obligor 50	Term Loan	$4,588,259	5.25%	28-Jun-13	***	***
Obligor 50	Term Loan (Second Lien)	$1,000,000	9.75%	31-Dec-13	***	***
Obligor 51	Tranche D Term Loan	$997,500	4.25%	2-Apr-14	Ba3	B
Obligor 52	US Term Loan A	$1,925,000	5.75%	31-Mar-15	***	***
Obligor 53	Term Loan	$2,925,000	5.25%	7-Dec-14	***	***
Obligor 54	Term Loan B	$2,992,500	4.25%	4-Jun-16	B2	B+
Obligor 55	Term Loan	$5,000,000	6.00%	22-Mar-16	B1	B
Obligor 56	Term Loan	$3,493,846	3.75%	7-May-13	***	***
Obligor 57	Term Loan A	$8,000,000	6.00%	29-Dec-14	***	***
Obligor 58	Term Loan (First Lien)	$4,408,216	6.50%	22-Jun-13	***	***
Obligor 59	Term Loan	$2,175,918	6.00%	31-Aug-13	***	***
Obligor 60	Term Loan	$6,000,000	1.50%	16-Apr-13	Baa3	BBB-
Obligor 61	Term Loan	$5,000,000	5.00%	4-Aug-16	B1	B
Obligor 62	Term B Loan	$2,344,414	7.50%	31-Mar-11	***	***
Obligor 63	Term B Loan	$7,211,931	3.00%	27-Jul-14	***	***
Obligor 64	Term Loan A	$1,361,905	6.75%	31-Dec-12	***	***
Obligor 65	Term Loan	$7,000,000	5.50%	23-Aug-16	B1	B
Obligor 66	Term Loan	$4,937,500	5.50%	31-Mar-15	***	***
Obligor 67	Initial Term Loan	$4,196,923	4.00%	18-Nov-15	Ba3	BB-
Obligor 67	Series 1 New Term Loan	$676,900	4.00%	18-Nov-15	Ba3	BB-
Obligor 68	Term Loan	$500,000	4.50%	23-Mar-17	Ba3	B+
Obligor 69	Term Loan	$5,000,000	5.25%	26-Jun-15	***	***
Obligor 70	Term Loan	$1,995,000	4.00%	13-May-15	***	***
Obligor 71	Term Loan	$995,000	7.25%	17-Aug-15	B2	B-
Obligor 72	Term Loan	$6,825,000	6.00%	23-Jul-16	B1	B
Obligor 73	Term Loan A	$2,000,000	8.00%	16-Sep-15	B3	B
Obligor 73	Term Loan B	$7,000,000	8.50%	16-Sep-16	B3	B

Schedule 2

Moody’s Industry Classification Group List

CORP - Aerospace & Defense

CORP - Automotive

CORP - Banking, Finance, Insurance & Real Estate

CORP - Beverage, Food & Tobacco

CORP - Capital Equipment

CORP - Chemicals, Plastics, & Rubber

CORP - Construction & Building

CORP - Consumer goods: Durable

CORP - Consumer goods: Non-durable

CORP - Containers, Packaging & Glass

CORP - Energy: Electricity

CORP - Energy: Oil & Gas

CORP - Environmental Industries

CORP - Forest Products & Paper

CORP - Healthcare & Pharmaceuticals

CORP - High Tech Industries

CORP - Hotel, Gaming & Leisure

CORP - Media: Advertising, Printing & Publishing

CORP - Media: Broadcasting & Subscription

CORP - Media: Diversified & Production

CORP - Metals & Mining

CORP - Retail

CORP - Services: Business

CORP - Services: Consumer

S-2-1

CORP - Sovereign & Public Finance

CORP - Telecommunications

CORP - Transportation: Cargo

CORP - Transportation: Consumer

CORP - Utilities: Electric

CORP - Utilities: Oil & Gas

CORP - Utilities: Water

CORP - Wholesale

Schedule 3

S&P Industry Classifications

Asset	Asset
Code	Description

1	Aerospace & Defense

2	Air transport

3	Automotive

4	Beverage & Tobacco

5	Radio & Television

6

7	Building & Development

8	Business equipment & services

9	Cable & satellite television

10	Chemicals & plastics

11	Clothing/textiles

12	Conglomerates

13	Containers & glass products

14	Cosmetics/toiletries

15	Drugs

16	Ecological services & equipment

17	Electronics/electrical

18	Equipment leasing

19	Farming/agriculture

20	Financial intermediaries

21	Food/drug retailers

22	Food products

23	Food service

24	Forest products

25	Health care

26	Home furnishings

27	Lodging & casinos

S-3-1

28	Industrial equipment

29

30	Leisure goods/activities/movies

31	Nonferrous metals/minerals

32	Oil & gas

33	Publishing

34	Rail industries

35	Retailers (except food & drug)

36	Steel

37	Surface transport

38	Telecommunications

39	Utilities

43	Life Insurance

44	Health Insurance

45	Property & Casualty Insurance

46	Diversified Insurance

Schedule 4

Diversity Score Calculation

The Diversity Score is calculated as follows:

(a)	An “Issuer Par Amount” is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all Collateral Obligations issued by that issuer and all affiliates.

(b)	An “Average Par Amount” is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(c)	An “Equivalent Unit Score” is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(d)
An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s industry classification groups, shown on Schedule 2, and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(e)
An “Industry Diversity Score” is then established for each Moody’s industry classification group, shown on Schedule 2, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate		Aggregate		Aggregate		Aggregate
Industry	Industry	Industry	Industry	Industry	Industry	Industry	Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score

0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900

S-4-1

Aggregate		Aggregate		Aggregate		Aggregate
Industry	Industry	Industry	Industry	Industry	Industry	Industry	Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score

1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)	The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody’s industry classification group shown on Schedule 2.

For purposes of calculating the Diversity Score, affiliated issuers in the same Industry are deemed to be a single issuer except as otherwise agreed to by Moody’s.

S-4-2

Schedule 5

Moody’s Rating Definitions

MOODY’S DEFAULT PROBABILITY RATING

(a)         With respect to a Collateral Obligation that is a Moody’s Senior Secured Loan or Participation Interest in a Moody’s Senior Secured Loan, if the obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating; and (solely for purposes of determining the Adjusted Weighted Average Moody's Rating Factor) with respect to a Collateral Obligation that is a Current Pay Obligation, one subcategory below the facility rating (whether public or private) of such Current Pay Obligation rated by Moody's;

(b)         With respect to a Collateral Obligation that is a Moody’s Senior Secured Loan or Participation Interest in a Moody’s Senior Secured Loan, if not determined pursuant to clause (a) above, if such Collateral Obligation (A) is publicly rated by Moody’s, such public rating, or (B) is not publicly rated by Moody’s but for which a rating or corporate family rating estimate has been assigned by Moody’s upon the request of the Issuer or the Collateral Manager, such rating or the corporate family rating estimate, as applicable;

(c)         With respect to a Collateral Obligation, if not determined pursuant to clause (a) or (b) above, (A) if the obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Collateral Obligation is a Moody’s Senior Secured Loan, the Moody’s rating that is one subcategory higher than the Moody’s public rating on any such senior unsecured obligation) as selected by the Collateral Manager in its sole discretion or, if no such rating is available, (B) if such Collateral Obligation is publicly rated by Moody’s, such public rating or, if no such rating is available, (C) if a rating or rating estimate has been assigned to such Collateral Obligation by Moody’s upon the request of the Issuer, the Collateral Manager or an affiliate of the Collateral Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation or (D) if such Collateral Obligation is a DIP Collateral Obligation, the Moody’s Derived Rating set forth in clause (a) in the definition thereof; and

(d)         With respect to a Collateral Obligation, if not determined pursuant to clause (a), (b) or (c) above, the Moody’s Derived Rating;

provided that, for purposes of calculating a Moody’s Default Probability Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

MOODY’S RATING

(a)         With respect to a Collateral Obligation that (A) is publicly rated by Moody’s, such public rating, or (B) is not publicly rated by Moody’s but for which a rating or rating estimate has been assigned by Moody’s (including, without limitation, any such estimate based on Moody’s RiskCalc; provided that such Collateral Obligation is eligible for a rating based on Moody’s RiskCalc in accordance with terms thereof) upon the request of the Issuer or the Collateral Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation.

S-5-1

(b)         With respect to a Collateral Obligation that is a Moody’s Senior Secured Loan or Participation Interest in a Moody’s Senior Secured Loan (if not determined pursuant to clause (a) above), if the obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating.

(c)         With respect to a Collateral Obligation, if not determined pursuant to clause (a) or (b) above, if the obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Collateral Obligation is a Moody’s Senior Secured Loan, the Moody’s rating that is one subcategory higher than the Moody’s public rating on any such senior unsecured obligation) as selected by the Collateral Manager in its sole discretion.

(d)         With respect to a Collateral Obligation, if not determined pursuant to clause (a), (b) or (c) above, the Moody’s Derived Rating;

provided that, with respect to Collateral Obligations the Moody’s Rating of which is determined through application of Moody’s RiskCalc, (i) such Collateral Obligations, at all times prior to the end of the Reinvestment Period, shall not represent more than 10% of the Collateral Principal Amount and (ii) such Collateral Obligations shall not represent, after the end of the Reinvestment Period, the greater of (x) 10% of the Collateral Principal Amount and (y) the Aggregate Principal Balance of Collateral Obligations included in the Assets which have a Moody’s Rating previously determined through application of Moody’s RiskCalc; provided, further, that the Collateral Manager shall redetermine and report to Moody’s the Moody’s Rating for each Collateral Obligation determined through application of Moody’s RiskCalc within 30 days after receipt of the annual audited financial statements from the related Obligor.

For purposes of calculating a Moody’s Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

For purposes of the definitions of “Moody’s Default Probability Rating”, “Moody’s Derived Rating” and “Moody’s Rating”, any credit estimate assigned by Moody’s and any Moody’s RiskCalc rating obtained by the Issuer or the Collateral Manager shall expire one year from the date such estimate was issued; provided that, for purposes of any calculation under this Indenture, if for any reason (except as set forth below) a credit estimate is not received from Moody’s for a previously acquired Collateral Obligation thereunder on or before such one-year anniversary (which may be extended at Moody’s option to the extent the annual audited financial statements for the Obligor have not yet been received), after the Issuer or the Collateral Manager on the Issuer’s behalf has submitted to Moody’s all information required to provide such renewal, (1) the Issuer for a period of 60 days will continue using the previous credit estimate assigned by Moody’s with respect to such Collateral Obligation until such time as Moody’s renews the credit estimate for such Collateral Obligation and (2) after 60 days but before Moody’s renews the credit estimate for such Collateral Obligation, the Collateral Obligation will be deemed to have a Moody’s rating of “Caa1”; provided, further, that if the Collateral Manager (on behalf of the Issuer) fails to submit to Moody’s all information required to provide such a renewal (other than to the extent the annual audited financial statements for the Obligor have not yet been received), then from and after the related one-year anniversary, such Collateral Obligation will be deemed to have a Moody’s rating of “Caa3” until such time as Moody’s renews the credit estimate for such Collateral Obligation.

S-5-2

MOODY’S DERIVED RATING

With respect to a Collateral Obligation whose Moody’s Rating or Moody’s Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, such Moody’s Rating or Moody’s Default Probability Rating shall be determined as set forth below.

(a)
With respect to any DIP Collateral Obligation and (solely for purposes of determining the Adjusted Weighted Average Moody’s Rating Factor) any Current Pay Obligation, one subcategory below the facility rating (whether public or private) of such DIP Collateral Obligation or Current Pay Obligation, as applicable, rated by Moody’s.

(b)	If not determined pursuant to clause (a) above, if the obligor of such Collateral Obligation has a long-term issuer rating by Moody’s, then such long-term issuer rating.

(c)
If not determined pursuant to clause (a) or (b) above, if another obligation of the obligor is rated by Moody’s, then by adjusting the rating of the related Moody’s rated obligations of the related obligor by the number of rating sub-categories according to the table below:

		Number of Subcategories
Obligation Category of	Rating of	Relative to Rated
Rated Obligation	Rated Obligation	Obligation Rating
Senior secured obligation	greater than or equal to B2	-1
Senior secured obligation	less than B2	-2
Subordinated obligation	greater than or equal to B3	+1
Subordinated obligation	less than B3	0

(d)
If not determined pursuant to clause (a), (b) or (c) above, if the obligor of such Collateral Obligation has a corporate family rating by Moody’s, then one subcategory below such corporate family rating.

(e)	If not determined pursuant to clause (a), (b), (c) or (d) above, then by using any one of the methods provided below:

(i)	(A) pursuant to the table below:

S-5-3

			Number of
	S&P Rating		Subcategories Relative
	(Public and	Collateral Obligation	to Moody’s Equivalent
Type of Collateral Obligation	Monitored)	Rated by S&P	of S&P Rating
Not Structured Finance Obligation	> “BBB-”	Not a Loan or	-1
		Participation Interest in
		Loan
Not Structured Finance Obligation	< “BB+”	Not a Loan or	-2
		Participation Interest in
		Loan
Not Structured Finance Obligation		Loan or Participation	-2
		Interest in Loan

(B)
if such Collateral Obligation is not rated by S&P but another security or obligation of the obligor has a public and monitored rating by S&P (a “parallel security”), then the rating of such parallel security will at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (e)(i)(A) above, and the Moody’s Rating or Moody’s Default Probability Rating of such Collateral Obligation will be determined in accordance with the methodology set forth in clause (a)above (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (e)(i)(B)); or

(C)	if such Collateral Obligation is a DIP Collateral Obligation, no Moody’s Rating or Moody’s Default Probability Rating may be determined based on a rating by S&P or any other rating agency;

(ii)       if such Collateral Obligation is not rated by Moody’s or S&P and no other security or obligation of the issuer of such Collateral Obligation is rated by Moody’s or S&P, and if Moody’s has been requested by the Issuer, the Collateral Manager or the issuer of such Collateral Obligation to assign a rating or rating estimate with respect to such Collateral Obligation but such rating or rating estimate has not been received, pending receipt of such estimate, the Moody’s Rating or Moody’s Default Probability Rating of such Collateral Obligation shall be (1) “B3” if the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Collateral Manager believes that such estimate will be at least “B3” and if the Aggregate Principal Balance of Collateral Obligations determined pursuant to this clause (ii) does not exceed 5% of the Collateral Principal Amount of all Collateral Obligations or (2) otherwise, “Caa1.”

For purposes of calculating a Moody’s Derived Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

MOODY’S RISKCALC CALCULATION

1. Defined Terms. The following terms shall be used in this Schedule 5 with the meanings provided below.

.”EDF” means, with respect to any Collateral Obligation, the lowest 5-year expected default frequency for such Collateral Obligation as determined by running the current version of Moody’s RiskCalc in both the Financial Statement Only (“FSO”) and the Credit Cycle Adjusted (“CAA”) modes.

S-5-4

“Moody’s Industries” means any one of the Moody’s industrial classification groups as published by Moody’s from time to time.

“Pre-Qualifying Conditions” means, with respect to any Collateral Obligation, conditions that will be satisfied if the Obligor with respect to the applicable Collateral Obligation satisfies the following criteria:
1.           the independent accountants of such Obligor shall have issued a signed, unqualified audit opinion with respect to the most recent fiscal year financial statements, including no explanatory paragraph addressing “going concern” or other issues;

2.           the Obligor’s EBITDA is equal to or greater than $5,000,000;

3.           the Obligor’s annual sales are equal to or greater than $10,000,000;

4.           the Obligor’s book assets are equal to or greater than $10,000,000;

5.           the Obligor represents not more than 4.0% of the Collateral Principal Amount;

6.           the Obligor is a private company with no public rating from Moody’s;

7.           for the current and prior fiscal year, such Obligor’s:

(a)       EBIT/interest expense ratio is greater than 1.0:1.0 and 1.25:1.00 with respect to retail (adjusted for rent expense);

(b)       debt/EBITDA ratio is less than 6.0:1.0; provided that the debt/EBITDA ratio is less than 8.0:1.0 for any Collateral Obligations with respect to the following Moody’s Industries: (A) Telecommunications (Moody’s industrial classification group #29), (B) Printing and Publishing (Moody’s industrial classification group #26) or (C) Broadcasting and Entertainment (Moody’s industrial classification group #33);

8.           no greater than 25% of the Obligor’s revenue is generated from any one customer of the Obligor;

9.           no financial covenants in the Underlying Instruments have been modified or waived within the immediately preceding three month period;

10.         none of the original terms of the Underlying Instruments have been modified or waived within the immediately preceding three month period; and

11.         the Obligor is a for-profit operating company in any one of the Moody’s Industries with the exception of (i) Buildings and Real Estate (Moody’s industrial classification group #5), (ii) Finance (Moody’s industrial classification group #14), and (iii) Insurance (Moody’s industrial classification group #20).

S-5-5

2.   The Collateral Manager shall calculate the .EDF for each of the Collateral Obligations to be rated pursuant to this Schedule 5. The Collateral Manager shall also provide Moody’s with the .EDF and the information necessary to calculate such .EDF upon request from Moody’s. Moody’s shall have the right (in its sole discretion) to (i) amend or modify any of the information utilized to calculate the .EDF and recalculate the .EDF based upon such revised information, in which case such .EDF shall be determined using the table in paragraph 3 below in order to determine the applicable Moody’s Rating, or (ii) have a Moody’s credit analyst provide a rating estimate for any Collateral Obligation rated pursuant to this Schedule 5, in which case such rating estimate provided by such credit analyst shall be the applicable Moody’s Rating.

3.   The Moody’s Rating for each Collateral Obligation that satisfies the Pre-Qualifying Conditions shall be the lower of (i) the Collateral Manager’s internal rating or (ii) the rating based on the .EDF for such Collateral Obligation, as determined in accordance with the table below:

Lowest .EDF	Moody’s Rating
less than or equal to .baa	Ba3
.ba1	B1
.ba2, .ba3 or .b1	B2
.b2 or.b3	B3
.caa	Caa1

provided that the Moody’s Rating determined pursuant the chart above will be reduced by an additional one-half rating subcategory for Collateral Obligations originated in connection with leveraged buyout transactions.

4.   The Moody’s Recovery Rate for each Collateral Obligation that meets the Pre-Qualifying Conditions shall be the lower of (i) the Collateral Manager’s internal recovery rate or (ii) the recovery rate as determined in accordance with the table below:

Type of Collateral Obligation	Moody’s Recovery Rate
U.S. or Canadian Obligor senior	50%
secured, first priority, first lien and
first out
U.S. or Canadian Obligor second lien,	40%
first lien and last out, all other senior
secured
U.S. or Canadian Obligor senior	30%
unsecured
U.S. or Canadian Obligor senior	15%
subordinated or junior subordinated
Non-U.S. Non-Canadian Obligor any	0%
loan

S-5-6

provided that Moody’s shall have the right (in its sole discretion) to issue a recovery rate assigned by one of its credit analysts, in which case such recovery rate provided by such credit analyst shall be the applicable Moody’s Recovery Rate.

MOODY’S SENIOR SECURED LOAN

(a)          A loan that:

(i)          is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan;

(ii)         (x) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the loan and (y) such specified collateral does not consist entirely of equity securities or common stock; provided that any loan that would be considered a Moody’s Senior Secured Loan but for clause (y) above shall be considered a Moody’s Senior Secured Loan if it is a loan made to a parent entity and as to which the Collateral Manager determines in good faith that the value of the common stock of the subsidiary (or other equity interests in the subsidiary) securing such loan at or about the time of acquisition of such loan by the Issuer has a value that is at least equal to the outstanding principal balance of such loan and the outstanding principal balances of any other obligations of such parent entity that are pari passu with such loan, which value may include, among other things, the enterprise value of such subsidiary of such parent entity; and

(iii)        the value of the collateral securing the loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; or

(b)          a loan that:

(i)          is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan, except that such loan can be subordinate with respect to the liquidation of such obligor or the collateral for such loan;

(ii)         with respect to such liquidation, is secured by a valid perfected security interest or lien that is not a first priority in, to or on specified collateral securing the Obligor’s obligations under the loan;

(iii)        the value of the collateral securing the loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured in the same collateral; and

S-5-7

(iv)        (x) has a Moody’s facility rating and the obligor of such loan has a Moody’s corporate family rating and (y) such Moody’s facility rating is not lower than such Moody’s corporate family rating; and

(c)          the loan is not:

(i)           a DIP Collateral Obligation; or

(ii)         a loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof.

S-5-8

Schedule 6

S&P RECOVERY RATE TABLES

1.

(a)        (i) If a Collateral Obligation has an S&P Recovery Rating, or is pari passu with another obligation of the same obligor that has an S&P Recovery Rating and is secured by the same collateral as such other obligation, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

S&P Recovery
Rating
of a Collateral
Obligation	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	75%	85%	88%	90%	92%	95%
1	65%	75%	80%	85%	90%	95%
2	50%	60%	66%	73%	79%	85%
3	30%	40%	46%	53%	59%	65%
4	20%	26%	33%	39%	43%	45%
5	5%	10%	15%	20%	23%	25%
6	2%	4%	6%	8%	10%	10%
	Recovery rate

(ii)
If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan, second lien loan or senior unsecured bond and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Loan, senior secured note or senior secured bond (a “Senior Secured Debt Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Group A
S&P Recovery
Rating
of the Senior
Secured
Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%

S-6-1

S&P Recovery
Rating
of the Senior
Secured
Debt Instrument	Initial Liability Rating
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group B
S&P Recovery
Rating
of the Senior
Secured
Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	16%	18%	21%	24%	27%	29%
1	16%	18%	21%	24%	27%	29%
2	16%	18%	21%	24%	27%	29%
3	10%	13%	15%	18%	19%	20%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group C
S&P Recovery
Rating
of the Senior
Secured
Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

S-6-2

(iii)
If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A, B and C
S&P Recovery
Rating
of the Senior
Secured
Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

(b)         If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

Recovery rates for obligors Domiciled in Group A, B, C or D:
Priority Category	Initial Liability Rating
						“B” and
	“AAA”	“AA”	“A”	“BBB”	“BB”	“CCC”
Senior Secured Loans
Group A	50%	55%	59%	63%	75%	79%
Group B	45%	49%	53%	58%	70%	74%
Group C	39%	42%	46%	49%	60%	63%
Group D	17%	19%	27%	29%	31%	34%

S-6-3

Priority Category	Initial Liability Rating
Senior Unsecured Loans; Last Out Senior Secured Loans and Second Lien Loans (up to 15% of the Collateral Principal Amount)
Group A	18%	20%	23%	26%	29%	31%
Group B	16%	18%	21%	24%	27%	29%
Group C	13%	16%	18%	21%	23%	25%
Group D	10%	12%	14%	16%	18%	20%
Subordinated loans and Second Lien Loans (in excess of 15% of the Collateral Principal Amount)
Group A	8%	8%	8%	8%	8%	8%
Group B	10%	10%	10%	10%	10%	10%
Group C	9%	9%	9%	9%	9%	9%
Group D	5%	5%	5%	5%	5%	5%
	Recovery rate
Group A:  Australia, Denmark, Finland, Hong Kong, Ireland, The Netherlands, New Zealand, Norway, Singapore, Sweden, U.K.
Group B:  Austria, Belgium, Canada, Germany, Israel, Japan, Luxembourg, Portugal, South Africa, Switzerland, U.S.
Group C:  Argentina, Brazil, Chile, France, Greece, Italy, Mexico, South Korea, Spain, Taiwan, Turkey, United Arab Emirates.
Group D:  Kazakhstan, Russia, Ukraine, others

S-6-4

2.        S&P CDO Monitor

Liability Rating	“AAA”	“AA”	“A”
Weighted	41.0%	46.0%	50.0%
Average	42.0%	47.0%	51.0%
S&P	43.0%	48.0%	52.0%
Recovery	44.0%	49.0%	53.0%
Rate	45.0%	50.0%	54.0%
	46.0%	51.0%	55.0%
	47.0%	52.0%	56.0%

Weighted	4.0%
Average	4.1%
Floating	4.2%
Spread	4.3%
4.4%
4.5%
4.6%
4.7%
4.8%

As of the Closing Date the Collateral Manager will elect the following Weighted Average S&P Recovery Rates:

Liability Rating	“AAA”	“AA”	“A”
Weighted
Average
S&P	43.0%	48.0%	52.0%
Recovery
Rate

As of the Closing Date the Collateral Manager will elect the following Weighted Average Floating Spread:

Weighted
Average
S&P	4.5%
Floating
Spread

For purposes of calculating the Collateral Quality Test, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

S-6-5

Schedule 7

APPROVED INDEX LIST

1.	Merrill Lynch Investment Grade Corporate Master Index

2.	CSFB Leveraged Loan Index

3.	JPMorgan Domestic High Yield Index

4.	Lehman Brothers U.S. Corporate High-Yield Index

5.	Merrill Lynch High Yield Master Index

6.	Deutsche Bank Leveraged Loan Index

7.	Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index

8.	Banc of America Securities Leveraged Loan Index

9.	S&P/LSTA Leveraged Loan Index

S-7-1

Schedule 8

PORTFOLIO ACQUISITION AND SALE REQUIREMENTS CERTIFICATE

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.:   (714) 656-2568

Re:       Sale/Acquisition of any Collateral Obligation

Reference is hereby made to the Indenture, dated as of November 5, 2010 between Garrison Funding 2010-1 LLC, as the issuer (the “Issuer”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

The undersigned, a Authorized Officer of the Collateral Manager, hereby certifies on behalf of the Issuer that the [sale][acquisition] of [insert description of Collateral Obligation], complies with the Portfolio Acquisition and Sale Requirements including each of the following:

a.          the Collateral Obligation, if being acquired by the Issuer, is an “eligible asset” as defined in Rule 3a-7;

b.          the Collateral Obligation is being acquired or disposed of in accordance with the terms and conditions set forth in the Indenture;

c.          the acquisition or disposition of the Collateral Obligation does not result in a reduction or withdrawal of the then-current rating on any Class of Secured Notes by any Rating Agency; and

d.          the Collateral Obligation is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

The primary purpose of the [sale][acquisition] is to [select one of the items below]:

[Comply with the Concentration Limitations]
[Comply with the Collateral Quality Test]
[Comply with any Coverage Test]
[Comply with eligible asset requirements]
[Comply with Investment Criteria]

[Purchase during the Reinvestment Period in accordance with the terms and conditions of the Indenture for the purpose of maintaining the Aggregate Principal Balance]

S-8-1

[Sale for credit related (not value related) reasons—Sale of any Defaulted Obligation, any Closing Date Participation Interest that was not converted into a full assignment of the related Loan within 60 days following the Closing Date, any Long Dated Obligation or any Other Exchange Asset, in each case in accordance with the terms and conditions of the Indenture]
[Sale for credit related (not value related) reasons—Sale of Credit Risk Obligation in accordance with the terms and conditions of the Indenture]
[Sale for credit related (not value related) reasons—Sale of Equity Security in accordance with the terms and conditions of the Indenture]
[Sale for credit related (not value related) reasons –Sale of Credit Improved Obligation in accordance with the terms and conditions of the Indenture]

[Sale for discretionary reasons – Sale of Collateral Obligation in accordance with the terms and conditions of the Indenture]

[Sale of Collateral Obligation that no longer meets the criteria of clause (vii) of the definition of “Collateral Obligation” or clause (vi) of the definition of “Collateral Obligation” in accordance with the terms and conditions of the Indenture]

[In connection with an Optional Redemption in accordance with the terms and conditions of the Indenture]
[In connection with a Tax Redemption in accordance with the terms and conditions of the Indenture]

[Other – Please Specify].

S-8-2

EXHIBIT A

FORMS OF NOTES

EXHIBIT A-1-1

FORM OF GLOBAL CLASS A-1 NOTE

[RULE 144A][REGULATION S] GLOBAL SECURED NOTE
representing
CLASS A-1 SENIOR SECURED FLOATING RATE NOTES DUE 2017

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT) OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER THAT IS EITHER (A)(1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (B) NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A CLASS A-1 NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS NOT BOTH (A) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (B)(1) A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR OR (2) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-1-1-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE REQUIRED OR DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

A-1-1-2

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) OR A UNITED STATES OWNED FOREIGN ENTITY (AS DEFINED IN SECTION 1471(d)(3) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT (I) IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE ITS NAME, ADDRESS, U.S. TAXPAYER IDENTIFICATION NUMBER AND, IF IT IS A UNITED STATES OWNED FOREIGN ENTITY, THE NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF EACH OF ITS “SUBSTANTIAL UNITED STATES OWNERS” (AS DEFINED IN SECTION 1473(2) OF THE CODE), AND ANY OTHER INFORMATION THAT THE ISSUER OR THE HOLDER REQUESTS AND (II) IT WILL UPDATE ANY SUCH INFORMATION PROVIDED IN CLAUSE (I) PROMPTLY UPON LEARNING THAT ANY SUCH INFORMATION PREVIOUSLY PROVIDED HAS BECOME OBSOLETE OR INCORRECT OR IS OTHERWISE REQUIRED. IN ADDITION, EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL MAKE, OR BY ACQUIRING THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE (X) ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER OR THE TRUSTEE, AS APPLICABLE) FOR THE ISSUER AND THE TRUSTEE TO DETERMINE WHETHER SUCH HOLDER OR BENEFICIAL OWNER IS A UNITED STATES PERSON OR A UNITED STATES OWNED FOREIGN ENTITY, AND (Y) ANY ADDITIONAL INFORMATION THAT THE ISSUER OR ITS AGENT REQUESTS IN CONNECTION WITH SECTIONS 1471- 1474 OF THE CODE. EACH SUCH HOLDER AND BENEFICIAL OWNER WILL AGREE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE BE DEEMED TO AGREE, THAT THE ISSUER MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION REGARDING ITS INVESTMENT IN THE NOTES TO THE U.S. INTERNAL REVENUE SERVICE. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT FAILS TO COMPLY WITH THE FOREGOING REQUIREMENTS TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-1-1-3

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS NOT A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT (A) EITHER (I) IT IS NOT A BANK EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), OR (II) IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, AND (B) IT IS NOT PURCHASING THIS NOTE IN ORDER TO REDUCE ITS U.S. FEDERAL INCOME TAX LIABILITY PURSUANT TO A TAX AVOIDANCE PLAN.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT OF THE ISSUER FOR U.S. FEDERAL AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

A-1-1-4

GARRISON FUNDING 2010-1 LLC

  [RULE 144A][REGULATION S] GLOBAL SECURED NOTE
representing
CLASS A-1 SENIOR SECURED FLOATING RATE NOTES DUE 2017

A-1/[R][S]-1	[DATE]

CUSIP No.: [366558AA2]1[G38508AA8]2	Up to U.S.$164,500,000

ISIN No.: [US366558AA25]3[XS0551679821]4

GARRISON FUNDING 2010-1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum as indicated on Schedule A hereto on November 20, 2017 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Class A-1 Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 20th day of February, May, August and November in each year, commencing in February, 2011 (or, if any such day is not a Business Day, the next succeeding Business Day), at the rate equal to LIBOR plus 2.40% per annum on the Aggregate Outstanding Amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Class A-1 Note (or one or more predecessor Class A-1 Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day prior to such Payment Date.

Interest will cease to accrue on each Class A-1 Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. If this Class A-1 Note is called for redemption and principal payments hereon are not paid upon surrender of this Class A-1 Note, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period this Class A -1 Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder. The principal of this Class A-1 Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class A-1 Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

1 Rule 144A Global Class A-1 Note.

2 Regulation S Global Class A-1 Note.

3 Rule 144A Global Class A-1 Note.

4 Regulation S Global Class A-1 Note.

A-1-1-5

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A-1 Senior Secured Floating Rate Notes due 2017 (the “Class A-1 Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued and to be issued under an indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption, in whole but not in part, as specified in the Indenture. In the case of any optional redemption of Class A-1 Notes, interest and principal installments with a Payment Date on or prior to the Redemption Date will be payable to the Holders of such Class A-1 Notes, or one or more predecessor Class A-1 Notes, registered as such at the close of business on the relevant Record Date.

Transfers of this [Rule 144A][Regulation S] Global Secured Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee, except as otherwise set forth in the Indenture.

Interests in this [Rule 144A][Regulation S] Global Secured Note will be transferable in accordance with DTC’s rules and procedures in use at such time.
If (a) a redemption occurs because any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, (b) a redemption occurs because a Majority of the Subordinated Notes provide written direction to such effect as set forth in Section 9.2 of the Indenture, (c) a Special Redemption occurs during the Reinvestment Period as set forth in Section 9.6 of the Indenture or (d) a redemption occurs because a Majority of the Subordinated Notes so direct the Trustee following the occurrence of a Tax Event as set forth in Section 9.3 of the Indenture, then in each case this Note may be redeemed in whole in the manner, under the conditions and with the effect provided in the Indenture. In connection with any redemption pursuant to clause (b) or clause (d), Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of Secured Notes.

A-1-1-6

The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Class A-1 Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Interests in this [Rule 144A][Regulation S] Global Secured Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, the corresponding [Regulation S][Rule 144A] Global Secured Note subject to the restrictions as set forth in the Indenture. This [Rule 144A][Regulation S] Global Secured Note is subject to mandatory exchange for Certificated Notes under the limited circumstances set forth in the Indenture.

Upon redemption, exchange of or increase in any interest represented by this [Rule 144A][Regulation S] Global Secured Note, this [Rule 144A][Regulation S] Global Secured Note shall be endorsed on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.

The Class A -1 Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof.
Title to Notes shall pass by registration in the Register kept by the Registrar.

No service charge shall be made for registration of transfer or exchange of this Note, but the Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THE NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

- signature page follows -

A-1-1-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date set forth above.

GARRISON FUNDING 2010-1 LLC

By:
Name:
Title:

A-1-1-8

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1 Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Trustee

By:
Authorized Signatory

A-1-1-9

SCHEDULE A

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The outstanding principal amount of the Class A-1 Notes represented by this [Rule 144A][Regulation S] Global Secured Note on the Closing Date is U.S.$[_____]. The following exchanges, redemptions of or increase in the whole or a part of the Class A-1 Notes represented by this [Rule 144A][Regulation S] Global Secured Note have been made:

Remaining principal
		Part of principal	amount of this [Rule
		amount of this [Rule	144A][Regulation S]
	Original principal	144A][Regulation S]	Global Secured Note
	amount of this [Rule	Global Secured Note	following such	Notation made by
Date exchange/	144A][Regulation S]	exchanged/redeemed/	exchange/redemption/	or on behalf of the
increase made	Global Secured Note	increased	increase	Issuer

A-1-1-10

EXHIBIT A-1-2

FORM OF GLOBAL CLASS A-2 NOTE

  [RULE 144A][REGULATION S] GLOBAL SECURED NOTE
representing
CLASS A-2 SENIOR SECURED FLOATING RATE NOTES DUE 2017
\
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT) OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER THAT IS EITHER (A)(1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (B) NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A CLASS A-2 NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS NOT BOTH (A) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (B)(1) A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR OR (2) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-1-2-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE REQUIRED OR DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

A-1-2-2

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) OR A UNITED STATES OWNED FOREIGN ENTITY (AS DEFINED IN SECTION 1471(d)(3) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT (I) IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE ITS NAME, ADDRESS, U.S. TAXPAYER IDENTIFICATION NUMBER AND, IF IT IS A UNITED STATES OWNED FOREIGN ENTITY, THE NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF EACH OF ITS “SUBSTANTIAL UNITED STATES OWNERS” (AS DEFINED IN SECTION 1473(2) OF THE CODE), AND ANY OTHER INFORMATION THAT THE ISSUER OR THE HOLDER REQUESTS AND (II) IT WILL UPDATE ANY SUCH INFORMATION PROVIDED IN CLAUSE (I) PROMPTLY UPON LEARNING THAT ANY SUCH INFORMATION PREVIOUSLY PROVIDED HAS BECOME OBSOLETE OR INCORRECT OR IS OTHERWISE REQUIRED. IN ADDITION, EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL MAKE, OR BY ACQUIRING THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE (X) ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER OR THE TRUSTEE, AS APPLICABLE) FOR THE ISSUER AND THE TRUSTEE TO DETERMINE WHETHER SUCH HOLDER OR BENEFICIAL OWNER IS A UNITED STATES PERSON OR A UNITED STATES OWNED FOREIGN ENTITY, AND (Y) ANY ADDITIONAL INFORMATION THAT THE ISSUER OR ITS AGENT REQUESTS IN CONNECTION WITH SECTIONS 1471- 1474 OF THE CODE. EACH SUCH HOLDER AND BENEFICIAL OWNER WILL AGREE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE BE DEEMED TO AGREE, THAT THE ISSUER MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION REGARDING ITS INVESTMENT IN THE NOTES TO THE U.S. INTERNAL REVENUE SERVICE. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT FAILS TO COMPLY WITH THE FOREGOING REQUIREMENTS TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-1-2-3

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS NOT A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT (A) EITHER (I) IT IS NOT A BANK EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), OR (II) IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, AND (B) IT IS NOT PURCHASING THIS NOTE IN ORDER TO REDUCE ITS U.S. FEDERAL INCOME TAX LIABILITY PURSUANT TO A TAX AVOIDANCE PLAN.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT OF THE ISSUER FOR U.S. FEDERAL AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO DEUTSCHE BANK SECURITIES INC., 60 WALL STREET, NEW YORK, NEW YORK 10005, TELEPHONE NO. 212-250-2500.

A-1-2-4

GARRISON FUNDING 2010-1 LLC

  [RULE 144A][REGULATION S] GLOBAL SECURED NOTE
representing
CLASS A-2 SENIOR SECURED FLOATING RATE NOTES DUE 2017

A-2/[R][S]-1	[DATE]

CUSIP No.: [366558AB0]5[G38508AB6]6	Up to U.S.$25,000,000

ISIN No.: [US366558AB08]7[XS0551680837]8

GARRISON FUNDING 2010-1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum as indicated on Schedule A hereto on November 20, 2017 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Class A-2 Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 20th day of February, May, August and November in each year, commencing in February, 2011 (or, if any such day is not a Business Day, the next succeeding Business Day), at the rate equal to LIBOR plus 2.40% per annum on the Aggregate Outstanding Amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Class A-2 Note (or one or more predecessor Class A-2 Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day prior to such Payment Date.

Payments of principal of and interest on this Class A-2 Note are subordinated to the payment on each Payment Date of certain other amounts in accordance with the Priority of Payments and Section 13.1 of the Indenture.

5  Rule 144A Global Class A-2 Note.

6  Regulation S Global Class A-2 Note.

7  Rule 144A Global Class A-2 Note.

8  Regulation S Global Class A-2 Note.

A-1-2-5

Interest will cease to accrue on each Class A-2 Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. If this Class A-2 Note is called for redemption and principal payments hereon are not paid upon surrender of this Class A-2 Note, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period this Class A -2 Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder. The principal of this Class A-2 Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class A-2 Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A-2 Senior Secured Floating Rate Notes due 2017 (the “Class A-2 Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued and to be issued under an indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption, in whole but not in part, as specified in the Indenture. In the case of any optional redemption of Class A-2 Notes, interest and principal installments with a Payment Date on or prior to the Redemption Date will be payable to the Holders of such Class A-2 Notes, or one or more predecessor Class A-2 Notes, registered as such at the close of business on the relevant Record Date.

Transfers of this [Rule 144A][Regulation S] Global Secured Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee, except as otherwise set forth in the Indenture.

Interests in this [Rule 144A][Regulation S] Global Secured Note will be transferable in accordance with DTC’s rules and procedures in use at such time.

If (a) a redemption occurs because any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, (b) a redemption occurs because a Majority of the Subordinated Notes provide written direction to such effect as set forth in Section 9.2 of the Indenture, (c) a Special Redemption occurs during the Reinvestment Period as set forth in Section 9.6 of the Indenture or (d) a redemption occurs because a Majority of the Subordinated Notes so direct the Trustee following the occurrence of a Tax Event as set forth in Section 9.3 of the Indenture, then in each case this Note may be redeemed in whole in the manner, under the conditions and with the effect provided in the Indenture. In connection with any redemption pursuant to clause (b) or clause (d), Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of Secured Notes.

A-1-2-6

The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Class A-2 Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Interests in this [Rule 144A][Regulation S] Global Secured Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, the corresponding [Regulation S][Rule 144A] Global Secured Note subject to the restrictions as set forth in the Indenture. This [Rule 144A][Regulation S] Global Secured Note is subject to mandatory exchange for Certificated Notes under the limited circumstances set forth in the Indenture.

Upon redemption, exchange of or increase in any interest represented by this [Rule 144A][Regulation S] Global Secured Note, this [Rule 144A][Regulation S] Global Secured Note shall be endorsed on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.

The Class A -2 Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

No service charge shall be made for registration of transfer or exchange of this Note, but the Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THE NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

- signature page follows -

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date set forth above.

GARRISON FUNDING 2010-1 LLC

By:
Name:
Title:

A-1-2-8

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-2 Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Trustee

By:
Authorized Signatory

A-1-2-9

SCHEDULE A

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The outstanding principal amount of the Class A-2 Notes represented by this [Rule 144A][Regulation S] Global Secured Note on the Closing Date is U.S.$[_____]. The following exchanges, redemptions of or increase in the whole or a part of the Class A-2 Notes represented by this [Rule 144A][Regulation S] Global Secured Note have been made:

Remaining principal
		Part of principal	amount of this [Rule
		amount of this [Rule	144A][Regulation S]
	Original principal	144A][Regulation S]	Global Secured Note
	amount of this [Rule	Global Secured Note	following such	Notation made by
Date exchange/	144A][Regulation S]	exchanged/redeemed/	exchange/redemption/	or on behalf of the
increase made	Global Secured Note	increased	increase	Issuer

A-1-2-10

EXHIBIT A-2

FORM OF GLOBAL CLASS B NOTE

  [RULE 144A][REGULATION S] GLOBAL SECURED NOTE
representing
CLASS B SENIOR SECURED DEFERRABLE FLOATING RATE NOTES DUE 2017

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT) OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER THAT IS EITHER (A)(1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (B) NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A CLASS B NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS NOT BOTH (A) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (B)(1) A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR OR (2) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-2-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE REQUIRED OR DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

A-2-2

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) OR A UNITED STATES OWNED FOREIGN ENTITY (AS DEFINED IN SECTION 1471(d)(3) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT (I) IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE ITS NAME, ADDRESS, U.S. TAXPAYER IDENTIFICATION NUMBER AND, IF IT IS A UNITED STATES OWNED FOREIGN ENTITY, THE NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF EACH OF ITS “SUBSTANTIAL UNITED STATES OWNERS” (AS DEFINED IN SECTION 1473(2) OF THE CODE), AND ANY OTHER INFORMATION THAT THE ISSUER OR THE HOLDER REQUESTS AND (II) IT WILL UPDATE ANY SUCH INFORMATION PROVIDED IN CLAUSE (I) PROMPTLY UPON LEARNING THAT ANY SUCH INFORMATION PREVIOUSLY PROVIDED HAS BECOME OBSOLETE OR INCORRECT OR IS OTHERWISE REQUIRED. IN ADDITION, EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL MAKE, OR BY ACQUIRING THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE (X) ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER OR THE TRUSTEE, AS APPLICABLE) FOR THE ISSUER AND THE TRUSTEE TO DETERMINE WHETHER SUCH HOLDER OR BENEFICIAL OWNER IS A UNITED STATES PERSON OR A UNITED STATES OWNED FOREIGN ENTITY, AND (Y) ANY ADDITIONAL INFORMATION THAT THE ISSUER OR ITS AGENT REQUESTS IN CONNECTION WITH SECTIONS 1471- 1474 OF THE CODE. EACH SUCH HOLDER AND BENEFICIAL OWNER WILL AGREE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE BE DEEMED TO AGREE, THAT THE ISSUER MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION REGARDING ITS INVESTMENT IN THE NOTES TO THE U.S. INTERNAL REVENUE SERVICE. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT FAILS TO COMPLY WITH THE FOREGOING REQUIREMENTS TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-2-3

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS NOT A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT (A) EITHER (I) IT IS NOT A BANK EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), OR (II) IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, AND (B) IT IS NOT PURCHASING THIS NOTE IN ORDER TO REDUCE ITS U.S. FEDERAL INCOME TAX LIABILITY PURSUANT TO A TAX AVOIDANCE PLAN.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT OF THE ISSUER FOR U.S. FEDERAL AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO DEUTSCHE BANK SECURITIES INC., 60 WALL STREET, NEW YORK, NEW YORK 10005, TELEPHONE NO. 212-250-2500.

A-2-4

GARRISON FUNDING 2010-1 LLC

[RULE 144A][REGULATION S] GLOBAL SECURED NOTE
representing
CLASS B SENIOR SECURED DEFERRABLE FLOATING RATE NOTES DUE 2017

B/[R][S]-1	[DATE]

CUSIP No.: [366558AC8]9[G38508AC4]10	Up to U.S.$12,000,000

ISIN No.: [US366558AC80]11[XS0551681488]12

GARRISON FUNDING 2010-1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum as indicated on Schedule A hereto on November 20, 2017 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Class B Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 20th day of February, May, August and November in each year, commencing in February, 2011 (or, if any such day is not a Business Day, the next succeeding Business Day), at the rate equal to LIBOR plus 3.75% per annum on the Aggregate Outstanding Amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Class B Note (or one or more predecessor Class B Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day prior to such Payment Date.

Payments of principal of and interest on this Class B Note are subordinated to the payment on each Payment Date of certain other amounts in accordance with the Priority of Payments and Section 13.1 of the Indenture.

9  Rule 144A Global Class B Note.

10  Regulation S Global Class B Note.

11  Rule 144A Global Class B Note.

12  Regulation S Global Class B Note.

A-2-5

So long as any Priority Class is Outstanding with respect to the Class B Notes, any payment of interest due on the Class B Notes which is not available to be paid (“Deferred Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) of the Indenture (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to the Class B Notes and (iii) the Stated Maturity of the Class B Notes. Deferred Interest on the Class B Notes shall be added to the unpaid principal balance of the Class B Notes and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) which is the Redemption Date with respect to the Class B Notes and (ii) which is the Stated Maturity of the Class B Notes. Regardless of whether any Priority Class is Outstanding with respect to the Class B Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, the Class B Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default under the Indenture.

Interest will cease to accrue on each Class B Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. If this Class B Note is called for redemption and principal payments hereon are not paid upon surrender of this Class B Note, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period this Class B Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder. The principal of this Class B Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class B Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class B Senior Secured Deferrable Floating Rate Notes due 2017 (the “Class B Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued and to be issued under an indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption, in whole but not in part, as specified in the Indenture. In the case of any optional redemption of Class B Notes, interest and principal installments with a Payment Date on or prior to the Redemption Date will be payable to the Holders of such Class B Notes, or one or more predecessor Class B Notes, registered as such at the close of business on the relevant Record Date.

A-2-6

Transfers of this [Rule 144A][Regulation S] Global Secured Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee, except as otherwise set forth in the Indenture.

Interests in this [Rule 144A][Regulation S] Global Secured Note will be transferable in accordance with DTC’s rules and procedures in use at such time.

If (a) a redemption occurs because any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, (b) a redemption occurs because a Majority of the Subordinated Notes provide written direction to such effect as set forth in Section 9.2 of the Indenture, (c) a Special Redemption occurs during the Reinvestment Period as set forth in Section 9.6 of the Indenture or (d) a redemption occurs because a Majority of the Subordinated Notes so direct the Trustee following the occurrence of a Tax Event as set forth in Section 9.3 of the Indenture, then in each case this Note may be redeemed in whole in the manner, under the conditions and with the effect provided in the Indenture. In connection with any redemption pursuant to clause (b) or clause (d), Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of Secured Notes.

The Issuer, the Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Class B Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Interests in this [Rule 144A][Regulation S] Global Secured Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, the corresponding [Regulation S][Rule 144A] Global Secured Note subject to the restrictions as set forth in the Indenture. This [Rule 144A][Regulation S] Global Secured Note is subject to mandatory exchange for Certificated Notes under the limited circumstances set forth in the Indenture.

Upon redemption, exchange of or increase in any interest represented by this [Rule 144A][Regulation S] Global Secured Note, this [Rule 144A][Regulation S] Global Secured Note shall be endorsed on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.

The Class B Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

A-2-7

No service charge shall be made for registration of transfer or exchange of this Note, but the Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THE NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

- signature page follows -

A-2-8

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date set forth above.

GARRISON FUNDING 2010-1 LLC

By:
Name:
Title:

A-2-9

CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Trustee

By:
Authorized Signatory

A-2-10

SCHEDULE A

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The outstanding principal amount of the Class B Notes represented by this [Rule 144A][Regulation S] Global Secured Note on the Closing Date is U.S.$[_____]. The following exchanges, redemptions of or increase in the whole or a part of the Class B Notes represented by this [Rule 144A][Regulation S] Global Secured Note have been made:

Remaining principal
		Part of principal	amount of this [Rule
		amount of this [Rule	144A][Regulation S]
	Original principal	144A][Regulation S]	Global Secured Note
	amount of this [Rule	Global Secured Note	following such	Notation made by
Date exchange/	144A][Regulation S]	exchanged/redeemed/	exchange/redemption/	or on behalf of the
increase made	Global Secured Note	increased	increase	Issuer

A-2-11

EXHIBIT A-3

FORM OF GLOBAL CLASS C NOTE

[RULE 144A][REGULATION S] GLOBAL SECURED NOTE
representing
CLASS C SENIOR SECURED DEFERRABLE FLOATING RATE NOTES DUE 2017

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT) OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER THAT IS EITHER (A)(1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (B) NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A CLASS C NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS NOT BOTH (A) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (B)(1) A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR OR (2) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-3-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE REQUIRED OR DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

A-3-2

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) OR A UNITED STATES OWNED FOREIGN ENTITY (AS DEFINED IN SECTION 1471(d)(3) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT (I) IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE ITS NAME, ADDRESS, U.S. TAXPAYER IDENTIFICATION NUMBER AND, IF IT IS A UNITED STATES OWNED FOREIGN ENTITY, THE NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF EACH OF ITS “SUBSTANTIAL UNITED STATES OWNERS” (AS DEFINED IN SECTION 1473(2) OF THE CODE), AND ANY OTHER INFORMATION THAT THE ISSUER OR THE HOLDER REQUESTS AND (II) IT WILL UPDATE ANY SUCH INFORMATION PROVIDED IN CLAUSE (I) PROMPTLY UPON LEARNING THAT ANY SUCH INFORMATION PREVIOUSLY PROVIDED HAS BECOME OBSOLETE OR INCORRECT OR IS OTHERWISE REQUIRED. IN ADDITION, EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL MAKE, OR BY ACQUIRING THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE (X) ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER OR THE TRUSTEE, AS APPLICABLE) FOR THE ISSUER AND THE TRUSTEE TO DETERMINE WHETHER SUCH HOLDER OR BENEFICIAL OWNER IS A UNITED STATES PERSON OR A UNITED STATES OWNED FOREIGN ENTITY, AND (Y) ANY ADDITIONAL INFORMATION THAT THE ISSUER OR ITS AGENT REQUESTS IN CONNECTION WITH SECTIONS 1471- 1474 OF THE CODE. EACH SUCH HOLDER AND BENEFICIAL OWNER WILL AGREE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE BE DEEMED TO AGREE, THAT THE ISSUER MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION REGARDING ITS INVESTMENT IN THE NOTES TO THE U.S. INTERNAL REVENUE SERVICE. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT FAILS TO COMPLY WITH THE FOREGOING REQUIREMENTS TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-3-3

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS NOT A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT (A) EITHER (I) IT IS NOT A BANK EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), OR (II) IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, AND (B) IT IS NOT PURCHASING THIS NOTE IN ORDER TO REDUCE ITS U.S. FEDERAL INCOME TAX LIABILITY PURSUANT TO A TAX AVOIDANCE PLAN.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT OF THE ISSUER FOR U.S. FEDERAL AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO DEUTSCHE BANK SECURITIES INC., 60 WALL STREET, NEW YORK, NEW YORK 10005, TELEPHONE NO. 212-250-2500.

A-3-4

GARRISON FUNDING 2010-1 LLC

[RULE 144A][REGULATION S] GLOBAL SECURED NOTE
representing
CLASS C SENIOR SECURED DEFERRABLE FLOATING RATE NOTES DUE 2017

C/[R][S]-1	[DATE]

CUSIP No.: [366558AD6]13[G38508AD2]14	Up to U.S.$18,000,000

ISIN No.: [US366558AD63]15[XS0551682452]16

GARRISON FUNDING 2010-1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum as indicated on Schedule A hereto on November 20, 2017 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Class C Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 20th day of February, May, August and November in each year, commencing in February, 2011 (or, if any such day is not a Business Day, the next succeeding Business Day), at the rate equal to LIBOR plus 4.75% per annum on the Aggregate Outstanding Amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Class C Note (or one or more predecessor Class C Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day prior to such Payment Date.

Payments of principal of and interest on this Class C Note are subordinated to the payment on each Payment Date of certain other amounts in accordance with the Priority of Payments and Section 13.1 of the Indenture.

13  Rule 144A Global Class C Note.

14  Regulation S Global Class C Note.

15  Rule 144A Global Class C Note.

16  Regulation S Global Class C Note.

A-3-5

So long as any Priority Class is Outstanding with respect to the Class C Notes, any payment of interest due on the Class C Notes which is not available to be paid (“Deferred Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) of the Indenture (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to the Class C Notes and (iii) the Stated Maturity of the Class C Notes. Deferred Interest on the Class C Notes shall be added to the unpaid principal balance of the Class C Notes and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) which is the Redemption Date with respect to the Class C Notes and (ii) which is the Stated Maturity of the Class C Notes. Regardless of whether any Priority Class is Outstanding with respect to the Class C Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, the Class C Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default under the Indenture.

Interest will cease to accrue on each Class C Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. If this Class C Note is called for redemption and principal payments hereon are not paid upon surrender of this Class C Note, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period this Class C Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder. The principal of this Class C Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class C Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class C Senior Secured Deferrable Floating Rate Notes due 2017 (the “Class C Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued and to be issued under an indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption, in whole but not in part, as specified in the Indenture. In the case of any optional redemption of Class C Notes, interest and principal installments with a Payment Date on or prior to the Redemption Date will be payable to the Holders of such Class C Notes, or one or more predecessor Class C Notes, registered as such at the close of business on the relevant Record Date.

A-3-6

Transfers of this [Rule 144A][Regulation S] Global Secured Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee, except as otherwise set forth in the Indenture.

Interests in this [Rule 144A][Regulation S] Global Secured Note will be transferable in accordance with DTC’s rules and procedures in use at such time.

If (a) a redemption occurs because any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, (b) a redemption occurs because a Majority of the Subordinated Notes provide written direction to such effect as set forth in Section 9.2 of the Indenture, (c) a Special Redemption occurs during the Reinvestment Period as set forth in Section 9.6 of the Indenture or (d) a redemption occurs because a Majority of the Subordinated Notes so direct the Trustee following the occurrence of a Tax Event as set forth in Section 9.3 of the Indenture, then in each case this Note may be redeemed in whole in the manner, under the conditions and with the effect provided in the Indenture. In connection with any redemption pursuant to clause (b) or clause (d), Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of Secured Notes.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Class C Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Interests in this [Rule 144A][Regulation S] Global Secured Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, the corresponding [Regulation S][Rule 144A] Global Secured Note subject to the restrictions as set forth in the Indenture. This [Rule 144A][Regulation S] Global Secured Note is subject to mandatory exchange for Certificated Notes under the limited circumstances set forth in the Indenture.

Upon redemption, exchange of or increase in any interest represented by this [Rule 144A][Regulation S] Global Secured Note, this [Rule 144A][Regulation S] Global Secured Note shall be endorsed on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.

The Class C Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

A-3-7

No service charge shall be made for registration of transfer or exchange of this Note, but the Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THE NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

- signature page follows -

A-3-8

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date set forth above.

GARRISON FUNDING 2010-1 LLC

By:
Name:
Title:

A-3-9

CERTIFICATE OF AUTHENTICATION

This is one of the Class C Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Trustee

By:
Authorized Signatory

A-3-10

SCHEDULE A

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The outstanding principal amount of the Class C Notes represented by this [Rule 144A][Regulation S] Global Secured Note on the Closing Date is U.S.$[_____]. The following exchanges, redemptions of or increase in the whole or a part of the Class C Notes represented by this [Rule 144A][Regulation S] Global Secured Note have been made:

Remaining principal
		Part of principal	amount of this [Rule
		amount of this [Rule	144A][Regulation S]
	Original principal	144A][Regulation S]	Global Secured Note
	amount of this [Rule	Global Secured Note	following such	Notation made by
Date exchange/	144A][Regulation S]	exchanged/redeemed/	exchange/redemption/	or on behalf of the
increase made	Global Secured Note	increased	increase	Issuer

A-3-11

EXHIBIT A-4

FORM OF CERTIFICATED SUBORDINATED NOTE

CERTIFICATED SUBORDINATED NOTE

SUBORDINATED NOTES DUE 2017

THIS SUBORDINATED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT) OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER (IN EACH CASE, AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT) THAT IS EITHER (X) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (Y) A “PERSON (OTHER THAN ANY RATING ORGANIZATION RATING THE ISSUER’S SECURITIES) INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER OR AN AFFILIATE, AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT, OF SUCH A PERSON” (AN “ORGANIZING ENTITY”) AS SET FORTH IN RULE 3A-7 OF THE INVESTMENT COMPANY ACT THAT IS EITHER (1) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (2) NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

A-4-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE REQUIRED TO REPRESENT, WARRANT AND AGREE IN WRITING TO THE TRUSTEE (1) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN, IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, (2) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN, IT IS A CONTROLLING PERSON, (3) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND (4) THAT, IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (I) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN IT WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER AND THE COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY APPLICABLE STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. EACH PURCHASER OR SUBSEQUENT TRANSFEREE, AS APPLICABLE, OF SUBORDINATED NOTES IN THE FORM OF A CERTIFICATED NOTE WILL BE REQUIRED TO COMPLETE A BENEFIT PLAN INVESTOR CERTIFICATE IDENTIFYING ITS STATUS AS A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY. “CONTROLLING PERSON” MEANS A PERSON (OTHER THAN A BENEFIT PLAN INVESTOR) WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS, OR ANY AFFILIATE OF ANY SUCH PERSON. AN “AFFILIATE” OF A PERSON INCLUDES ANY PERSON, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PERSON. “CONTROL” WITH RESPECT TO A PERSON OTHER THAN AN INDIVIDUAL MEANS THE POWER TO EXERCISE A CONTROLLING INFLUENCE OVER THE MANAGEMENT OR POLICIES OF SUCH PERSON.

NO TRANSFER OF A SUBORDINATED NOTE OR ANY INTEREST THEREIN WILL BE PERMITTED, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THE SUBORDINATED NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING SUBORDINATED NOTES (OR INTERESTS THEREIN) HELD BY CONTROLLING PERSONS.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A SUBORDINATED NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION, BENEFIT PLAN INVESTOR, CONTROLLING PERSON, SIMILAR LAW OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES A VIOLATION OF THE 25% LIMITATION TO SELL ITS INTEREST IN THE SUBORDINATED NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-4-2

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A SUBORDINATED NOTE THAT IS NOT BOTH (A) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (B)(1) A QUALIFIED INSTITUTIONAL BUYER OR (2) AN ORGANIZING ENTITY THAT IS EITHER AN INSTITUTIONAL ACCREDITED INVESTOR OR A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT TO SELL ITS INTEREST IN THE SUBORDINATED NOTES, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

DISTRIBUTIONS OF PRINCIPAL PROCEEDS AND INTEREST PROCEEDS TO THE HOLDER OF THE SUBORDINATED NOTES REPRESENTED HEREBY ARE SUBORDINATED TO THE PAYMENT ON EACH PAYMENT DATE OF PRINCIPAL OF AND INTEREST ON THE SECURED NOTES OF THE ISSUER AND THE PAYMENT OF CERTAIN OTHER AMOUNTS, TO THE EXTENT AND AS DESCRIBED IN THE INDENTURE.

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.

A-4-3

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) OR A UNITED STATES OWNED FOREIGN ENTITY (AS DEFINED IN SECTION 1471(d)(3) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT (I) IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE ITS NAME, ADDRESS, U.S. TAXPAYER IDENTIFICATION NUMBER AND, IF IT IS A UNITED STATES OWNED FOREIGN ENTITY, THE NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF EACH OF ITS “SUBSTANTIAL UNITED STATES OWNERS” (AS DEFINED IN SECTION 1473(2) OF THE CODE), AND ANY OTHER INFORMATION THAT THE ISSUER OR THE HOLDER REQUESTS AND (II) IT WILL UPDATE ANY SUCH INFORMATION PROVIDED IN CLAUSE (I) PROMPTLY UPON LEARNING THAT ANY SUCH INFORMATION PREVIOUSLY PROVIDED HAS BECOME OBSOLETE OR INCORRECT OR IS OTHERWISE REQUIRED. IN ADDITION, EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL MAKE, OR BY ACQUIRING THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE (X) ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER OR THE TRUSTEE, AS APPLICABLE) FOR THE ISSUER AND THE TRUSTEE TO DETERMINE WHETHER SUCH HOLDER OR BENEFICIAL OWNER IS A UNITED STATES PERSON OR A UNITED STATES OWNED FOREIGN ENTITY, AND (Y) ANY ADDITIONAL INFORMATION THAT THE ISSUER OR ITS AGENT REQUESTS IN CONNECTION WITH SECTIONS 1471-1474 OF THE CODE. EACH SUCH HOLDER AND BENEFICIAL OWNER WILL AGREE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE BE DEEMED TO AGREE, THAT THE ISSUER MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION REGARDING ITS INVESTMENT IN THE NOTES TO THE U.S. INTERNAL REVENUE SERVICE. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT FAILS TO COMPLY WITH THE FOREGOING REQUIREMENTS TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS NOT A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT (A) EITHER (I) IT IS NOT A BANK EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), OR (II) IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, AND (B) IT IS NOT PURCHASING THIS NOTE IN ORDER TO REDUCE ITS U.S. FEDERAL INCOME TAX LIABILITY PURSUANT TO A TAX AVOIDANCE PLAN.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SUBORDINATED NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS SUBORDINATED NOTE AS EQUITY IN THE ISSUER FOR U.S. FEDERAL AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

A-4-4

GARRISON FUNDING 2010-1 LLC

CERTIFICATED SUBORDINATED NOTE
representing
SUBORDINATED NOTES DUE 2017

S/R-1	[DATE]

CUSIP No.: [366557AB2]	U.S.$

ISIN No.: [US366557AB25]

GARRISON FUNDING 2010-1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to [____________________], or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the face amount of [______] United States Dollars (U.S.$[_______]) on November 20, 2017 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Subordinated Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Subordinated Noteholders shall be extinguished and shall not thereafter revive. The Subordinated Notes represent unsecured, subordinated obligations of the Issuer and are not entitled to security under the Indenture.

The principal of each Subordinated Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Subordinated Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments of Interest Proceeds and Principal Proceeds to the Holders of the Subordinated Notes are subordinated to payments in respect of the Secured Notes as set forth in the Indenture and failure to pay such amounts to the Holders of the Subordinated Notes will not constitute an Event of Default under the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Subordinated Notes due 2017 (the “Subordinated Notes” and, together with the Secured Notes issued under the Indenture, the “Notes”) issued and to be issued under an indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

A-4-5

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note may be redeemed, in whole but not in part, (a) on any Payment Date on or after the redemption or repayment in full of the Secured Notes, at the written direction of (x) a Majority of the Subordinated Notes or (y) the Collateral Manager, so long as Garrison Investment Group LP or an Affiliate thereof is the Collateral Manager, or (b) if a Tax Redemption occurs because a Majority of the Subordinated Notes so direct the Trustee following the occurrence of a Tax Event as set forth in Section 9.3 of the Indenture, in each case in the manner, under the conditions and with the effect provided in the Indenture.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name this Subordinated Note is registered as the owner of such Subordinated Note on the Register on the applicable Record Date for the purpose of receiving distributions of Principal Proceeds of and Interest Proceeds on such Subordinated Note and on any other date for all other purposes whatsoever (whether or not such Subordinated Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

This Certificated Subordinated Note may be transferred to a transferee acquiring Certificated Subordinated Notes, subject to and in accordance with the restrictions set forth in the Indenture.

The Subordinated Notes will be issued in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

No service charge shall be made for registration of transfer or exchange of this Subordinated Note, but the Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THE NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

- signature page follows -

A-4-6

IN WITNESS WHEREOF, the Issuer has caused this Subordinated Note to be duly executed as of the date set forth above.

GARRISON FUNDING 2010-1 LLC

By:
Name:
Title:

A-4-7

CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Authorized Signatory

A-4-8

ASSIGNMENT FORM

For value received ___________________________________________

does hereby sell, assign, and transfer to

___________________________________________

___________________________________________
Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code, of assignee:

the within Security and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the Security on the books of the Trustee with full power of substitution in the premises.

Date: _______________	Your Signature	__________________________
(Sign exactly as your name
appears in the security)

A-4-9

EXHIBIT A-5-1

FORM OF CERTIFICATED CLASS A-1 NOTE

  CERTIFICATED NOTE
representing
CLASS A-1 SENIOR SECURED FLOATING RATE NOTES DUE 2017

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT) OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER THAT IS EITHER (A)(1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (B) NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A CLASS A-1 NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS NOT BOTH (A) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (B)(1) A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR OR (2) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-5-1-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE REQUIRED OR DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.

A-5-1-2

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) OR A UNITED STATES OWNED FOREIGN ENTITY (AS DEFINED IN SECTION 1471(d)(3) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT (I) IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE ITS NAME, ADDRESS, U.S. TAXPAYER IDENTIFICATION NUMBER AND, IF IT IS A UNITED STATES OWNED FOREIGN ENTITY, THE NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF EACH OF ITS “SUBSTANTIAL UNITED STATES OWNERS” (AS DEFINED IN SECTION 1473(2) OF THE CODE), AND ANY OTHER INFORMATION THAT THE ISSUER OR THE HOLDER REQUESTS AND (II) IT WILL UPDATE ANY SUCH INFORMATION PROVIDED IN CLAUSE (I) PROMPTLY UPON LEARNING THAT ANY SUCH INFORMATION PREVIOUSLY PROVIDED HAS BECOME OBSOLETE OR INCORRECT OR IS OTHERWISE REQUIRED. IN ADDITION, EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL MAKE, OR BY ACQUIRING THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE (X) ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER OR THE TRUSTEE, AS APPLICABLE) FOR THE ISSUER AND THE TRUSTEE TO DETERMINE WHETHER SUCH HOLDER OR BENEFICIAL OWNER IS A UNITED STATES PERSON OR A UNITED STATES OWNED FOREIGN ENTITY, AND (Y) ANY ADDITIONAL INFORMATION THAT THE ISSUER OR ITS AGENT REQUESTS IN CONNECTION WITH SECTIONS 1471-1474 OF THE CODE. EACH SUCH HOLDER AND BENEFICIAL OWNER WILL AGREE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE BE DEEMED TO AGREE, THAT THE ISSUER MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION REGARDING ITS INVESTMENT IN THE NOTES TO THE U.S. INTERNAL REVENUE SERVICE. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT FAILS TO COMPLY WITH THE FOREGOING REQUIREMENTS TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS NOT A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT (A) EITHER (I) IT IS NOT A BANK EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), OR (II) IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, AND (B) IT IS NOT PURCHASING THIS NOTE IN ORDER TO REDUCE ITS U.S. FEDERAL INCOME TAX LIABILITY PURSUANT TO A TAX AVOIDANCE PLAN.

A-5-1-3

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT OF THE ISSUER FOR U.S. FEDERAL AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

A-5-1-4

GARRISON FUNDING 2010-1 LLC

  CERTIFICATED NOTE
representing
CLASS A-1 SENIOR SECURED FLOATING RATE NOTES DUE 2017

A-1/R-1	[DATE]

CUSIP No.: [366558AE4]	U.S.$[________]

ISIN No.: [US366558AE47]

GARRISON FUNDING 2010-1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) for value received, hereby promises to pay to [____________________], or registered assigns, upon presentation and surrender of this Class A-1 Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [_______________] United States Dollars (U.S.$[__________]) on November 20, 2017 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Class A-1 Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 20th day of February, May, August and November in each year, commencing in February, 2011 (or, if any such day is not a Business Day, the next succeeding Business Day), at the rate equal to LIBOR plus 2.40% per annum on the Aggregate Outstanding Amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Class A-1 Note (or one or more predecessor Class A-1 Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to such Payment Date.

Interest will cease to accrue on each Class A-1 Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. If this Class A-1 Note is called for redemption and principal payments hereon are not paid upon surrender of this Class A-1 Note, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period this Class A -1 Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder. The principal of this Class A-1 Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class A-1 Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

A-5-1-5

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A-1 Senior Secured Floating Rate Notes due 2017 (the “Class A-1 Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued and to be issued under an indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption, in whole but not in part, as specified in the Indenture. In the case of any optional redemption of Class A-1 Notes, interest and principal installments with a Payment Date on or prior to the Redemption Date will be payable to the Holders of such Class A-1 Notes, or one or more predecessor Class A-1 Notes, registered as such at the close of business on the relevant Record Date.

If (a) a redemption occurs because any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, (b) a redemption occurs because a Majority of the Subordinated Notes provide written direction to such effect as set forth in Section 9.2 of the Indenture, (c) a Special Redemption occurs during the Reinvestment Period as set forth in Section 9.6 of the Indenture or (d) a redemption occurs because a Majority of the Subordinated Notes so direct the Trustee following the occurrence of a Tax Event as set forth in Section 9.3 of the Indenture, then in each case this Note may be redeemed in whole in the manner, under the conditions and with the effect provided in the Indenture. In connection with any redemption pursuant to clause (b) or clause (d), Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of Secured Notes.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Class A-1 Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

A-5-1-6

Interests in this Certificated Secured Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, the corresponding Global Secured Note or Certificated Secured Note subject to the restrictions as set forth in the Indenture.

The Class A -1 Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

No service charge shall be made for registration of transfer or exchange of this Class A-1 Note, but the Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THE NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

- signature page follows -

A-5-1-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date set forth above.

GARRISON FUNDING 2010-1 LLC

By:
Name:
Title:

A-5-1-8

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1 Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Authorized Signatory

A-5-1-9

ASSIGNMENT FORM

For value received ___________________________________________

does hereby sell, assign, and transfer to

___________________________________________

___________________________________________
Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code, of assignee:

the within Security and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Security on the books of the Trustee with full power of substitution in the premises.

Date: _______________	Your Signature	__________________________
(Sign exactly as your name
appears in the security)

A-5-1-10

EXHIBIT A-5-2

FORM OF CERTIFICATED CLASS A-2 NOTE

CERTIFICATED NOTE
representing
CLASS A-2 SENIOR SECURED FLOATING RATE NOTES DUE 2017

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT) OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER THAT IS EITHER (A)(1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (B) NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A CLASS A-2 NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS NOT BOTH (A) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (B)(1) A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR OR (2) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-5-2-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE REQUIRED OR DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.

A-5-2-2

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) OR A UNITED STATES OWNED FOREIGN ENTITY (AS DEFINED IN SECTION 1471(d)(3) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT (I) IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE ITS NAME, ADDRESS, U.S. TAXPAYER IDENTIFICATION NUMBER AND, IF IT IS A UNITED STATES OWNED FOREIGN ENTITY, THE NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF EACH OF ITS “SUBSTANTIAL UNITED STATES OWNERS” (AS DEFINED IN SECTION 1473(2) OF THE CODE), AND ANY OTHER INFORMATION THAT THE ISSUER OR THE HOLDER REQUESTS AND (II) IT WILL UPDATE ANY SUCH INFORMATION PROVIDED IN CLAUSE (I) PROMPTLY UPON LEARNING THAT ANY SUCH INFORMATION PREVIOUSLY PROVIDED HAS BECOME OBSOLETE OR INCORRECT OR IS OTHERWISE REQUIRED. IN ADDITION, EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL MAKE, OR BY ACQUIRING THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE (X) ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER OR THE TRUSTEE, AS APPLICABLE) FOR THE ISSUER AND THE TRUSTEE TO DETERMINE WHETHER SUCH HOLDER OR BENEFICIAL OWNER IS A UNITED STATES PERSON OR A UNITED STATES OWNED FOREIGN ENTITY, AND (Y) ANY ADDITIONAL INFORMATION THAT THE ISSUER OR ITS AGENT REQUESTS IN CONNECTION WITH SECTIONS 1471- 1474 OF THE CODE. EACH SUCH HOLDER AND BENEFICIAL OWNER WILL AGREE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE BE DEEMED TO AGREE, THAT THE ISSUER MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION REGARDING ITS INVESTMENT IN THE NOTES TO THE U.S. INTERNAL REVENUE SERVICE. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT FAILS TO COMPLY WITH THE FOREGOING REQUIREMENTS TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS NOT A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT (A) EITHER (I) IT IS NOT A BANK EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), OR (II) IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, AND (B) IT IS NOT PURCHASING THIS NOTE IN ORDER TO REDUCE ITS U.S. FEDERAL INCOME TAX LIABILITY PURSUANT TO A TAX AVOIDANCE PLAN.

A-5-2-3

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT OF THE ISSUER FOR U.S. FEDERAL AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO DEUTSCHE BANK SECURITIES INC., 60 WALL STREET, NEW YORK, NEW YORK 10005, TELEPHONE NO. 212-250-2500.

A-5-2-4

GARRISON FUNDING 2010-1 LLC

  CERTIFICATED NOTE
representing
CLASS A-2 SENIOR SECURED FLOATING RATE NOTES DUE 2017

A-2/R-1	[DATE]

CUSIP No.: [366558AF1]	U.S.$[_______]

ISIN No.: [US366558AF12]

GARRISON FUNDING 2010-1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) for value received, hereby promises to pay to [____________________], or registered assigns, upon presentation and surrender of this Class A-2 Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [_______________] United States Dollars (U.S.$[__________]) on November 20, 2017 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Class A-2 Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 20th day of February, May, August and November in each year, commencing in February, 2011 (or, if any such day is not a Business Day, the next succeeding Business Day), at the rate equal to LIBOR plus 2.40% per annum on the Aggregate Outstanding Amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Class A-2 Note (or one or more predecessor Class A-2 Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to such Payment Date.

Payments of principal of and interest on this Class A-2 Note are subordinated to the payment on each Payment Date of certain other amounts in accordance with the Priority of Payments and Section 13.1 of the Indenture.

Interest will cease to accrue on each Class A-2 Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. If this Class A-2 Note is called for redemption and principal payments hereon are not paid upon surrender of this Class A-2 Note, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period this Class A -2 Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder. The principal of this Class A-2 Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class A-2 Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

A-5-2-5

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A-2 Senior Secured Floating Rate Notes due 2017 (the “Class A-2 Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued and to be issued under an indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption, in whole but not in part, as specified in the Indenture. In the case of any optional redemption of Class A-2 Notes, interest and principal installments with a Payment Date on or prior to the Redemption Date will be payable to the Holders of such Class A-2 Notes, or one or more predecessor Class A-2 Notes, registered as such at the close of business on the relevant Record Date.

If (a) a redemption occurs because any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, (b) a redemption occurs because a Majority of the Subordinated Notes provide written direction to such effect as set forth in Section 9.2 of the Indenture, (c) a Special Redemption occurs during the Reinvestment Period as set forth in Section 9.6 of the Indenture or (d) a redemption occurs because a Majority of the Subordinated Notes so direct the Trustee following the occurrence of a Tax Event as set forth in Section 9.3 of the Indenture, then in each case this Note may be redeemed in whole in the manner, under the conditions and with the effect provided in the Indenture. In connection with any redemption pursuant to clause (b) or clause (d), Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of Secured Notes.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Class A-2 Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

A-5-2-6

Interests in this Certificated Secured Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, the corresponding Global Secured Note or Certificated Secured Note subject to the restrictions as set forth in the Indenture.

The Class A -2 Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

No service charge shall be made for registration of transfer or exchange of this Class A-2 Note, but the Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THE NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

- signature page follows -

A-5-2-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date set forth above.

GARRISON FUNDING 2010-1 LLC

By:
Name:
Title:

A-5-2-8

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-2 Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Authorized Signatory

A-5-2-9

ASSIGNMENT FORM

For value received ___________________________________________

does hereby sell, assign, and transfer to

___________________________________________

___________________________________________
Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code, of assignee:

the within Security and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Security on the books of the Trustee with full power of substitution in the premises.

Date: _______________	Your Signature
(Sign exactly as your name appears
in the security)

A-5-2-10

EXHIBIT A-6

FORM OF CERTIFICATED CLASS B NOTE

CERTIFICATED NOTE
representing
CLASS B SENIOR SECURED DEFERRABLE FLOATING RATE NOTES DUE 2017

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT) OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER THAT IS EITHER (A)(1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (B) NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A CLASS B NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS NOT BOTH (A) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (B)(1) A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR OR (2) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-6-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE REQUIRED OR DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.

A-6-2

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) OR A UNITED STATES OWNED FOREIGN ENTITY (AS DEFINED IN SECTION 1471(d)(3) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT (I) IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE ITS NAME, ADDRESS, U.S. TAXPAYER IDENTIFICATION NUMBER AND, IF IT IS A UNITED STATES OWNED FOREIGN ENTITY, THE NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF EACH OF ITS “SUBSTANTIAL UNITED STATES OWNERS” (AS DEFINED IN SECTION 1473(2) OF THE CODE), AND ANY OTHER INFORMATION THAT THE ISSUER OR THE HOLDER REQUESTS AND (II) IT WILL UPDATE ANY SUCH INFORMATION PROVIDED IN CLAUSE (I) PROMPTLY UPON LEARNING THAT ANY SUCH INFORMATION PREVIOUSLY PROVIDED HAS BECOME OBSOLETE OR INCORRECT OR IS OTHERWISE REQUIRED. IN ADDITION, EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL MAKE, OR BY ACQUIRING THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE (X) ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER OR THE TRUSTEE, AS APPLICABLE) FOR THE ISSUER AND THE TRUSTEE TO DETERMINE WHETHER SUCH HOLDER OR BENEFICIAL OWNER IS A UNITED STATES PERSON OR A UNITED STATES OWNED FOREIGN ENTITY, AND (Y) ANY ADDITIONAL INFORMATION THAT THE ISSUER OR ITS AGENT REQUESTS IN CONNECTION WITH SECTIONS 1471- 1474 OF THE CODE. EACH SUCH HOLDER AND BENEFICIAL OWNER WILL AGREE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE BE DEEMED TO AGREE, THAT THE ISSUER MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION REGARDING ITS INVESTMENT IN THE NOTES TO THE U.S. INTERNAL REVENUE SERVICE. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT FAILS TO COMPLY WITH THE FOREGOING REQUIREMENTS TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS NOT A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT (A) EITHER (I) IT IS NOT A BANK EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), OR (II) IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, AND (B) IT IS NOT PURCHASING THIS NOTE IN ORDER TO REDUCE ITS U.S. FEDERAL INCOME TAX LIABILITY PURSUANT TO A TAX AVOIDANCE PLAN.

A-6-3

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT OF THE ISSUER FOR U.S. FEDERAL AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO DEUTSCHE BANK SECURITIES INC., 60 WALL STREET, NEW YORK, NEW YORK 10005, TELEPHONE NO. 212-250-2500.

A-6-4

GARRISON FUNDING 2010-1 LLC

CERTIFICATED NOTE
representing
CLASS B SENIOR SECURED DEFERRABLE FLOATING RATE NOTES DUE 2017

B/R-1	[DATE]

CUSIP No.: [366558AG9]	U.S.$[____________]

ISIN No.: [US366558AG94]

GARRISON FUNDING 2010-1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) for value received, hereby promises to pay to [____________________], or registered assigns, upon presentation and surrender of this Class B Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [_______________] United States Dollars (U.S.$[__________]) on November 20, 2017 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Class B Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 20th day of February, May, August and November in each year, commencing in February, 2011 (or, if any such day is not a Business Day, the next succeeding Business Day), at the rate equal to LIBOR plus 3.75% per annum on the Aggregate Outstanding Amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Class B Note (or one or more predecessor Class B Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to such Payment Date.

Payments of principal of and interest on this Class B Note are subordinated to the payment on each Payment Date of certain other amounts in accordance with the Priority of Payments and Section 13.1 of the Indenture.

So long as any Priority Class is Outstanding with respect to the Class B Notes, any payment of interest due on the Class B Notes which is not available to be paid (“Deferred Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) of the Indenture (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to the Class B Notes and (iii) the Stated Maturity of the Class B Notes. Deferred Interest on the Class B Notes shall be added to the unpaid principal balance of the Class B Notes and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) which is the Redemption Date with respect to the Class B Notes and (ii) which is the Stated Maturity of the Class B Notes. Regardless of whether any Priority Class is Outstanding with respect to the Class B Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, the Class B Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default under the Indenture.

A-6-5

Interest will cease to accrue on each Class B Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. If this Class B Note is called for redemption and principal payments hereon are not paid upon surrender of this Class B Note, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period this Class B Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder. The principal of this Class B Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class B Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class B Senior Secured Deferrable Floating Rate Notes due 2017 (the “Class B Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued and to be issued under an indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption, in whole but not in part, as specified in the Indenture. In the case of any optional redemption of Class B Notes, interest and principal installments with a Payment Date on or prior to the Redemption Date will be payable to the Holders of such Class B Notes, or one or more predecessor Class B Notes, registered as such at the close of business on the relevant Record Date.

A-6-6

If (a) a redemption occurs because any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, (b) a redemption occurs because a Majority of the Subordinated Notes provide written direction to such effect as set forth in Section 9.2 of the Indenture, (c) a Special Redemption occurs during the Reinvestment Period as set forth in Section 9.6 of the Indenture or (d) a redemption occurs because a Majority of the Subordinated Notes so direct the Trustee following the occurrence of a Tax Event as set forth in Section 9.3 of the Indenture, then in each case this Note may be redeemed in whole in the manner, under the conditions and with the effect provided in the Indenture. In connection with any redemption pursuant to clause (b) or clause (d), Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of Secured Notes.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Class B Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Interests in this Certificated Secured Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, the corresponding Global Secured Note or Certificated Secured Note subject to the restrictions as set forth in the Indenture.

The Class B Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

No service charge shall be made for registration of transfer or exchange of this Class B Note, but the Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THE NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

- signature page follows -

A-6-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date set forth above.

GARRISON FUNDING 2010-1 LLC

By:
Name:
Title:

A-6-8

CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Authorized Signatory

A-6-9

ASSIGNMENT FORM

For value received ___________________________________________

does hereby sell, assign, and transfer to

___________________________________________

___________________________________________
Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code, of assignee:

the within Security and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Security on the books of the Trustee with full power of substitution in the premises.

Date: _______________	Your Signature
(Sign exactly as your name appears
in the security)

A-6-10

EXHIBIT A-7

FORM OF CERTIFICATED CLASS C NOTE

CERTIFICATED NOTE
representing
CLASS C SENIOR SECURED DEFERRABLE FLOATING RATE NOTES DUE 2017

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT) OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER THAT IS EITHER (A)(1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (B) NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A CLASS C NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS NOT BOTH (A) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (B)(1) A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR OR (2) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-7-1

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE REQUIRED OR DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.

A-7-2

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) OR A UNITED STATES OWNED FOREIGN ENTITY (AS DEFINED IN SECTION 1471(d)(3) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT (I) IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE ITS NAME, ADDRESS, U.S. TAXPAYER IDENTIFICATION NUMBER AND, IF IT IS A UNITED STATES OWNED FOREIGN ENTITY, THE NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF EACH OF ITS “SUBSTANTIAL UNITED STATES OWNERS” (AS DEFINED IN SECTION 1473(2) OF THE CODE), AND ANY OTHER INFORMATION THAT THE ISSUER OR THE HOLDER REQUESTS AND (II) IT WILL UPDATE ANY SUCH INFORMATION PROVIDED IN CLAUSE (I) PROMPTLY UPON LEARNING THAT ANY SUCH INFORMATION PREVIOUSLY PROVIDED HAS BECOME OBSOLETE OR INCORRECT OR IS OTHERWISE REQUIRED. IN ADDITION, EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL MAKE, OR BY ACQUIRING THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, REPRESENTATIONS TO THE EFFECT THAT IT WILL PROVIDE TO THE ISSUER AND THE TRUSTEE (X) ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER OR THE TRUSTEE, AS APPLICABLE) FOR THE ISSUER AND THE TRUSTEE TO DETERMINE WHETHER SUCH HOLDER OR BENEFICIAL OWNER IS A UNITED STATES PERSON OR A UNITED STATES OWNED FOREIGN ENTITY, AND (Y) ANY ADDITIONAL INFORMATION THAT THE ISSUER OR ITS AGENT REQUESTS IN CONNECTION WITH SECTIONS 1471-1474 OF THE CODE. EACH SUCH HOLDER AND BENEFICIAL OWNER WILL AGREE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE BE DEEMED TO AGREE, THAT THE ISSUER MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION REGARDING ITS INVESTMENT IN THE NOTES TO THE U.S. INTERNAL REVENUE SERVICE. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT FAILS TO COMPLY WITH THE FOREGOING REQUIREMENTS TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE THAT IS NOT A “UNITED STATES PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT (A) EITHER (I) IT IS NOT A BANK EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), OR (II) IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, AND (B) IT IS NOT PURCHASING THIS NOTE IN ORDER TO REDUCE ITS U.S. FEDERAL INCOME TAX LIABILITY PURSUANT TO A TAX AVOIDANCE PLAN.

A-7-3

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT OF THE ISSUER FOR U.S. FEDERAL AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO DEUTSCHE BANK SECURITIES INC., 60 WALL STREET, NEW YORK, NEW YORK 10005, TELEPHONE NO. 212-250-2500.

A-7-4

GARRISON FUNDING 2010-1 LLC

CERTIFICATED NOTE
representing
CLASS C SENIOR SECURED DEFERRABLE FLOATING RATE NOTES DUE 2017

C/R-1	[DATE]

CUSIP No.: [366558AH7]	U.S.$[____________]

ISIN No.: [US366558AH77]

GARRISON FUNDING 2010-1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) for value received, hereby promises to pay to [____________________], or registered assigns, upon presentation and surrender of this Class C Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [_______________] United States Dollars (U.S.$[__________]) on November 20, 2017 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Class C Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 20th day of February, May, August and November in each year, commencing in February, 2011 (or, if any such day is not a Business Day, the next succeeding Business Day), at the rate equal to LIBOR plus 4.75% per annum on the Aggregate Outstanding Amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Class C Note (or one or more predecessor Class C Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to such Payment Date.

Payments of principal of and interest on this Class C Note are subordinated to the payment on each Payment Date of certain other amounts in accordance with the Priority of Payments and Section 13.1 of the Indenture.

So long as any Priority Class is Outstanding with respect to the Class C Notes, any payment of interest due on the Class C Notes which is not available to be paid (“Deferred Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) of the Indenture (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to the Class C Notes and (iii) the Stated Maturity of the Class C Notes. Deferred Interest on the Class C Notes shall be added to the unpaid principal balance of the Class C Notes and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) which is the Redemption Date with respect to the Class C Notes and (ii) which is the Stated Maturity of the Class C Notes. Regardless of whether any Priority Class is Outstanding with respect to the Class C Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, the Class C Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default under the Indenture.

A-7-5

Interest will cease to accrue on each Class C Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. If this Class C Note is called for redemption and principal payments hereon are not paid upon surrender of this Class C Note, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period this Class C Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder. The principal of this Class C Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class C Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class C Senior Secured Deferrable Floating Rate Notes due 2017 (the “Class C Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued and to be issued under an indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption, in whole but not in part, as specified in the Indenture. In the case of any optional redemption of Class C Notes, interest and principal installments with a Payment Date on or prior to the Redemption Date will be payable to the Holders of such Class C Notes, or one or more predecessor Class C Notes, registered as such at the close of business on the relevant Record Date.

A-7-6

If (a) a redemption occurs because any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, (b) a redemption occurs because a Majority of the Subordinated Notes provide written direction to such effect as set forth in Section 9.2 of the Indenture, (c) a Special Redemption occurs during the Reinvestment Period as set forth in Section 9.6 of the Indenture or (d) a redemption occurs because a Majority of the Subordinated Notes so direct the Trustee following the occurrence of a Tax Event as set forth in Section 9.3 of the Indenture, then in each case this Note may be redeemed in whole in the manner, under the conditions and with the effect provided in the Indenture. In connection with any redemption pursuant to clause (b) or clause (d), Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of Secured Notes.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Class C Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Interests in this Certificated Secured Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, the corresponding Global Secured Note or Certificated Secured Note subject to the restrictions as set forth in the Indenture.

The Class C Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

No service charge shall be made for registration of transfer or exchange of this Class C Note, but the Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THE NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

- signature page follows -

A-7-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date set forth above.

GARRISON FUNDING 2010-1 LLC

By:
Name:
Title:

A-7-8

CERTIFICATE OF AUTHENTICATION

This is one of the Class C Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Authorized Signatory

A-7-9

ASSIGNMENT FORM

For value received ___________________________________________

does hereby sell, assign, and transfer to

___________________________________________

___________________________________________
Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code, of assignee:

the within Security and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Security on the books of the Trustee with full power of substitution in the premises.

Date: _______________	Your Signature
(Sign exactly as your name appears
in the security)

A-7-10

EXHIBIT B

FORMS OF TRANSFER AND EXCHANGE CERTIFICATES

B-1

EXHIBIT B-1

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF RULE 144A GLOBAL
SECURED NOTE OR CERTIFICATED SECURED NOTE TO REGULATIONS
GLOBAL SECURED NOTE

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Re:	Garrison Funding 2010-1 LLC (the “Issuer”) Class [A-1][A-2][B][C] Notes due 2017 (the “Notes”)

Reference is hereby made to the Indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S. $___________ aggregate principal amount of Notes which are held in the form of a [Rule 144A Global Secured Note representing Class [A-1][A-2][B][C] Notes] [Certificated [Class [A-1][A-2][B][C]] Note] [with the Depository] in the name of _______ (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a [Regulation S Global Class [A-1][A-2][B][C] Note].

In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to ___________ (the “Transferee”) in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”) and the transfer restrictions set forth in the Indenture and the Offering Circular defined in the Indenture relating to such Notes and that:

a.           the offer of the Notes was not made to a person in the United States;

b.          at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

c.           no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d.          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

e.          the Transferee is not a U.S. Person; and

f.           the Transferee is a Qualified Purchaser.

B-1-1

The Transferor understands that the Issuer, the Trustee and their counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

(Name of Transferor)

By:
Name:
Title:

Dated:     _________, _____

cc:	Garrison Funding 2010-1 LLC c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Attention: Don Puglisi
Facsimile No.: (302) 738-7210

B-1-2

EXHIBIT B-2

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF REGULATIONS
GLOBAL SECURED NOTE OR CERTIFICATED SECURED NOTE TO RULE 144A
GLOBAL SECURED NOTE

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Re:	Garrison Funding 2010-1 LLC (the “Issuer”) Class [A-1][A-2][B][C] Notes due 2017 (the “Notes”)

Reference is hereby made to the Indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S. $___________ Aggregate Outstanding Amount of Notes which are held in the form of a [Regulation S Global Secured Note representing Class [A-1][A-2][B][C] Notes] [Certificated [Class [A-1][A-2][B][C][Note]] [with the Depository] in the name of ______ (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Rule 144A Global Class [A-1][A-2][B][C] Note.

In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to ____________ (the “Transferee”) in accordance with (i) the transfer restrictions set forth in the Indenture and the Offering Circular relating to such Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended, and it reasonably believes that the Transferee is purchasing the Notes for its own account or an account with respect to which the Transferee exercises sole investment discretion, the Transferee and any such account is a Qualified Purchaser and a Qualified Institutional Buyer, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

The Transferor understands that the Issuer, the Trustee and their counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

(Name of Transferor)

By:
Name:
Title:

B-2-1

Dated:     _________, _____

cc:	Garrison Funding 2010-1 LLC c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Attention: Don Puglisi
Facsimile No.: (302) 738-7210

B-2-2

EXHIBIT B-3

FORM OF PURCHASER REPRESENTATION LETTER FOR CERTIFICATED
SECURED NOTES

[DATE]

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Re:	Garrison Funding 2010-1 LLC (the “Issuer”); Class [A-1][A-2][B][C] Notes

Reference is hereby made to the Indenture, dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the final offering circular of the Issuer or the Indenture.

This letter relates to U.S.$___________ Aggregate Outstanding Amount of Class [A-1][A-2][B][C] Notes (the “Notes”), in the form of one or more Certificated Notes to effect the transfer of the Notes to ______________ (the “Transferee”).

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is:

(a)           an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act who is also a Qualified Purchaser;

(b)           acquiring the Notes for its own account (and not for the account of any other Person) in a minimum denomination of U.S.$250,000 and in integral multiples of U.S.$1,000 in excess thereof; and

(c)           not acquiring the Notes during the Distribution Compliance Period from a transferor that held such Notes in the form of a Regulation S Global Secured Note.

B-3-1

The Transferee further represents, warrants and agrees as follows:

1.           It understands that the Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Notes, including the requirement for written certifications. In particular, it understands that the Notes may be transferred only to a person that is a “qualified purchaser” (as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)) or an entity beneficially owned by one or more “qualified purchasers” that in each case is either (a)(i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder or (ii) solely in the case of Notes that are issued in the form of Certificated Secured Notes, an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or (b) a person that is not a “U.S. person” as defined in Regulation S under the Securities Act, and is acquiring the Notes in an offshore transaction (as defined in Regulation S thereunder) in reliance on the exemption from registration provided by Regulation S thereunder. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes.

2.           In connection with its purchase of the Notes: (i) none of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates other than any statements in the final offering circular for such Notes; (iii) it has read and understands the final offering circular for such Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers of the Notes); (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates and provide notice of the relevant transfer restrictions to subsequent transferees; (v) it will hold and transfer at least the minimum denomination of such Notes and provide notice of the relevant transfer restrictions to subsequent transferees; (vi) it was not formed for the purpose of investing in the Notes; and (vii) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks.

3.           (i) It is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and also (x) a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act or (y) a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is either a “qualified purchaser”; (ii) it is acquiring its interest in the Notes as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (iii) it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; (iv) it agrees that it shall not hold any Notes for the benefit of any other person, that it shall at all times be the sole beneficial owner thereof for purposes of the Investment Company Act and all other purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the Notes; and (v) it is not acquiring the Notes as a part of a plan to reduce, avoid or evade U.S. federal income tax.

B-3-2

4.           It represents, warrants and agrees that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any state, local, other federal or non-U.S. law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (any such law or regulation an “Other Plan Law”), (i) it is not and will not be subject to any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the Transferee and thereby subject the Issuer or the Collateral Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law and (ii) its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any such Other Plan Law.

5.           It will treat its Notes as debt of the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority unless otherwise required by any relevant taxing authority.

6.           It is ______ (check if applicable) a “United States person” within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed Internal Revenue Service Form W-9 (or applicable successor form) is attached hereto; or ______ (check if applicable) not a “United States person” within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed applicable Internal Revenue Service Form W-8 (or applicable successor form) is attached hereto. It understands and acknowledges that failure to provide the Issuer or the Trustee with the applicable tax certifications or the failure to meet its Noteholder Reporting Obligations may result in withholding or back-up withholding from payments to it in respect of the Notes.

7.           It hereby agrees to provide the Issuer and Trustee (i) any information as is necessary (in the sole determination of the Issuer or the Trustee, as applicable) for the Issuer and the Trustee to determine whether it is a United States person as defined in Section 7701(a)(30) of the Code (a “United States person”) or a United States owned foreign entity as defined in Section 1471(d)(3) of the Code (a “United States owned foreign entity”) and (ii) any additional information that the Issuer or its agent requests in connection with Sections 1471-1474 of the Code. If it is a United States person or a United States owned foreign entity that is a holder or beneficial owner of Notes or an interest therein, it also hereby agrees to (x) provide the Issuer and Trustee its name, address, U.S. taxpayer identification number and, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its “substantial United States owners” as defined in Section 1473(2) of the Code, and any other  information requested by the Issuer or its agent upon request and (y) update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required. It understands and acknowledges that the Issuer may provide such information and any other information concerning its investment in the Notes to the U.S. Internal Revenue Service. It understands and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of an interest in the Notes that fails to comply with the foregoing requirements to sell its interest in such Notes, or may sell such interest on behalf of such owner.

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8.           If it is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it hereby represents that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), or (B) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan.

9.           It agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Notes issued pursuant to the Indenture or, if longer, the applicable preference period then in effect plus one day.

10.         To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

11.         It understands that the Issuer, the Trustee and Deutsche Bank Securities will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

[The remainder of this page has been intentionally left blank.]

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Name of Purchaser:

Dated:

By: Name: Title:

Outstanding principal amount of Class [  ] Notes:  U.S.$_____________

Taxpayer identification number:

Address for notices:	Wire transfer information for payments:

Bank:

Address:

Bank ABA#:

Account #:

Telephone:	FAQ:

Facsimile:	Attention:

Attention:

Denominations of certificates (if more than one):
Registered name:

cc:	Garrison Funding 2010-1 LLC c/o Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 Attention: Don Puglisi Facsimile No.: (302) 738-7210

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EXHIBIT B-4

FORM OF PURCHASER REPRESENTATION LETTER FOR
CERTIFICATED SUBORDINATED NOTES

[DATE]

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Re:      Garrison Funding 2010-1 LLC (the “Issuer”); Subordinated Notes

Reference is hereby made to the Indenture, dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the final offering circular of the Issuer or the Indenture.

This letter relates to U.S.$___________ Aggregate Outstanding Amount of Subordinated Notes (the “Subordinated Notes”) in the form of one or more certificated Subordinated Notes to effect the transfer of the Subordinated Notes to ______________ (the “Transferee”).

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is:

(a)           (PLEASE CHECK ONLY ONE)

_____
a “qualified institutional buyer” as defined in Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), who is also a Qualified Purchaser or an entity owned exclusively by Qualified Purchasers and is acquiring the Subordinated Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder;

_____
a “person (other than any rating organization rating the Issuer’s securities) involved in the organization or operation of the Issuer or an affiliate, as defined in Rule 405 under the Securities Act, of such a person” that is either (x) an institutional “accredited investor” within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or (y) not a “U.S. person” (as defined in Regulation S) in an offshore transaction in reliance on Regulation S under the Securities Act, in each case who is also a Qualified Purchaser or an entity owned exclusively by Qualified Purchasers; and

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(b)          acquiring the Subordinated Notes for its own account (and not for the account of any other person) in a minimum denomination of U.S.$100,000 and in integral multiples of U.S.$1,000 in excess thereof.

The Transferee further represents, warrants and agrees as follows:

1.            It understands that the Subordinated Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Subordinated Notes, such Subordinated Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Subordinated Notes, including the requirement for written certifications. In particular, it understands that the Subordinated Notes may be transferred only to a “qualified purchaser” (as defined in the Investment Company Act) or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser that is also (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) or (ii) a “person (other than any rating organization rating the Issuer’s securities) involved in the organization or operation of the Issuer or an affiliate, as defined in Rule 405 under the Securities Act, of such a person” (an “Organizing Entity”) that is either (x) an institutional “accredited investor” within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an “Institutional Accredited Investor”) or (y) not a “U.S. person” (as defined in Regulation S) in an offshore transaction in reliance on Regulation S under the Securities Act in a transaction exempt from registration under the Securities Act. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Subordinated Notes.

2.            In connection with its purchase of the Subordinated Notes: (i) none of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates other than any statements in the final offering circular for such Subordinated Notes; (iii) it has read and understands the final offering circular for such Subordinated Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Subordinated Notes are being issued and the risks to purchasers of the Subordinated Notes); (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates; (v) it will hold and transfer at least the minimum denomination of the Subordinated Notes and provide notice of the relevant transfer restrictions to subsequent transferees; (vi) it was not formed for the purpose of investing in the Subordinated Notes; and (vii) it is a sophisticated investor and is purchasing the Subordinated Notes with a full understanding of all of the terms, conditions and risks thereof and it is capable of assuming and willing to assume those risks.

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3.             It understands that the Subordinated Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and as such, the Subordinated Notes have not been and will not be registered under the Securities Act and, if in the future it decides to offer, resell, pledge or otherwise transfer the Subordinated Notes, the Subordinated Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legend on the Subordinated Notes. It acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Subordinated Notes.

4.             It understands that the Issuer has not been registered under the Investment Company Act and that the Issuer is exempt from registration by virtue of Section 3(c)(7) and Rule 3a-7 of the Investment Company Act;

5.             (i) It is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and also (x) a Qualified Institutional Buyer or (y) an Organizing Entity that is either (1) an Institutional Accredited Investor or (2) not a “U.S. person” (as defined in Regulation S) in an offshore transaction in reliance on Regulation S under the Securities Act; (ii) it is acquiring its interest in the Subordinated Notes as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (iii) it is not a (A) partnership, (B) common trust fund or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; (iv) it agrees that it shall not hold any Subordinated Notes for the benefit of any other person, that it shall at all times be the sole beneficial owner thereof for purposes of the Investment Company Act and all other purposes and that it shall not sell participation interests in the Subordinated Notes or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the Subordinated Notes; and (v) it is not acquiring the Subordinated Notes as a part of a plan to reduce, avoid or evade U.S. federal income tax.

6.             It understands that any transfer of a beneficial interest in any Subordinated Note to a person that is not a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and also (i) a Qualified Institutional Buyer or (ii) an Organizing Entity that is either (x) an Institutional Accredited Investor or (y) not a “U.S. person” (as defined in Regulation S) in an offshore transaction in reliance on Regulation S under the Securities Act, and that does not have an exemption available under the Securities Act and the Investment Company Act shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes. It understands and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of an interest in the Subordinated Notes that fails to comply with the foregoing requirements to sell its interest in such Subordinated Notes or may sell such interest on behalf of such owner.

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7.             It acknowledges and agrees that all of the assurances given by it in certifications required by the Indenture as to its status under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) are correct and are for the benefit of the Issuer, the Trustee, Deutsche Bank Securities and the Collateral Manager. It agrees and acknowledges that none of Issuer or the Trustee will recognize any transfer of the Subordinated Notes if such transfer may result in 25% or more of the value of the Subordinated Notes being held by Benefit Plan Investors, as defined in Section 3(42) of ERISA (the “25% Limitation”). It further agrees and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of a Subordinated Note who has made or has been deemed to make a Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation that is subsequently shown to be false or misleading or whose ownership otherwise causes a violation of the 25% Limitation to sell its interest in the Subordinated Note, or may sell such interest on behalf of such owner.

8.             It understands that the Subordinated Notes may be sold to related and/or unrelated Persons at any time hereafter in accordance with the applicable provisions of the Indenture.

9.             It understands that no Subordinated Note (or interest therein) may be acquired or owned by any Person that is classified for U.S. federal income tax purposes as a disregarded entity (unless the beneficial owner for U.S. federal income tax purposes of the disregarded entity is a corporation, other than a subchapter S corporation, or is otherwise taxable as a corporation), partnership, subchapter S corporation or grantor trust unless such Person (i) is an Affiliate of the Collateral Manager or (ii) obtains an Opinion of Counsel that such acquisition or transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation.

10.           It understands that no Subordinated Note (or interest therein) may be acquired, and no Holder of a Subordinated Note may sell, transfer, assign, participate, pledge or otherwise dispose of any Subordinated Note (or interest therein) or cause any Subordinated Note (or interest therein) to be marketed, (1) on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treas. Reg. § 1.7704-1(b), including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, (2) on or through a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(2) of the Code, including a market wherein any Subordinated Note (or interest therein) is regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available bid or offer quotes with respect to any Subordinated Note (or interest therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others, or (3) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause the Subordinated Notes (or interest therein) to be held by more than 100 Persons at any time, taking into account the anti-avoidance rule in U.S. Treasury Regulation Section 1.7704 1(h)(3).

11.           It acknowledges and agrees to the provisions set forth in Section 7 of the limited liability company agreement of the Issuer and covenants to take no action inconsistent with such provisions.

12.           It will treat its Subordinated Notes as equity in the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority unless otherwise required by any relevant taxing authority.

B-4-4

13.           It understands and acknowledges that failure to provide the Issuer or the Trustee with the applicable tax certifications or the failure to meet its Noteholder Reporting Obligations may result in withholding or back-up withholding from payments to it in respect of the Subordinated Notes.

14.           It hereby agrees to provide the Issuer and Trustee (i) any information as is necessary (in the sole determination of the Issuer or the Trustee, as applicable) for the Issuer and the Trustee to determine whether it is a United States person as defined in Section 7701(a)(30) of the Code (a “United States person”) or a United States owned foreign entity as defined in Section 1471(d)(3) of the Code (a “United States owned foreign entity”) and (ii) any additional information that the Issuer or its agent requests in connection with Sections 1471-1474 of the Code. If it is a United States person or a United States owned foreign entity that is a holder or beneficial owner of Subordinated Notes or an interest therein, it also hereby agrees to (x) provide the Issuer and Trustee its name, address, U.S. taxpayer identification number and, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its “substantial United States owners” as defined in Section 1473(2) of the Code, and any other information requested by the Issuer or its agent upon request and (y) update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required. It understands and acknowledges that the Issuer may provide such information and any other information concerning its investment in the Subordinated Notes to the U.S. Internal Revenue Service. It understands and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of an interest in the Subordinated Notes that fails to comply with the foregoing requirements to sell its interest in such Subordinated Notes, or may sell such interest on behalf of such owner.

15.           It agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Notes issued pursuant to the Indenture or, if longer, the applicable preference period then in effect plus one day.

16.           To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Subordinated Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Subordinated Note to make representations to the Issuer in connection with such compliance.

17.           It understands that the Issuer, the Trustee and Deutsche Bank Securities will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

[The remainder of this page has been intentionally left blank.]

B-4-5

Name of Purchaser:
Dated:

By:
Name:
Title:

Outstanding principal amount of Subordinated Notes: U.S. $__________

Taxpayer identification number:

Address for notices:	Wire transfer information for payments:

Bank:

Address:

Bank ABA#:

Account #:

Telephone:	FAQ:

Facsimile:	Attention:

Attention:

Denominations of certificates (if more than one):
Registered name:

cc:	Garrison Funding 2010-1 LLC
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 9711
Attention: Don Puglisi
Facsimile No.: (302) 738-7210

B-4-6

EXHIBIT B-5

FORM OF SUBORDINATED NOTE ERISA CERTIFICATE

The purpose of this Benefit Plan Investor Certificate (this “Certificate”) is, among other things, to (i) endeavor to ensure that less than 25% of the value of the Subordinated Notes issued by Garrison Funding 2010-1 LLC (the “Issuer”) is held by “Benefit Plan Investors” as contemplated and defined under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Department of Labor’s regulations set forth at 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) so that the Issuer will not be subject to the U.S. federal employee benefits provisions contained in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 (the “Code”), (ii) obtain from you certain representations and agreements and (iii) provide you with certain related information with respect to your acquisition, holding or disposition of the Subordinated Notes. By signing this Certificate, you agree to be bound by its terms.

Please be aware that the information contained in this Certificate is not intended to constitute advice and the examples given below are not intended to be, and are not, comprehensive. You should contact your own counsel if you have any questions in completing this Certificate. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Indenture.

Please review the information in this Certificate and check the box(es) that are applicable to you.

If a box is not checked, you are agreeing that the applicable Section does not, and will not, apply to you.

1.    ☐     Employee Benefit Plans Subject to ERISA or the Code. We, or the entity on whose behalf we are acting, are an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of Section 406 of ERISA or a “plan” that is subject to Section 4975 of the Code.

Examples: (i) tax qualified retirement plans such as pension, profit sharing and section 401(k) plans, (ii) welfare benefit plans such as accident, life and medical plans, (iii) individual retirement accounts or “IRAs” and “Keogh” plans and (iv) certain tax-qualified educational and savings trusts.

2.     ☐    Entity Holding Plan Assets by Reason of Plan Asset Regulations. We, or the entity on whose behalf we are acting, are an entity or fund whose underlying assets include “plan assets” by reason of a Benefit Plan Investor’s investment in such entity.

Examples: (i) an insurance company separate account, (ii) a bank collective trust fund and (iii) a hedge fund or other private investment vehicle where 25% or more of the value of any class of its equity is held by Benefit Plan Investors.

B-5-1

If you check Box 2, please indicate the maximum percentage of the entity or fund that will constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code: ______%.

An entity or fund that cannot provide the foregoing percentage hereby acknowledges that for purposes of determining whether Benefit Plan Investors own less than 25% of the value of the Subordinated Notes issued by the Issuer, 100% of the assets of the entity or fund will be treated as “plan assets.”

ERISA and the regulations promulgated thereunder are technical. Accordingly, if you have any question regarding whether you may be an entity described in this Section 2, you should consult with your counsel.

3.     ☐    Insurance Company General Account. We, or the entity on whose behalf we are acting, are an insurance company purchasing the Subordinated Notes with funds from our or their general account (i.e., the insurance company’s corporate investment portfolio), whose assets, in whole or in part, constitute “plan assets” for purposes of the Plan Asset Regulations.

If you check Box 3, please indicate the maximum percentage of the insurance company general account that will constitute “plan assets” for purposes of conducting the 25% test under the Plan Asset Regulations is: ____%. IF YOU DO NOT INCLUDE ANY PERCENTAGE IN THE BLANK SPACE, YOU WILL BE COUNTED AS IF YOU FILLED IN 100% IN THE BLANK SPACE.

4.     ☐    None of Sections (1) Through (3) Above Apply. We, or the entity on whose behalf we are acting, are a person that does not fall into any of the categories described in Sections (1) through (3) above.

5.     No Prohibited Transaction. If we checked any of the boxes in Sections (1) through (3) above, we represent, warrant and agree that our acquisition, holding and disposition of the Subordinated Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

6.     Not Subject to Similar Law and No Violation of Other Plan Law. If we are a governmental, church, non-U.S. or other plan, we represent, warrant and agree that (a) we are not subject to any federal, state, local non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or interest therein) by virtue of its interest and thereby subject the Issuer and the Collateral Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (b) our acquisition, holding and disposition of the Subordinated Notes do not and will not constitute or give rise to a non-exempt violation of any law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

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7.     ☐    Controlling Person. We are, or we are acting on behalf of any of: (i) the Trustee, (ii) the Collateral Manager, (iii) any person that has discretionary authority or control with respect to the assets of the Issuer, (iv) any person who provides investment advice for a fee (direct or indirect) with respect to such assets or (v) any “affiliate” of any of the above persons. “Affiliate” shall have the meaning set forth in the Plan Asset Regulations. Any of the persons described in the first sentence of this Section (7) is referred to in this Certificate as a “Controlling Person.”

Note: We understand that, for purposes of determining whether Benefit Plan Investors hold less than 25% of the value of the Subordinated Notes, the value of any Subordinated Notes held by Controlling Persons (other than Benefit Plan Investors) are required to be disregarded.

Compelled Disposition.  We acknowledge and agree that:

(i)           if any representation that we made hereunder is subsequently shown to be false or misleading or our beneficial ownership otherwise causes a violation of the 25% Limitation, the Issuer shall, promptly after such discovery (or upon notice from the Trustee if the Trustee makes the discovery (who, in each case, agree to notify the Issuer of such discovery, if any)), send notice to us demanding that we transfer our interest to a person that is not a Non-Permitted ERISA Holder within 30 days after the date of such notice;

(ii)          if we fail to transfer our Subordinated Notes, the Issuer shall have the right, without further notice to us, to sell our Subordinated Notes or our interest in the Subordinated Notes, to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose;

(iii)         the Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Subordinated Notes and selling such securities to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion;

(iv)         by our acceptance of an interest in the Subordinated Notes, we agree to cooperate with the Issuer to effect such transfers;

(v)          the proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to us; and

(vi)         the terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to us as a result of any such sale or the exercise of such discretion.

Required Notification and Agreement. We hereby agree that we (a) will inform the Trustee of any proposed transfer by us of all or a specified portion of the Subordinated Notes and (b) will not initiate any such transfer after we have been informed by the Issuer or the Transfer Agent in writing that such transfer would cause the 25% Limitation to be exceeded. We hereby agree and acknowledge that after the Trustee effects any permitted transfer of Subordinated Notes owned by us to a Benefit Plan Investor or a Controlling Person or receives notice of any such permitted change of status, the Trustee shall include such Subordinated Notes in future calculations of the 25% Limitation made pursuant hereto unless subsequently notified that such Subordinated Notes (or such portion), as applicable, would no longer be deemed to be held by Benefit Plan Investors or Controlling Persons.

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8.             Continuing Representation; Reliance. We acknowledge and agree that the representations contained in this Certificate shall be deemed made on each day from the date we make such representations through and including the date on which we dispose of our interests in the Subordinated Notes. We understand and agree that the information supplied in this Certificate will be used and relied upon by the Issuer and the Trustee to determine that Benefit Plan Investors own or hold less than 25% of the value of the Subordinated Notes upon any subsequent transfer of the Subordinated Notes in accordance with the Indenture.

9.             Further Acknowledgement and Agreement.   We acknowledge and agree that (i) all of the assurances contained in this Certificate are for the benefit of the Issuer, the Trustee, Deutsche Bank Securities and the Collateral Manager as third party beneficiaries hereof, (ii) copies of this Certificate and any information contained herein may be provided to the Issuer, the Trustee, Deutsche Bank Securities, the Collateral Manager, affiliates of any of the foregoing parties and to each of the foregoing parties’ respective counsel for purposes of making the determinations described above and (iii) any acquisition or transfer of the Subordinated Notes by us that is not in accordance with the provisions of this Certificate shall be null and void from the beginning, and of no legal effect.

10.           Future Transfer Requirements.

Transferee Letter and its Delivery. We acknowledge and agree that we may not transfer any Certificated Subordinated Notes to any person unless the Trustee has received a certificate substantially in the form of this Certificate. Any attempt to transfer in violation of this section will be null and void from the beginning, and of no legal effect.

Note:  Unless you are notified otherwise, the name and address of the Trustee is as follows:

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, California, 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

[The remainder of this page has been intentionally left blank.]

B-5-4

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate.

________________________ [Insert Purchaser’s Name]

By:
Name:
Title:
Dated:

This Certificate relates to U.S.$_________ of  Subordinated Notes

B-5-5

EXHIBIT B-6

FORM OF TRANSFEREE CERTIFICATE
OF RULE 144A GLOBAL SECURED NOTE

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Re:	Garrison Funding 2010-1 LLC (the “Issuer”) Class [A-1][A-2][B][C] Notes due 2017

Reference is hereby made to the Indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to ___________ Aggregate Outstanding Amount of the Class [A-1][A-2][B][C] Notes (the “Notes”), which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a Rule 144A Global Secured Note representing Class [A-1][A-2][B][C] Notes of such Class pursuant to Section 2.5(f) of the Indenture.

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and is acquiring the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder.

The Transferee further represents, warrants and agrees as follows:

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1.            In connection with the purchase of such Global Secured Notes: (A) none of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates other than any statements in the final Offering Circular for such Global Secured Notes, and such Transferee has read and understands such final offering circular; (C) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates; (D) the Transferee is both (x) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) and (y) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser); (E) the Transferee is acquiring its interest in such Global Secured Notes for its own account; (F) the Transferee was not formed for the purpose of investing in such Global Secured Notes; (G) the Transferee understands that the Issuer may receive a list of participants holding interests in the Global Secured Notes from one or more book- entry depositories; (H) the Transferee will hold and transfer at least the minimum denomination of such Global Secured Notes; (I) the Transferee is a sophisticated investor and is purchasing the Global Secured Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) the Transferee will provide notice of the relevant transfer restrictions to subsequent transferees and (K) if it is not a U.S. person, it is not acquiring any Global Secured Note as part of a plan to reduce, avoid or evade U.S. federal income tax.

2.             The Transferee represents, warrants and agrees that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), its acquisition, holding and disposition of such Note or interest therein does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any state, local, other federal or non-U.S. law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (any such law or regulation an “Other Plan Law”), (i) it is not and will not be subject to any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the Transferee and thereby subject the Issuer or the Collateral Manager (or other persons responsible for the investment and operation of the Issuer's assets) to Other Plan Law, and (ii) its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any such Other Plan Law.

3.             The Transferee understands that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future the Transferee decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. The Transferee acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes. The Transferee understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) and Rule 3a-7 of the Investment Company Act.

4.             The Transferee will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in Section 2.5 of the Indenture, including the Exhibits referenced therein.

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5.             It agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Notes issued pursuant to the Indenture or, if longer, the applicable preference period then in effect plus one day.

6.             It will treat its Notes as debt of the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority unless otherwise required by any relevant taxing authority.

7.             It is ______ (check if applicable) a “United States person” within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed Internal Revenue Service Form W-9 (or applicable successor form) is attached hereto; or ______ (check if applicable) not a “United States person” within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed applicable Internal Revenue Service Form W-8 (or applicable successor form) is attached hereto. It understands and acknowledges that failure to provide the Issuer or the Trustee with the applicable tax certifications or the failure to meet its Noteholder Reporting Obligations may result in withholding or back-up withholding from payments to it in respect of the Notes.

8.             If it is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it hereby represents that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), or (B) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan.

9.             It hereby agrees to provide the Issuer and Trustee (i) any information as is necessary (in the sole determination of the Issuer or the Trustee, as applicable) for the Issuer and the Trustee to determine whether it is a United States person as defined in Section 7701(a)(30) of the Code (a “United States person”) or a United States owned foreign entity as defined in Section 1471(d)(3) of the Code (a “United States owned foreign entity”) and (ii) any additional information that the Issuer or its agent requests in connection with Sections 1471-1474 of the Code. If it is a United States person or a United States owned foreign entity that is a holder or beneficial owner of Notes or an interest therein, it also hereby agrees to (x) provide the Issuer and Trustee its name, address, U.S. taxpayer identification number and, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its “substantial United States owners” as defined in Section 1473(2) of the Code, and any other information requested by the Issuer or its agent upon request and (y) update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required. It understands and acknowledges that the Issuer may provide such information and any other information concerning its investment in the Notes to the U.S. Internal Revenue Service. It understands and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of an interest in the Notes that fails to comply with the foregoing requirements to sell its interest in such Notes, or may sell such interest on behalf of such owner.

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10.           To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

11.           It understands that the Issuer, the Trustee, the Initial Purchaser and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

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Name of Purchaser:
Dated:

By: Name: Title:

Aggregate Outstanding Amount of Notes:  U.S.$

cc:	Garrison Funding 2010-1 LLC c/o Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 Attention: Don Puglisi Facsimile No.: (302) 738-7210

B-6-5

EXHIBIT B-7

FORM OF TRANSFEREE CERTIFICATE
OF REGULATION S GLOBAL SECURED NOTE

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Re:	Garrison Funding 2010-1 LLC (the “Issuer”) Class [A-1][A-2][B][C] Notes due 2017

Reference is hereby made to the Indenture dated as of November [5], 2010 (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to ___________ Aggregate Outstanding Amount of the Class [A-1][A-2][B][C] Notes (the “Notes”), which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a Regulation S Global Secured Note of such Class pursuant to Section 2.5(f) of the Indenture.

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is a person that is not a “U.S. person” as defined in Regulation S under the Securities Act, and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from Securities Act registration provided by Regulation S.

The Transferee further represents, warrants and agrees as follows:

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1.            In connection with the purchase of such Global Secured Notes: (A) none of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates other than any statements in the final offering circular for such Global Secured Notes, and such Transferee has read and understands such final offering circular; (C) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Deutsche Bank Securities or any of their respective Affiliates; (D) the Transferee is both (x) not a “U.S. person” (as defined in Regulation S) under the Securities Act and is acquiring the Global Secured Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S and (y) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser); (E) the Transferee is acquiring its interest in such Global Secured Notes for its own account; (F) the Transferee was not formed for the purpose of investing in such Global Secured Notes; (G) the Transferee understands that the Issuer may receive a list of participants holding interests in the Global Secured Notes from one or more book-entry depositories; (H) the Transferee will hold and transfer at least the minimum denomination of such Global Secured Notes; (I) the Transferee is a sophisticated investor and is purchasing the Global Secured Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) the Transferee will provide notice of the relevant transfer restrictions to subsequent transferees and (K) if it is not a U.S. person, it is not acquiring any Global Secured Note as part of a plan to reduce, avoid or evade U.S. federal income tax.

2.            The Transferee represents, warrants and agrees that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), its acquisition, holding and disposition of such Note or interest therein does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any state, local, other federal or non-U.S. law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (any such law or regulation an “Other Plan Law”), (i) it is not and will not be subject to any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the Transferee and thereby subject the Issuer or the Collateral Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law and (ii) its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any such Other Plan Law.

3.            The Transferee understands that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future the Transferee decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. The Transferee acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes. The Transferee understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) and Rule 3a-7 of the Investment Company Act.

B-7-2

4.           The Transferee is aware that, except as otherwise provided in the Indenture, the Notes being sold to it, if any, in reliance on Regulation S will be represented by one or more Regulation S Global Class [A-1][A-2][B][C] Notes, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

5.           The Transferee will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in Section 2.5 of the Indenture, including the Exhibits referenced therein.

6.           It agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Notes issued pursuant to the Indenture or, if longer, the applicable preference period then in effect plus one day.

7.           It will treat its Notes as debt of the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority unless otherwise required by any relevant taxing authority.

8.           It is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed applicable Internal Revenue Service Form W-8 (or applicable successor form) is attached hereto. It understands and acknowledges that failure to provide the Issuer or the Trustee with the applicable tax certifications or the failure to meet its Noteholder Reporting Obligations may result in withholding or back-up withholding from payments to it in respect of the Notes.

9.           It hereby represents that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), or (B) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan.

10.         It hereby agrees to provide the Issuer and Trustee (i) any information as is necessary (in the sole determination of the Issuer or the Trustee, as applicable) for the Issuer and the Trustee to determine whether it is a United States person as defined in Section 7701(a)(30) of the Code (a “United States person”) or a United States owned foreign entity as defined in Section 1471(d)(3) of the Code (a “United States owned foreign entity”) and (ii) any additional information that the Issuer or its agent requests in connection with Sections 1471-1474 of the Code. If it is a United States person or a United States owned foreign entity that is a holder or beneficial owner of Notes or an interest therein, it also hereby agrees to (x) provide the Issuer and Trustee its name, address, U.S. taxpayer identification number and, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its “substantial United States owners” as defined in Section 1473(2) of the Code, and any other information requested by the Issuer or its agent upon request and (y) update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required. It understands and acknowledges that the Issuer may provide such information and any other information concerning its investment in the Notes to the U.S. Internal Revenue Service. It understands and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of an interest in the Notes that fails to comply with the foregoing requirements to sell its interest in such Notes, or may sell such interest on behalf of such owner.

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11.         To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

12.         It understands that the Issuer, the Trustee, the Initial Purchaser and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

B-7-4

Name of Purchaser:
Dated:

By: Name: Title:

Aggregate Outstanding Amount of Notes:  U.S.$__________

cc:	Garrison Funding 2010-1 LLC c/o Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 Attention: Don Puglisi Facsimile No.: (302) 738-7210

B-7-5

EXHIBIT C

CALCULATION OF LIBOR

“LIBOR” with respect to the Secured Notes, for any Interest Accrual Period will equal (a) the rate appearing on the Reuters Screen for deposits with a term of three months; provided that LIBOR for the first Interest Accrual Period will equal the rate determined by interpolating between the rate appearing on the Reuters Screen for deposits with a term of three months and the rate appearing on the Reuters Screen for deposits with a term of four months or (b) if such rate is unavailable at the time LIBOR is to be determined, LIBOR shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks in the London market selected by the Calculation Agent after consultation with the Collateral Manager (the “Reference Banks”) at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period approximately equal to such Interest Accrual Period and an amount approximately equal to the Aggregate Outstanding Amount of the Secured Notes. The Calculation Agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR shall be the arithmetic mean of such quotations (rounded up to the next higher 1/100). If fewer than two quotations are provided as requested, LIBOR with respect to such Interest Accrual Period will be the arithmetic mean of the rates quoted by three major banks in New York, New York selected by the Calculation Agent after consultation with the Collateral Manager at approximately 11:00 a.m., New York Time, on such Interest Determination Date for loans in U.S. Dollars to leading European banks for a term approximately equal to such Interest Accrual Period and an amount approximately equal to the amount of the Secured Notes. If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures described above, LIBOR will be LIBOR as determined on the previous Interest Determination Date. “LIBOR”, when used with respect to a Collateral Obligation, means the “libor” rate determined in accordance with the terms of such Collateral Obligation.

“Reuters Screen” means Reuters Page LIBOR01 (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on the Interest Determination Date.

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EXHIBIT D

FORM OF NOTE OWNER CERTIFICATE

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Deutsche Bank Trust Company Americas, as Collateral Administrator
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Garrison Funding 2010-1 LLC
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware  19711
Attention: Don Puglisi
Facsimile No.:  (302) 738-7210

Re:	Reports Prepared Pursuant to the Indenture, dated as of November [5], 2010, between Garrison Funding 2010-1 LLC and Deutsche Bank Trust Company Americas (the “Indenture”).

Ladies and Gentlemen:

The undersigned hereby certifies that it is the beneficial owner of U.S.$__________ in principal amount of the [Class [A-1][A-2] Senior Secured Floating Rate Notes due 2017 of Garrison Funding 2010-1 LLC][Class B Senior Secured Deferrable Floating Rate Notes due 2017 of Garrison Funding 2010-1 LLC][Class C Senior Secured Deferrable Floating Rate Notes due 2017 of Garrison Funding 2010-1 LLC][Subordinated Notes due 2017 of Garrison Funding 2010-1 LLC] and hereby requests the Collateral Administrator and the Trustee grant it access, via a protected password, to each of the Collateral Administrator’s and Trustee’s Websites in order to view postings of the [information specified in Section [7.17(d)] of the Indenture] [and/or the] [Monthly Report specified in Section [10.6(a)] of the Indenture] [and/or the] [Distribution Report specified in Section [10.6(b)] of the Indenture] [and/or the] [[statement of Independent certified public accountants specified in Section [10.8(b)] of the Indenture]].

In consideration of the electronic signature hereof by the beneficial owner, the Issuer, the Trustee, the Collateral Manager, or their respective agents may from time to time communicate or transmit to the beneficial owner (a) information upon the request of the beneficial owner pursuant to the Indenture and (b) other information or communications marked or otherwise identified as confidential (collectively, “Confidential Information”). Confidential Information relating to the Issuer shall not include, however, any information that (i) through no fault or action by the beneficial owner or any of its affiliates is a matter of general public knowledge or has been or is hereafter published in any source generally available to the public or (ii) has been or is hereafter received by the beneficial owner or any of its affiliates from a third party that is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation to the Issuer, the Trustee or the Collateral Manager.

The beneficial owner agrees that the beneficial owner (a) will not use Confidential Information for any purpose other than to monitor and administer the financial condition of the Issuer and to appropriately treat or report the transactions, (b) will keep confidential all Confidential Information and will not communicate or transmit any Confidential Information to any person other than officers or employees of the beneficial owner or their agents, auditors or affiliates who need to know the same in order to monitor and administer the financial condition of the Issuer and to appropriately treat or report the transactions and (c) will use reasonable efforts to maintain procedures to ensure that no Confidential Information is used by directors, officers or employees of the beneficial owner or any of its affiliates (other than those in a supervisory or operational capacity,) who are trading, in each case with trading strategies substantially the same as the Issuer, with respect to Collateral Obligations of the type owned by the Issuer; except that Confidential Information may be disclosed by the beneficial owner (i) by reason of the exercise of any supervisory or examining authority of any governmental agency having jurisdiction over the beneficial owner, (ii) to the extent required by laws or regulations applicable to the beneficial owner or pursuant to any subpoena or similar legal process served on the beneficial owner, (iii) to provide to a credit protection provider or prospective transferee, (iv) in connection with any suit, action or proceeding brought by the beneficial owner to enforce any of its rights under the Indenture or under the applicable note purchase agreement or the Notes while an Event of Default has occurred and is continuing or (v) with the consent of the Issuer or the Collateral Manager.

Submission of this certificate bearing the beneficial owner’s electronic signature shall constitute effective delivery hereof. This certificate shall be construed in accordance with, and this certificate and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this certificate shall be governed by, the law of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this ____ day of ____________, ______.

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title: Authorized Signatory

Tel.: _______________
Fax: ______________

EXHIBIT E

FORM OF DIRECTION OF REINVESTING HOLDER

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Deutsche Bank Trust Company Americas, as Collateral Administrator
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Re:	Reinvestment Amounts Pursuant to Section 11.1(e) of the Indenture referred to below.

Ladies and Gentlemen:

Reference is made to the Indenture, dated as of November [5], 2010, between Garrison Funding 2010-1 LLC and Deutsche Bank Trust Company Americas (as amended, supplemented or otherwise modified from time to time, the “Indenture”). Capitalized terms used herein without definition have the same meanings given to such terms in the Indenture.

The undersigned hereby certifies that it is the Holder of U.S.$_____________________ face amount of the Subordinated Notes due 2017 of Garrison Funding 2010-1 LLC The undersigned has been notified that it is expected to receive on the Payment Date falling on [__________] pursuant to clause (M) of Section 11.1(a)(i) of the Indenture the following amount in respect of its Subordinated Notes: U.S.$ _______________________.

The undersigned hereby (i) directs the Trustee to deposit an amount equal to ___% of such amount into the Reinvestment Amount Account, (ii) agrees that such deposit will be deemed to constitute payment of such amount on such Notes for purposes of all distributions from the Payment Account to be made on such Payment Date and (iii) agrees that such amounts will actually be paid to the undersigned after such Payment Date, without interest thereon and solely to the extent of Principal Proceeds available therefor as provided in Section 11.1(a)(ii) of the Indenture or proceeds in respect of the Assets available therefor as provided in Section 11.1(a)(iii) of the Indenture, as applicable. For purposes of payments to be made as described in clause (iii) above, please use the following wire transfer instructions, unless otherwise instructed by the undersigned after the date hereof:

[insert wire transfer instructions]

E-1

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed this ____ day of ____________, ______.

[NAME OF REINVESTING HOLDER]

By:
Name:
Title: Authorized Signatory

E-2

EXHIBIT F

FORM OF ASSET QUALITY MATRIX NOTICE

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Moody’s Investors Service, Inc.
7 World Trade Center
New York, New York, 10007
Attention:  CBO/CLO Monitoring

Standard & Poor’s Ratings Services
a Standard & Poor’s Financial Services LLC business
55 Water Street, 41st Floor
New York, New York 10041-0003
Attention: CDO Surveillance Group

Re:	Asset Quality Matrix Notice Pursuant to Section 7.18(a) of the Indenture referred to below.

Ladies and Gentlemen:

Reference is made to the Indenture, dated as of November [5], 2010, between Garrison Funding 2010-1 LLC and Deutsche Bank Trust Company Americas (as amended, supplemented or otherwise modified from time to time, the “Indenture”). Capitalized terms used herein without definition have the same meanings given to such terms in the Indenture.

1.             Pursuant to Section 7.18(a) of the Indenture, the Collateral Manager hereby notifies the Trustee that the “row/column combination” of the Asset Quality Matrix set forth on the attached Annex A shall apply to the Collateral Obligations for purposes of determining compliance with the Moody’s Diversity Test, the Maximum Moody’s Weighted Average Rating Factor Test and the Minimum Weighted Average Spread Test.

2.             The Collateral Manager hereby requests that such election be made effective on the following date: _____________.

3.             The Collateral Manager hereby certifies that all conditions applicable to the election of a different “row/column combination” of the Asset Quality Matrix have been satisfied as of the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed this ____ day of ____________, ______.

GARRISON INVESTMENT GROUP LP,
as the Collateral Manager

By:
Name:
Title:

ANNEX A TO EXHIBIT F

[ROW/COLUMN COMBINATION]

EXHIBIT G

FORM OF WEIGHTED AVERAGE S&P RECOVERY RATE NOTICE

Deutsche Bank Trust Company Americas, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Deutsche Bank Trust Company Americas, as Collateral Administrator
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Structured Credit Services – Garrison Funding 2010-1 LLC
Facsimile No.: (714) 656-2568

Standard & Poor’s Ratings Services
a Standard & Poor’s Financial Services LLC business
55 Water Street, 41st Floor
New York, New York 10041-0003
Attention: CDO Surveillance Group

Re:	Weighted Average S&P Recovery Rate Notice Pursuant to Section 7.18(b) of the Indenture referred to below.

Ladies and Gentlemen:

Reference is made to the Indenture, dated as of November [5], 2010, between Garrison Funding 2010-1 LLC and Deutsche Bank Trust Company Americas (as amended, supplemented or otherwise modified from time to time, the “Indenture”). Capitalized terms used herein without definition have the same meanings given to such terms in the Indenture.

1.             Pursuant to Section 7.18(b) of the Indenture, the Collateral Manager hereby notifies the Trustee and the Collateral Administrator that the Weighted Average S&P Recovery Rate that shall apply to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test is, with respect to the AAA: ___________; with respect to the AA: __________; with respect to the A: __________.

2.             The Collateral Manager hereby requests that such election be made effective on the following date: _____________.

3.             The Collateral Manager hereby certifies that all conditions applicable to the election of a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations have been satisfied as of the date hereof.

G-1

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed this ____ day of ____________, ______.

GARRISON INVESTMENT GROUP LP,
as the Collateral Manager

By:
Name:
Title:

G-2